SCHEDULE 14A
RULE 14a-101
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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CSK AUTO CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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CSK AUTO CORPORATION

Notice of Combined 2006 and 2007 Annual Meeting of Stockholders
To Be Held on Thursday, November 8, 2007
At 9:00 A.M. Mountain Standard (Phoenix Local) Time

September 28, 2007

Fellow Stockholder:

On behalf of the Board of Directors, you are cordially invited to attend the combined 2006 and 2007 CSK Auto Corporation Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Thursday, November 8, 2007 at 9:00 a.m. Mountain Standard (Phoenix local) Time, at the Embassy Suites, 2630 East Camelback Road, Phoenix, Arizona 85016. The purpose of the Annual Meeting is to consider and act upon the following proposals and to transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

•	Electing seven directors of the Company to serve until the Company’s next annual meeting and until their successors have been duly elected and qualified.

•	Ratifying the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm (“independent auditor”) for the fiscal year ending February 3, 2008 (“fiscal 2007”).

•	Approving an amendment to the Company’s 2004 Stock and Incentive Plan to increase the total number of shares of our common stock available for issuance under the Plan by 2,000,000 shares.

The Board of Directors recommends that you vote FOR the foregoing proposals. Please refer to this Proxy Statement for detailed information on each of these proposals and on the business to be transacted at the Annual Meeting. Please also find enclosed CSK Auto Corporation’s Annual Report for the fiscal year ended February 4, 2007.

The Board of Directors established September 26, 2007 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting or at any adjournment or postponement thereof. It is important that your shares be represented at the Annual Meeting. Whether or not you plan to attend in person, please complete, sign, date and return your proxy card promptly, in the envelope provided. If you attend the Annual Meeting, you may vote your shares in person even though you have previously signed and returned your proxy. You must have an admission ticket to attend, and procedures for requesting that ticket are detailed on page 2 of this Proxy Statement.

A list of all stockholders of record entitled to vote at the Annual Meeting will be open to examination, for any purpose germane to the Annual Meeting, during ordinary business hours for a period of ten days prior to the Annual Meeting, at the principal executive office of CSK Auto Corporation at 645 East Missouri Avenue, Suite 400, Phoenix, Arizona 85012. This list will also be available for examination during the Annual Meeting at the place where the meeting is held.

We look forward to you attending either in person or by proxy.

Sincerely yours,

Lawrence N. Mondry
President and Chief Executive Officer

CSK Auto Corporation
645 East Missouri Avenue
Phoenix, AZ 85012

PROXY STATEMENT

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of CSK Auto Corporation for use in voting at the combined 2006 and 2007 Annual Meeting of Stockholders (“Annual Meeting”) to be held at the Embassy Suites, Phoenix, Arizona 85016 on Thursday, November 8, 2007 at 9:00 a.m. Mountain Standard (Phoenix local) Time, and at any postponement or adjournment thereof, for the purposes set forth in the attached notice. Unless the context indicates otherwise, the “Company,” “we,” “us,” and “our” refer to CSK Auto Corporation and its subsidiaries. Whether or not you expect to attend the Annual Meeting in person, please return your executed proxy card in the enclosed postage-paid envelope or vote by telephone or via the Internet pursuant to the instructions set forth on the enclosed proxy card and the shares represented thereby will be voted in accordance with your instructions.

Due to the need to restate the Company’s consolidated financial statements for the years ended February 1, 2004 and January 30, 2005 and for each of its first three quarterly periods in its fiscal year ended January 29, 2006 (“fiscal 2005”), and the resulting delay in completing the Company’s consolidated financial statements for fiscal 2005 and its fiscal year ended February 4, 2007 (“fiscal 2006”), the Company had to postpone its 2006 annual stockholders’ meeting. Accordingly, the meeting for which this solicitation is being made has been called as a combined 2006 and 2007 Annual Meeting of Stockholders.

Our principal executive office is located at 645 East Missouri Avenue, Suite 400, Phoenix, Arizona 85012. We can be reached by telephone at (602) 265-9200. This Proxy Statement, the accompanying proxy card, and the Company’s Annual Report for fiscal 2006 are being mailed on or about September 28, 2007 to our stockholders of record as of September 26, 2007.

PROXY MATTERS

Matters to be Considered at Annual Meeting

At the Annual Meeting, you will be asked to consider and vote on the proposals described in this Proxy Statement and on any other business that properly comes before the meeting. With respect to any matter to come before the meeting, you or your authorized proxy holder will be entitled to one vote for each share of common stock that you owned as of September 26, 2007, the record date for the Annual Meeting. As of September 26, 2007, there were 43,959,709 shares of our common stock outstanding.

The following three proposals will be presented at our Annual Meeting. A complete statement of all material features of each proposal is contained elsewhere in this Proxy Statement.

Proposal 1 concerns the election of a board of seven directors, all of whom are currently serving on the Board of Directors.

Proposal 2 concerns ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent auditor for our fiscal year ending February 3, 2008 (“fiscal 2007”).

Proposal 3 concerns an amendment to increase by two million shares the total number of shares of our common stock available for issuance under the Company’s 2004 Stock and Incentive Plan.

Voting and Attendance

Voting at the Annual Meeting

In order to obtain a quorum (the minimum number of stockholders required to be present in person or by proxy to take valid action) at the Annual Meeting, holders of a majority of the issued and outstanding shares of our common stock entitled to vote must attend, either in person or by proxy. In accordance with Delaware law, if a stockholder abstains from voting on an action, that stockholder’s shares will still be counted in determining whether the requisite number of stockholders attended the Annual Meeting. If a broker does not vote on any particular action because it does not have the authority to do so, but does vote on other actions, the shares will still be counted in determining whether the requisite number of stockholders attended the Annual Meeting.

All actions to be taken at the Annual Meeting, including the election of directors, shall be decided by an affirmative vote of the majority of the voting power of our common stock present in person or represented by proxy at our Annual Meeting.

All valid proxies received pursuant to this solicitation will be voted in accordance with the instructions specified in the proxy. If no such instructions have been specified, the shares will be voted “FOR” each of the Company’s nominees for election to the Board of Directors, “FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent auditor and “FOR” the amendment to the 2004 Stock and Incentive Plan to increase the number of shares available for issuance thereunder.

We do not know of any matters to be acted upon at the meeting other than those discussed in this Proxy Statement. If other matters properly come before the Annual Meeting, it is the intention of the persons named in the solicited proxy to vote on such matters in accordance with their best judgment.

Any stockholder who has executed and returned a proxy that is not irrevocable and who for any reason desires to revoke such proxy may do so at any time before the proxy is exercised (i) by delivering written notice prior to the Annual Meeting to the Secretary of the Company at the above address, (ii) by voting the shares represented by such proxy in person at the Annual Meeting, or (iii) by delivering to the Secretary of the Company a later dated proxy at any time before the closing of the polls. Attendance at the Annual Meeting will not, by itself, revoke a proxy.

Voting in Person

If you wish to attend the Annual Meeting in person, you must have an admission ticket. Advance ticket requests must be submitted in writing and received by CSK Auto Corporation on or before October 31, 2007. No advance ticket requests will be processed after that date. Submit advance ticket requests to Randi V. Morrison, Secretary, by mail at 645 East Missouri Avenue, Suite 400, Phoenix, Arizona 85012. Tickets will be available at the door for stockholders of record on the record date and for such stockholders’ authorized proxy holders. Each stockholder of record on the record date, or such stockholder’s authorized proxy holder, is entitled to bring one guest.

Voting by Proxy

If you properly execute the enclosed proxy card and return it in time for the Annual Meeting, your proxy will be considered validly given. We are also offering stockholders the opportunity to vote by telephone or via the Internet. Instructions for stockholders interested in using one of these other methods to vote are set forth on the enclosed proxy card.

Expenses of Solicitation

The costs of solicitation of proxies will be borne by the Company. Such costs include preparation, printing, and mailing of the Notice of Annual Meeting of Stockholders, this Proxy Statement, the enclosed proxy card and the Company’s Annual Report on Form 10-K for fiscal 2006 (the “2006 10-K”), the fees to be paid by the Company to an outside firm for proxy solicitation-related services (such fees, including reimbursable expenses, anticipated to be approximately $50,000), and the reimbursement of brokerage firms and others for reasonable expenses incurred by them in connection with the forwarding of proxy solicitation materials to beneficial owners. The solicitation of proxies will be conducted primarily by mail, but may include telephone, facsimile or oral communications, with the assistance of the proxy solicitation firm retained by us as referenced above, as well as by directors, officers, or regular associates of the Company acting without special compensation.

PROPOSAL 1

ELECTION OF DIRECTORS

The individuals named in the table below are our nominees for election to the Board of Directors. Each of the nominees currently serves on our Board. Following the meeting, the Board of Directors will consist of seven directors. The Board has authority under our Amended and Restated By-laws to fill vacancies and to increase or, upon the occurrence of a vacancy, decrease its size between annual meetings. Our directors are elected for terms of one year and will hold office until the next annual meeting of our stockholders and until his or her successor has been elected and qualified. Our last annual meeting of stockholders was held on June 16, 2005. We did not hold an annual meeting in 2006 because of the delay in the filing of our Form 10-K for fiscal 2005 (“2005 10-K”), as noted above. All of our directors, other than Mr. Mondry, have served since June 16, 2005 (or prior). At the Annual Meeting, all directors will be elected to serve until our 2008 Annual Meeting of Stockholders and until their successors have been duly elected and qualified.

Each of the nominees has consented to being named as a nominee in this Proxy Statement and has agreed to serve if elected. Should any nominee become unable or unwilling to serve for any reason, it is intended that the persons named in the solicited proxy will vote for the election of such other person (if any) as may be designated by the Board of Directors.

The Nominating & Corporate Governance Committee, discussed further below in the Board of Directors section, is responsible for recommending candidates for election to the Board of Directors.

Nominees for Director

The following table sets forth each nominee’s name, age as of September 26, 2007, and position with the Company. A brief account of each nominee’s business experience follows.

Name	Age	Position

Charles K. Marquis	64	Chairman of the Board
James G. Bazlen	57	Director
Morton Godlas	84	Director
Terilyn A. Henderson	50	Director
Lawrence Mondry	47	President and Chief Executive Officer, Director
Charles J. Philippin	57	Director
William A. Shutzer	60	Director

Charles K. Marquis became our Chairman of the Board on August 15, 2007. Mr. Marquis has served as one of our directors since April 1999. He has been a senior advisor to Investcorp, an international investment firm, or one or more of its wholly-owned subsidiaries since January 1999. Prior to joining Investcorp, Mr. Marquis was a partner in the law firm of Gibson, Dunn & Crutcher LLP, our primary outside corporate counsel. Mr. Marquis is also a director of Tiffany & Co., Inc.

James Bazlen became one of our directors in July 1994.  Mr. Bazlen previously served as one of our directors from November 1989 to June 1992. Mr. Bazlen served as our President and Chief Operating Officer from July 1994 until his retirement from day-to-day operations in April 2000. Upon his retirement as President and Chief Operating Officer of the Company in April 2000, the Company entered into an employment agreement with Mr. Bazlen that provided for him to work on specific projects as designated by the new Chief Operating Officer or Chief Executive Officer. Prior to July 1994, Mr. Bazlen served the Company in various executive positions since April 1991, including Senior Vice President, Vice Chairman and Chief Financial Officer. Prior to that, Mr. Bazlen served as Senior Vice President of The Trump Group, a private investment group, from March 1986. Prior to joining The

Trump Group in 1986, Mr. Bazlen served in various executive positions with General Electric Company and GE Capital for 13 years.

Morton Godlas became one of our directors in October 1998. Mr. Godlas has been a consultant to the retail industry since retiring from Lucky Stores, Inc. in 1982 as a Corporate Senior Vice President. During his tenure with Lucky Stores, which owned both the Kragen Auto Supply and Checker Auto store chains now owned by the Company, the presidents of both Kragen and Checker reported to Mr. Godlas. Prior to his service with Lucky Stores, Mr. Godlas held various executive positions with Gemco, a division of Lucky Stores, over a 12 year period.

Terilyn A. Henderson became one of our directors in April 2002. She was formerly with McKinsey & Company, Inc., a management consulting firm, for 14 years from September 1987 to December 2001, the last six of which she served in a partnership capacity. While at McKinsey, Ms. Henderson was a co-leader of the Americas Consumer Industries practice, serving clients primarily concerning retail strategy and growth issues. Ms. Henderson has published and spoken on the particular challenges of growth for U.S. retailers.

Lawrence N. Mondry became our President and Chief Executive Officer and a director on August 15, 2007. Mr. Mondry has over 20 years experience in merchandising and executive management positions in the multi-unit specialty retailing industry. Most recently, he served as the Chief Executive Officer of CompUSA Inc., a retailer and reseller of personal computers and related products and services, from November 2003 to May 2006. He had served as President and Chief Operating Officer of CompUSA Stores since March 2000. From December 1993 to March 2000, he served as Executive Vice President — Merchandising and, from 1990 to December 1993, as Senior Vice President and General Merchandise Manager. Mr. Mondry began his retail career in 1983 with Highland Superstores, a multi-regional consumer electronics retailer, where he held various merchandising positions including Vice President, National Merchandise Manager. Mr. Mondry currently serves on the board of directors of Micron Technology, Inc.

Charles J. Philippin originally became one of our directors in October 1996. He resigned from our Board of Directors in April 2000 and was reappointed in January 2004. Since June 2002, Mr. Philippin has been a principal of GarMark Advisors, LLP, a mezzanine investment firm. Prior to that, he was Chief Executive Officer of On-Line Retail Partners, an internet software company. He has also served as a member of the management committee of Investcorp, an international investment firm, and was the National Director of Mergers & Acquisitions for Coopers & Lybrand LLP (now PricewaterhouseCoopers LLP, our independent auditor). Mr. Philippin is also a director of Alliance Laundry Systems LLC and Samsonite Corporation.

William A. Shutzer became one of our directors in December 2003. Mr. Shutzer is Senior Managing Director of Evercore Partners, a boutique investment banking firm that provides mergers and acquisitions and other financial advisory services and manages two private equity funds, and that has on occasion provided financial advisory services to the Company on an arm’s length basis (i.e., on terms the Company deemed to be comparable to those provided by unrelated parties). Prior to joining Evercore in April 2004, Mr. Shutzer was Managing Member of Tancredo Financial Advisors, a boutique financial advisory firm specializing in private company valuations and strategic financial advisory services. Prior to that, Mr. Shutzer was Managing Director in the Private Equity Group at Lehman Brothers Inc. from October 2000 until December 2003. He previously served as a Partner in Thomas Weisel Partners LLC, a merchant-banking firm, from 1999 through 2000, and held senior executive positions at ING Baring Furman Selz LLC from 1998 through 1999 and Furman Selz Inc. from 1994 through 1997. Mr. Shutzer is also a director of Jupiter Media Corp., Tiffany & Co., Inc. and Turbo Chef Technologies, Inc.

No family relationships exist between any of the directors or between any director and any executive officer of the Company.

The affirmative vote of a majority of the voting power of our issued and outstanding common stock present in person or represented by proxy at the Annual Meeting is required to elect the Company’s nominees for the Board of Directors.

THE BOARD OF DIRECTORS UNANIMOUSLY APPROVES THE RECOMMENDATION OF THE NOMINATING & CORPORATE GOVERNANCE COMMITTEE FOR A VOTE FOR THE ELECTION OF THE COMPANY’S NOMINEES FOR THE BOARD OF DIRECTORS NAMED ABOVE, WHICH IS DESIGNATED AS PROPOSAL 1 ON THE ENCLOSED PROXY CARD.

PROPOSAL 2

RATIFICATION OF INDEPENDENT AUDITOR

The Audit Committee of the Board of Directors has reappointed PricewaterhouseCoopers LLP (“PwC”) as our independent auditor for fiscal 2007. The stockholders are requested to ratify this appointment as a matter of good corporate governance.

PwC has been our independent auditor since December 1996, and no relationship exists other than the relationship between independent auditor and client.

If the appointment of PwC as independent auditor for fiscal 2007 is not ratified by the stockholders, the Audit Committee will consider other independent auditors for our next fiscal year. However, because of the difficulty in making any substitution of an independent auditor for the current fiscal year, the appointment of PwC for fiscal 2007 will stand, unless the Audit Committee finds other reason for making a change.

A representative of PwC will be available at the Annual Meeting to make a statement if he/she desires to do so and to respond to appropriate questions from stockholders.

The affirmative vote of a majority of the voting power of our issued and outstanding common stock present in person or represented by proxy at the Annual Meeting is required to ratify the appointment of PwC as our independent auditor.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE RATIFICATION OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT AUDITOR FOR FISCAL 2007, WHICH IS DESIGNATED AS PROPOSAL 2 ON THE ENCLOSED PROXY CARD.

PROPOSAL 3

APPROVAL OF AMENDMENT TO THE CSK AUTO CORPORATION 2004
STOCK AND INCENTIVE PLAN

Introduction

The Board of Directors is seeking the approval of our stockholders for an amendment to the 2004 Stock and Incentive Plan (the “Plan”) that would increase the total number of shares of our common stock available for issuance under the Plan by 2,000,000 shares to a total of 3,964,155 shares. The Plan was originally approved by the Board of Directors in May 2004, and by our stockholders at the Annual Meeting of Stockholders on June 16, 2004. The Board of Directors approved the amendment on September 24, 2007, subject to the approval of the amendment by stockholders at the Annual Meeting. The approval by an affirmative vote of the majority of the voting power of our common stock present in person or represented by proxy at the Annual Meeting is required for approval of the amendment.

The total number of shares initially authorized for issuance under the Plan was 4,000,000. The Board is recommending the addition of 2,000,000 shares to the total shares available under the Plan to enable us to meet our expected needs over the next two years.

As of September 18, 2007, we had granted 2,886,140 options and 317,258 shares of restricted stock pursuant to the Plan. There are currently 1,964,155 shares available for issuance under the Plan (including shares returned to the Plan due to expiration, cancellation, or other termination of award without share issuance). If approved, the additional shares, together with the shares currently available for issuance, will provide us with 3,964,155 shares available for issuance pursuant to future awards under the Plan.

We are seeking stockholder approval of the amendment of the Plan to continue to be able to attract, retain and motivate its employees, executive officers and directors. The Board believes the Plan continues to strengthen our ability to reward performance that enhances long-term stockholder value; increase employee stock ownership through performance-based compensation plans; and strengthen our ability to attract and retain an outstanding employee and executive team. Upon stockholder approval, additional shares of common stock will be reserved for issuance under the Plan, which will enable us to continue to grant equity awards to our employees, executive officers and directors at levels determined by the Board to be necessary to attract, retain and motivate the individuals who will be critical to our success in achieving our business objectives and thereby creating greater value for all of our stockholders. Furthermore, we believe that equity compensation aligns the interests of our employees, executive officers and directors with the interests of our other stockholders. Stockholder approval of the proposed amendment of the Plan, as described above, is a critical component of our equity compensation policies.

The following summary of the material features of the Plan is qualified in its entirety by reference to the complete text of the Plan. A copy of the Plan, as it would read if this proposal were to be approved by our Stockholders, is attached to this Proxy Statement as APPENDIX A.

Stock Subject to the Plan

The Plan provides for the grant of incentive stock options, non-qualified stock options, stock appreciation rights, restricted stock, stock units, incentive bonuses and other stock unit awards. At the inception of the Plan, the total number of shares as to which options, stock appreciation rights, restricted stock, stock units, incentive bonuses or other stock unit awards could have been granted was 4,000,000 shares of our common stock, which number would be increased by 2,000,000 if this proposal were to be approved by our stockholders (the “Plan Limit”) plus any shares subject to awards made under the Prior Plans (as defined in the Plan) that are outstanding on the effective date of the Plan and become available for regrant as described below. In addition, no more than 1,000,000 shares of the total shares of our common stock issuable under the Plan may be available for grant in the form of incentive stock options. Any shares granted as awards other than options or stock appreciation rights are counted against the Plan Limit as 2.25 shares for every share granted. Shares granted as options or stock appreciation rights are counted against the Plan Limit as one (1) share for every share granted.

The number of shares available under the Plan Limit shall not be reduced by:

•	shares subject to awards under the Plan or any Prior Plans that have been canceled, expired, forfeited or settled in cash;

•	shares subject to awards under the Plan or any Prior Plans that have been retained by the Company in payment or satisfaction of the purchase price or tax withholding obligation of an award; or

•	shares subject to awards under the Plan or any Prior Plans that otherwise do not result in the issuance of shares in connection with payment of the award.

Any share of common stock that is again available for grant under the Plan as a result of one of the events described above related to awards made under the Plan shall be added back to the Plan as one (1) share if the share was subject to a stock option or stock appreciation right or as 2.25 shares if the share was subject to an award made under the Plan other than a stock option or stock appreciation right. Any share that is available for grant under the Plan as a result of one of these events related to awards under the Prior Plans shall be added to the Plan as one (1) share in all cases.

In addition, shares that have been delivered (either actually or constructively by attestation) to the Company in payment or satisfaction of the purchase price or tax withholding obligation of an award under the Plan or any of the Prior Plans shall be available for awards under the Plan. Any share added back to the Plan in this manner shall be added as one (1) share for each share purchased.

The Committee (as defined below) shall appropriately adjust the number of shares of common stock subject to the Plan and to outstanding awards if the common stock is affected through a stock dividend, stock split, combination of shares, extraordinary dividend of cash and/or assets, recapitalization, or reorganization.

The aggregate number of shares of common stock that may be granted as options or stock appreciation rights granted under the Plan during any calendar year to any one participant shall not exceed 500,000 shares, and the aggregate number of shares of common stock that may be granted as restricted stock, stock units or other stock unit awards granted under the Plan during any calendar year to any one participant shall not exceed 250,000 shares unless the compensation in connection with specific awards granted under the Plan is not intended to be treated as “performance-based compensation” under Section 162(m) of the Internal Revenue Code of 1986, as amended (the

“Code”) or unless such limitations are no longer required under Section 162(m) of the Code. The maximum amount payable as an incentive bonus under the Plan during any calendar year to any one participant shall not exceed $4 million unless the incentive bonus is not intended to be treated as “performance-based compensation” under Section 162(m) of the Code or unless such limitation is no longer required under Section 162(m) of the Code.

The market value of a share of our common stock based on the closing price on the New York Stock Exchange on September 26, 2007 was $10.55.

Administration

The Plan shall be administered by the Compensation Committee (for the purposes of this proposal, the “Committee”) of our Board of Directors. The Committee may delegate various functions to subcommittees or certain officers of the Company.

Subject to the provisions of the Plan, the Committee has the power:

•	to prescribe, amend and rescind rules and regulations relating to the Plan and to define terms not otherwise defined in the Plan;

•	to determine which persons are participants, to which participants, if any, awards are granted under the Plan, the timing of any awards, and to grant awards;

•	to determine the terms and conditions of the awards;

•	to establish and verify the extent of satisfaction of any performance goals or other conditions applicable to the grant, issuance, exercisability, vesting and/or ability to retain any award;

•	to prescribe and amend the terms of the agreements or other documents evidencing awards made under the Plan (which need not be identical) and the terms of or form of any document or notice required to be delivered to the Company by participants under the Plan;

•	to interpret and construe the Plan, any rules and regulations under the Plan and the terms and conditions of any award granted under the Plan, and to make exceptions to any provisions in good faith and for the benefit of the Company; and

•	to make all other determinations deemed necessary or advisable for the administration of the Plan.

All decisions, determinations and interpretations by the Committee regarding the Plan are final and binding on all participants and beneficiaries.

Eligibility

Plan participation is limited to employees of the Company and any subsidiary or parent of the Company and to directors of the Company.

Terms and Conditions of Options

The Plan will permit the Committee to grant incentive stock options or non-qualified stock options or a combination of the two that are subject to the following terms and conditions:

•	Exercise Price — The option price per share will be determined by the Committee but will not in any event be less than 100% of the market value of the common stock on the date the option is granted; provided, however, that the option price per share of any incentive stock option will be equal to or greater than 110% of the market value of the common stock on the date the option is granted if the participant receiving the incentive stock option owns, immediately before the incentive stock option is granted, stock representing more than 10% of the total combined voting power of all classes of stock of the Company or any subsidiary or parent of the Company; provided further, that the option price per share may be less than 100% of market value on the date of grant if the option is granted in connection with a merger, stock exchange, or other acquisition as a substitute or replacement award for options held by optionees of the acquired entity.

•	Term — In no event will any option be exercisable more than 10 years after the date the option is granted; provided, however, that in the case of an incentive stock option granted to a participant who owns, immediately before the incentive stock option is granted, stock representing more than 10% of the total combined voting power of all classes of stock of the Company or any subsidiary or parent of the Company, the term of the incentive stock option shall be five years after the date the incentive stock option is granted or such shorter period as the Committee may determine.

•	Transferability — Except as authorized by the Committee, an option may not be transferred except that non-qualified stock options (but not incentive stock options) may be exercised by a participant’s legal representatives or heirs.

The Plan expressly provides that the Company cannot reprice options without the approval of stockholders except for adjustments made in accordance with the Plan in connection with certain changes in the Company’s capital structure.

All options will expire immediately if the participant is discharged from employment pursuant to (a) any definition of “for cause” or similar concept contained in any employment agreement, personal services agreement, retention agreement or similar agreement applicable to such participant, or, in the absence of any such definition or any such agreement, (b) fraud or embezzlement, gross negligence in the performance or nonperformance of duties for the Company or any subsidiary or parent company, or material failure or refusal to perform duties at any time as an employee or director of the Company or any subsidiary or parent company (any such terminations to be a termination for “Cause”).

Unless the Committee determines otherwise, at such time as the participant ceases to be an employee or director, options shall expire on the earlier of the expiration of the term of the options or as follows:

•	Retirement — If the participant ceases to be an employee or director due to retirement (provided that the participant has attained age 65 and the sum of the participant’s age and years of service with the Company is 75 or higher), any vesting time period relating to the options will accelerate, and assuming any other conditions to vesting are satisfied as of termination, the options will remain exercisable for one year from the date of termination.

•	Death or Disability — If the participant ceases to be an employee or director due to disability or death, any vesting time period relating to the options will accelerate, and assuming any other conditions to vesting are satisfied as of termination, the options will remain exercisable for one year from the date of termination.

•	Change in Control — If the participant involuntarily ceases to be an employee or director (other than a termination as a result of death or disability or for Cause) within one year following a Change in Control (as defined below), options shall become fully vested and may be exercised for a period of one year following such termination.

•	All Other Terminations — In all other cases, the option may be exercised to the extent shares were then purchasable but only if exercised by the participant within three months of the date of such termination.

Notwithstanding the above, if an incentive stock option is exercised by a participant more than three months after the termination of such participant’s employment for any reason (or more than 12 months following the participant’s death or if the participant is permanently and totally disabled within the meaning of Section 22(e) of the Code), the incentive stock option will afterwards be treated as a non-qualified stock option for all purposes.

At the discretion of the Committee, all or a portion of the exercise price of the option may be paid:

•	under an arrangement with the Company’s third party stock administrator where payment is made pursuant to an irrevocable direction to the stock administrator to deliver all or part of the proceeds from the sale of shares issuable under the option to the Company;

•	by the surrender (either actually or constructively by attestation) of previously acquired common stock owned by the participant; or

•	by authorizing the Company to withhold shares of common stock otherwise issuable upon exercise of the option.

Terms and Conditions of Stock Appreciation Rights

The Committee may also grant stock appreciation rights that entitle the recipient to receive in cash or common stock, as determined by the Committee, value equal to or otherwise based on the excess of the market value of a specified number of shares of common stock at the time of exercise over the exercise price of such stock appreciation right as determined by the Committee on the date of the grant. Such rights may be granted to participants either alone or in addition to or in tandem with other awards granted under the Plan and may, but need not, relate to a specific option. The provisions of stock appreciation rights need not be the same with respect to each recipient. Any stock appreciation right granted in tandem with an option may be granted at the same time such option is granted or at any time thereafter before exercise or expiration of such option. A stock appreciation right shall have the same terms and conditions as options generally, including, without limitation, the terms and conditions relating to option price and exercise conditions, except that a stock appreciation right granted in tandem with a previously granted option shall have the terms and conditions of such previously granted option. In addition, the Committee may impose other conditions or restrictions on the exercise of any stock appreciation right as it shall deem appropriate. Stock appreciation rights may be settled in common stock or cash as determined by the Committee.

Terms and Conditions of Restricted Stock

The Committee may grant shares of restricted stock that are subject to such restrictions on the retention, vesting, and/or transferability (including continued employment, passage of time and/or performance conditions) that the Committee, in its discretion, may impose. With respect to each grant of restricted stock under the Plan, the Committee shall determine:

•	the time period or periods, if any, including any conditions for determining such period or periods, during which the restrictions on such restricted stock shall apply (the “Restriction Period”); provided that in no event, other than as provided below with respect to ceasing to be an employee or director, shall such restrictions terminate prior to three years after the date of grant if the vesting of the restricted stock is based solely on continuing to be an employee or director or the passage of time; provided however, that the restrictions on such restricted stock may lapse in monthly pro rata installments (i.e., 1/36 per month for 3 years), and/or

•	other terms or conditions, if any, including the attainment of performance goals (including the attainment of “Qualifying Performance Criteria” set forth below) to the right of the Participant to receive such restricted stock (“Vesting Conditions”); provided, however, that in no event, other than as provided below with respect to ceasing to be an employee or director, shall the restrictions on such restricted stock terminate prior to one year after the date of grant if the vesting of such Restricted Stock is subject to the attainment of Qualifying Performance Criteria.

During the Restriction Period, if any, and prior to the satisfaction of any Vesting Conditions, the participant shall have the entire beneficial interest in, and all rights and privileges of a stockholder as to, such shares, including the right to vote such shares and, unless the Committee determines otherwise, the right to receive dividends payable in shares of restricted stock subject to the same restrictions as the restricted stock with respect to which it is paid, subject to the following restrictions:

•	the participant shall not be entitled to delivery of the stock certificate until expiration of the Restriction Period, if any, and the satisfaction of any Vesting Conditions; and

•	none of the restricted stock may be sold, transferred, assigned, pledged or otherwise encumbered or disposed of during the Restriction Period, if any, or prior to the satisfaction of any Vesting Conditions; and

•	all of the restricted stock shall be forfeited and all rights of the participant to such restricted stock shall terminate without further obligation on the part of the Company unless the participant remains in the continuous service as an employee or director of the Company or any subsidiary or parent of the Company for the entire Restriction Period, if any, and any applicable Vesting Conditions have been satisfied.

Unless the Committee determines otherwise, at such time as the participant ceases to be an employee or director restricted stock shall be treated as follows:

•	Retirement, Death or Disability — If the participant ceases to be an employee or director due to retirement (provided the participant has attained age 65 and the sum of the participant’s age and years of service with the Company is 75) or due to death or disability, and all Vesting Conditions, if any, have been satisfied, any remaining restrictions on the participant’s restricted stock, including with respect to any remaining Restriction Period, shall immediately lapse.

•	Change in Control — If the participant involuntarily ceases to be an employee or director within one year following a Change in Control (other than a termination as a result of death or disability or for Cause) any remaining restrictions on the participant’s restricted stock, including with respect to any remaining Restriction Period or Vesting Conditions, shall immediately lapse, and the Committee may, in its sole discretion, elect to make such payment either in cash, in shares of common stock, in shares of equity securities of the entity (or its parent) resulting from such Change in Control or in any combination of the foregoing.

•	All Other Terminations — If the participant ceases to be an employee or director for any reason other than death, disability, retirement or involuntary termination within one year following Change in Control as described in the preceding paragraphs prior to the termination of any Restriction Period, the participant’s restricted stock then subject to restrictions shall be forfeited, unless the Committee determines otherwise if the circumstances of the particular case so warrant.

Terms and Conditions of Stock Units

The Committee may grant stock units, which are rights to receive in the future shares of common stock or, at the discretion of the Committee, the value of such common stock in cash. All stock units issued under the Plan shall, unless the Committee provides otherwise at the time an award of stock units to a participant is made, be subject to vesting periods and/or periods of restriction which are not less stringent than those specified with respect to awards of restricted stock. The Committee may permit a participant to elect to defer receipt of all or part of any award of stock units pursuant to the rules and regulations adopted by the Committee.

Terms and Conditions of Incentive Bonuses

The Committee may also grant incentive bonuses pursuant to which a participant may become entitled to receive an award based on satisfaction of such performance criteria as are specified by the Committee. Incentive bonuses may be paid in either cash or in shares of common stock, and payment in cash does not affect the number of shares of common stock available under the Plan. Subject to the provisions of the Plan, the Committee has discretion to determine the terms of any incentive bonus, including the target and maximum amount payable to a participant as an incentive bonus, the performance criteria and level of achievement relative to such criteria that determines the amount payable under an incentive bonus, the fiscal year or other period as to which performance will be measured for determining the amount of any payment, the timing of any payment earned by virtue of performance, restrictions on the alienation or transfer of an incentive bonus prior to actual payment, forfeiture provisions, and such further terms and conditions, in each case not inconsistent with the Plan, as the Committee may determine from time to time. The performance criteria for any portion of an incentive bonus that is intended to satisfy the requirements for “performance-based compensation” will be a measure based on one or more “Qualifying Performance Criteria” set forth below. Notwithstanding satisfaction of any performance goals, the amount paid under an incentive bonus may be reduced by the Committee on the basis of such further considerations as the Committee in its sole discretion shall determine.

Other Stock Unit Awards

The Committee may also grant to participants other stock unit awards that may be in the form of shares of common stock or other securities. The value of any other stock unit award will be based, in whole or in part, on the value of the underlying shares of common stock or other securities. All other stock unit awards issued under the Plan shall, unless the Committee provides otherwise at the time an award of other stock units to a participant is made, be subject to vesting periods and/or periods of restriction which are not less stringent than those specified with respect to awards of restricted stock.

Dividends and Dividend Equivalents

The Committee may grant awards that provide the participant with the right to receive dividend payments or dividend equivalent payments on the common stock subject to the award, whether or not such award has been exercised or is vested.

Qualifying Performance Criteria and Section 162(m) Limits

The performance criteria for any award of restricted stock, stock units, incentive bonus or other stock unit award that is intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code shall be any one or more of the following performance criteria, either individually, alternatively or in any combination, applied to either the Company as a whole or to a business unit or subsidiary, either individually, alternatively or in any combination, and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years’ results or to a designated comparison group, in each case as specified by the Committee in the award: (a) cash flow (before or after dividends), (b) earnings per share, (c) earnings calculated before interest, taxes, depreciation and amortization (including on a per share basis), (d) stock price, (e) return on equity, (f) total stockholder return, (g) return on capital (including return on total capital or return on invested capital), (h) return on assets or net assets, (i) market capitalization, (j) total enterprise value (market capitalization plus debt), (k) economic value added, (l) debt leverage (debt to capital), (m) revenue, (n) income or net income, (o) operating income, (p) operating profit or net operating profit, (q) operating margin or profit margin, (r) return on operating revenue, (s) cash from operations, (t) operating ratio, (u) operating revenue, (v) market share, (w) same or comparable store sales, (x) adjusted free cash flow, (y) inventory turnover, (z) achievement of reasonably specific transactional accomplishments (e.g., mergers, acquisitions, business combinations and the like), and (aa) achievement of individual performance goals that are based upon the Company’s achievement of (i) pre-established targets or (ii) a level of performance relative to one or more of the Company’s competitors, in each case with respect to one or more of the performance criteria set forth in (a) through (z) above. To the extent consistent with Section 162(m) of the Code, the Committee may appropriately adjust any evaluation of performance under a Qualifying Performance Criteria to exclude any of the following events that occurs during a performance period: (A) asset write-downs, (B) litigation, claims, judgments or settlements, (C) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results, (D) accruals for reorganization and restructuring programs, (E) vesting of retirement agreements or supplemental retirement agreements, (F) closed store charges, (G) financing costs and expenses related to corporate refinancings, and (H) any extraordinary, unusual, non-recurring or non-comparable items (1) as described in Accounting Principles Board Opinion No. 30, (2) as described in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s Annual Report to stockholders for the applicable year, or (3) publicly announced by the Company in a press release or conference call relating to the Company’s results of operations or financial condition for a completed quarterly or annual fiscal period.

Duration and Amendment of the Plan

No awards shall be granted pursuant to the Plan after the tenth anniversary of the effective date of the Plan. The Board of Directors may amend, alter or discontinue the Plan, and the Board or the Committee may amend any agreement or other document evidencing an award made under the Plan but, other than pursuant to permitted anti-dilution adjustments, no such amendment shall, without the approval of the stockholders of the Company:

•	increase the maximum number of shares of common stock for which awards may be granted under the Plan;

•	reduce the price at which options may be granted;

•	reduce the exercise price of outstanding options;

•	extend the term of the Plan;

•	change the class of persons eligible to participate under the Plan; and

•	increase the individual maximum limits for option, stock appreciation right and non-option awards.

Prior to a Change in Control, the Board of Directors or the Committee may amend or alter an agreement evidencing an award under the Plan in a manner that would impair the rights of a participant under the agreement only if the alteration or amendment:

•	is required or advisable to satisfy any law or regulation or to meet the requirements of any accounting standard; or

•	is not reasonably likely to significantly diminish the benefits provided under the award, or any diminishment has been adequately compensated.

After any Change in Control, no change to the Plan may impair the rights of any participant without such participant’s consent.

Change in Control

“Change in Control” means the occurrence of any one of the following:

•	any person is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the Company’s then outstanding securities, excluding any person who becomes such a beneficial owner in connection with a transaction described in the third sub-paragraph below; or

•	the following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on the effective date of the Plan, constitute the Board of Directors and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company’s stockholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on the effective date of the Plan or whose appointment, election or nomination for election was previously so approved or recommended; or

•	there is consummated a reorganization, merger or consolidation of the Company with, or sale or other disposition of all or substantially all of the assets of the Company in one or a series of related transactions to, any other person or entity (a “Business Combination”), other than a Business Combination that would result in the voting securities of the Company outstanding immediately prior to such Business Combination continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) more than 50% of the combined voting power of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such Business Combination; or

•	the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets, other than a sale or disposition by the Company of all or substantially all of the Company’s assets to any other person or entity more than 50% of the combined voting power of the voting securities of which is owned by stockholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale.

Federal Income Tax Consequences of Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock, Stock Units and Incentive Bonuses

The following discussion of the Plan’s federal income tax consequences is a summary of applicable federal law as currently in effect. State, local and foreign tax consequences may differ, and tax laws may be amended or interpreted differently during the term of the Plan or of awards under the Plan. This discussion does not cover all federal provisions that may apply to a participant, including federal gift tax or estate tax issues.

Incentive Stock Option

A participant will not recognize any income at the time an incentive stock option is granted. Nor will a participant recognize any income at the time an incentive stock option is exercised. However, the excess of the market value of the shares of common stock on the date of exercise over the option price paid will be a preference item that could create a liability under the alternative minimum tax. If a participant disposes of the shares of common stock acquired on exercise of an incentive stock option after the later of two years after the date of grant of the incentive stock option or one year after the date of exercise of the incentive stock option (the “holding period”), the gain (i.e., the excess of the proceeds received on sale over the option price paid), if any, will be long-term capital gain eligible for favorable tax rates. If the participant disposes of the shares of common stock prior to the end of the holding period, the disposition is a “disqualifying disposition,” and the Participant will recognize ordinary income in the year of the disqualifying disposition equal to the excess of the lesser of (i) the market value of the shares of common stock on the date of exercise or (ii) the amount received for the shares of common stock over the option price paid. The balance of the gain or loss, if any, will be long-term or short-term capital gain or loss, depending on how long the shares of common stock were held by the participant prior to disposition. The Company is not entitled to a deduction as a result of the grant or exercise of an incentive stock option unless a participant recognizes ordinary income as a result of a disqualifying disposition, in which case the Company will be entitled to a deduction at the same time and in the same amount as the participant recognizes ordinary income. Special rules may apply if a participant pays for the exercise of an incentive stock option by delivering previously owned shares of Company stock or by reducing the amount of Company stock otherwise issuable under the incentive stock option. This applies, for example, both in connection with the exercise of an incentive stock option and in paying the purchase price or withholding tax of options by using previously owned incentive stock option stock that has not yet been held for the requisite holding period. The surrender or withholding of shares may cause a participant to recognize income with respect to the shares and/or take a carryover basis in the shares acquired. Participants should consult their tax advisers to determine the tax consequences of surrendering or withholding shares.

Non-Qualified Stock Option

A participant will not have taxable income upon the grant of a non-qualified option. Upon the exercise of a non-qualified option, the participant will recognize ordinary income equal to the number of shares exercised times the difference between (i) one share of common stock valued at the closing price on the day prior to the date the option is exercised and (ii) the option price of one share of common stock.

To the extent the participant elects to defer the receipt of the shares issuable upon the exercise of a non-qualified option, and to the extent the participant does so pursuant to an irrevocable election made sufficiently in advance of the exercise date to satisfy IRS guidelines, such exercise should not be taxable other than employment taxes. Rather, taxation should be postponed until the deferred amount becomes payable. At that time, the participant will recognize ordinary income equal to the value of the amount then payable. The tax law is not settled with respect to option deferrals and there is no guarantee that the IRS will not seek to challenge this treatment or how a court might rule.

The participant will be subject to income tax withholding at the time when the ordinary income is recognized. The Company will be entitled to a tax deduction at the same time and in the same amount.

The subsequent sale of the shares by a participant generally will give rise to capital gain or loss equal to the difference between the sale price and the sum of the exercise price paid for the shares plus the ordinary income recognized with respect to the shares, and the capital gains will be taxable as long-term capital gains if the participant held the shares for more than one year.

Stock Appreciation Right

The grant of a stock appreciation right is generally not a taxable event for a participant. Upon exercise of the stock appreciation right, the participant will generally recognize ordinary income equal to the amount of cash and/or the market value of any shares of common stock received. The participant will be subject to income tax withholding at the time when the ordinary income is recognized. The Company will be entitled to a tax deduction at the same time for the same amount. If the stock appreciation right is settled in shares of common stock, the participant’s subsequent sale of the shares generally will give rise to capital gain or loss equal to the difference between the sale price and the ordinary income recognized when the participant received the shares of common stock, and these capital gains will be taxable as long-term capital gains if the participant held the shares for more than one year.

Restricted Stock

The tax consequences of a grant of restricted stock depend upon whether or not a participant elects under Section 83(b) of the Code to be taxed at the time of the grant.

If no election is made, the participant will not recognize taxable income at the time of the grant of the restricted stock. When there is no longer is a substantial risk of forfeiture or the restricted stock becomes freely transferable, whichever occurs first, the participant will recognize ordinary income equal to the value of the restricted stock. Any dividends to which the participant is entitled having a record date prior to that time will be taxed to the participant as ordinary income, not as dividends, when paid.

If the election is made, the participant will recognize ordinary income at the time of the grant of the restricted stock equal to the value of such shares at that time, determined without regard to any of the restrictions. If the shares are forfeited before the restrictions lapse, the participant will generally not be entitled to a deduction on account thereof.

The participant will be subject to income tax withholding at the time when the ordinary income (including any dividends taxed as ordinary income) is recognized. Subject to the Section 162(m) restrictions discussed below, the Company will be entitled to a tax deduction at the same time and for the same amount.

A subsequent sale of the shares received in connection with restricted stock generally will give rise to capital gain or loss equal to the difference between the sale price and the ordinary income the participant recognized with respect to the shares. The capital gains will be taxable as long-term capital gains if the participant held the shares for more than one year. The holding period to determine whether a participant has long-term or short-term capital gain or loss on a subsequent sale generally begins when the stock restrictions lapse, or on the date of grant if the participant made a valid Section 83(b) election.

Stock Units

A participant will not have taxable income upon the grant of a stock unit. Rather, taxation will be postponed until the stock becomes payable which will be either immediately following the lapse of the restrictions on the stock units or, if the participant has elected deferral to a later date, such later date. At that time, the participant will recognize ordinary income equal to the value of the amount then payable. Any dividend equivalents on the stock units will be taxed to the participant as ordinary income when paid.

The participant will be subject to income tax withholding at the time when the ordinary income (including any dividend equivalents taxed as ordinary income) is recognized. Subject to the Section 162(m) restrictions discussed below, the Company will be entitled to a tax deduction at the same time and for the same amount.

If a stock unit is settled in shares, subsequent sale of the shares generally will give rise to capital gain or loss equal to the difference between the sale price and the ordinary income recognized when the participant received the shares, and these capital gains will be taxable as long-term capital gains if the participant held the shares for more than one year.

Incentive Bonuses

A participant will not have taxable income upon the grant of a contingent right to an incentive bonus. Rather, taxation will be postponed until the incentive bonus becomes payable, and, if the participant has timely elected deferral to a later date, such later date. The tax law is not settled with respect to deferrals and there is no guarantee that the IRS will not seek to challenge this treatment or how a court might rule. At that time, the participant will recognize ordinary income equal to the value of the amount then payable.

The participant will be subject to income tax withholding at the time when the ordinary income is recognized. Subject to the Section 162(m) restrictions discussed below, the Company will be entitled to a tax deduction at the same time and for the same amount.

Company Deductions and Section 162(m)

Subject to the limitation imposed by Section 162(m) of the Code, the Company or a subsidiary or parent company will be entitled to a deduction equal to the ordinary income recognized by the participant (including any dividends or dividend equivalents taxed as ordinary income) from non-qualified stock options, stock appreciation rights, restricted stock, stock units and incentive bonuses for the taxable year when the participant recognizes such income.

For the individual serving as the chief executive officer of the Company at the end of the taxable year and for the individuals serving as officers of the Company or a subsidiary at the end of such year who are among the three most highly compensated officers (other than the chief executive officer or chief financial officer of the Company) for proxy reporting purposes, Section 162(m) of the Code limits the amount of compensation otherwise deductible by the Company and its subsidiaries for such year to $1,000,000 for each such individual except to the extent that such compensation is “performance-based compensation.” All options and stock appreciation rights granted under the Plan are designed to qualify as performance-based compensation for purposes of Section 162(m) of the Code. At the time of any grant of restricted stock or stock units and the establishment of criteria with respect to incentive bonuses, the Committee will determine whether and to what extent such award is intended to be performance-based compensation for purposes of Section 162(m) of the Code. Dividends and dividend equivalents that are paid currently will not be performance-based compensation for purposes of Section 162(m) of the Code.

Section 280G of the Code

In the event of a Change in Control of the Company, and depending on a participant’s individual circumstances, certain amounts paid with respect to awards under the Plan may constitute “excess parachute payments” under the “golden parachute” provisions of the Code. Under these provisions, a participant would be subject to a 20% excise tax on any “excess parachute payments” and the Company would be denied any deduction with respect to these payments. Participants should consult their tax advisors as to whether accelerated vesting of an award in connection with a change in control would give rise to an “excess parachute payment.”

New Plan Benefits

Future awards under the Plan to our executive officers, employees and consultants are made at the discretion of the Committee. At this time, therefore, the benefits that may be received by our executive officers and other employees if our stockholders approve the proposed amendment to the Plan cannot be determined, and we have not included a table reflecting such benefits and awards. By way of background, please see the “Compensation Discussion and Analysis” for a discussion of our executive compensation philosophy and for information regarding equity awards to our named executive officers in the last fiscal year.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE AMENDMENT TO THE CSK AUTO CORPORATION 2004 STOCK AND INCENTIVE PLAN, WHICH IS DESIGNATED AS PROPOSAL 3 ON THE ENCLOSED PROXY CARD.

CORPORATE GOVERNANCE AND RELATED MATTERS

Corporate Governance Guidelines

Our Corporate Governance Guidelines (“Governance Guidelines”) address topics such as board composition and committees, director responsibilities, compensation and orientation, stock ownership and Board of Directors self-evaluation. The Nominating & Corporate Governance Committee is responsible for overseeing and reviewing the Governance Guidelines and recommending any changes to the Board.

Our Governance Guidelines and the charters of our Audit, Compensation and Nominating and Corporate Governance Committees are available on the Corporate Governance pages of the Investors area of our website at www.cskauto.com, and printed copies are available to any stockholder upon request.

Codes of Conduct

Our Code of Business Conduct and Ethics is designed to assist our associates and officers and our Board of Directors in resolving various types of ethical issues that may arise in the business environment. This Code covers topics such as conflicts of interest, insider trading, confidentiality, and compliance with laws. In addition, we have a Code of Ethics for Financial Officers applicable to the Chief Executive Officer, Chief Financial Officer, President, Controller, Treasurer, Director of Accounting and Financial Reporting and other officers performing similar functions, which addresses certain basic ethical principles and practices. Both of the codes are available on the Corporate Governance pages of the Investors area of our website at www.cskauto.com, and printed copies are available to any stockholder upon request. To the extent and in the manner required by SEC rules and the NYSE Listing Standards, we intend to disclose any future amendments to and/or waivers from (as the case may be) certain provisions of these codes on the Company’s website.

INFORMATION ABOUT THE BOARD OF DIRECTORS

Director Independence

Our Governance Guidelines provide that the Board will meet the criteria for independence as established by the NYSE. In addition, the Board considers transactions and relationships between each director and any member of his or her immediate family and the Company and its affiliates and subsidiaries, to determine whether any such relationships or transactions are inconsistent with a determination that the director is independent. Pursuant to the NYSE Listing Standards, and based on its review of director independence (considering relationships between each of the directors and their immediate family members and the Company, both in the aggregate and individually), the Board has determined that a majority of the Company’s directors, specifically Ms. Henderson and Messrs. Godlas, Marquis and Philippin, are “independent directors.” In so doing, the Board determined that each of these individuals meets the “bright line” independence standards of the NYSE. In addition, the Board determined that all of the members of the Audit Committee are independent as that term is defined in the applicable NYSE listing standards and in SEC Rule 10A-3.

Board of Directors’ Meetings

The Board of Directors held nine meetings (including regularly scheduled and special meetings) in fiscal 2006 and seven meetings in fiscal 2005. Of the currently incumbent directors, none of the directors attended fewer than 75% of the meetings of the Board of Directors and the committees on which he/she served (if any) during the period of time he/she served on the Board of Directors and such committees in fiscal 2006 and fiscal 2005. In addition to these full Board of Directors meetings, the non-management members of the Board of Directors met several times in relation to our fiscal 2006 Audit Committee-led investigation and the independent directors met by themselves once during fiscal 2006. Our policy with regard to Board member attendance at our annual meetings and information concerning director attendance at our last annual meeting of stockholders is available on the Corporate Governance pages of the Investors area of our website at www.cskauto.com under the heading “Contacting our Board.”

Presiding Director of Executive Sessions of Non-management Directors

Our non-management directors meet regularly in executive session without the presence of Company management. In addition, an executive session is held at least once a year to be attended only by the independent directors. During 2005 and 2006, each of these executive sessions was chaired by the designated presiding director appointed annually by and from the independent directors. Until he was appointed as Chairman of the Board on August 15, 2007, Mr. Marquis was our Board’s designated presiding director.

Board Committees

Our Board of Directors has three standing committees, which are the Nominating & Corporate Governance Committee, Audit Committee, and Compensation Committee, as well as a Qualified Legal Compliance Committee, which is a special committee composed of the members of the Audit Committee. The functions of the standing committees are described below. The charters for the standing committees are available on the Corporate Governance pages of the Investors area of our website at www.cskauto.com, and printed copies are available to any stockholder upon request.

= Chairperson	= Member		= Financial Expert
	Audit	Compensation	Nominating & Corporate	Qualified Legal
	Committee	Committee	Governance Committee	Compliance Committee

Morton Godlas

Terilyn Anne Henderson

Charles K. Marquis

Charles J. Philippin

Nominating & Corporate Governance Committee

The Nominating & Corporate Governance Committee is responsible for identifying individuals qualified for membership on the Company’s Board of Directors, recommending director nominees for each annual meeting of stockholders and appointments to Board committees, reviewing and reassessing on a regular basis the Company’s corporate governance principles, and addressing other corporate governance issues that arise from time to time. The current members of our Nominating & Corporate Governance Committee are Mr. Godlas, Mr. Marquis, and Ms. Henderson, Chairwoman. The Board of Directors has determined that all of the members of the Nominating & Corporate Governance Committee are independent as that term is defined in the applicable NYSE listing standards. The Nominating & Corporate Governance Committee did not hold any meetings during fiscal 2006 and held three meetings during fiscal 2005.

The Nominating & Corporate Governance Committee will consider director candidates recommended by our stockholders for the Company’s annual meeting to be held in 2008 provided any such proposal is submitted to us in writing on or before the deadlines described below under the heading “Other Matters — Stockholder Proposals.” Proposals must be submitted to our principal executive office at 645 East Missouri Avenue, Suite 400, Phoenix, Arizona 85012, Attn: Randi V. Morrison, Secretary, and must contain sufficient background information concerning the candidate to enable proper judgment to be made by the Committee as to his or her qualifications.

Other than ensuring that the Board of Directors and each of the Board’s standing committees meet the independence requirements and other criteria established by the NYSE, SEC or other governing regulatory bodies, there are no specific, minimum qualifications that the Nominating & Corporate Governance Committee believes must be met for a position on the Company’s Board of Directors, or any specific qualities or skills that the Committee believes are necessary for one or more of the directors to possess. However, the Committee would seek candidates who possess the background, skills, expertise, and time to make a significant contribution to the Board and the Company. The specific qualities or skills of any particular candidate are evaluated by the Committee in the context of the overall composition of the Board and each of the Board’s standing committees and the then current needs of the Board and the Company.

The number of directors constituting the entire Board is established and modified from time to time by the Board of Directors. Directors are elected at each annual meeting of the Company’s stockholders. With respect to director nominees for election at each annual meeting, the Committee reviews and evaluates the contributions and overall service to the Company of each incumbent director. If a vacancy on the Board arises, the Committee identifies potential new director candidates utilizing the Company’s and the Board’s extensive and diverse experience, and in instances where the Committee deems necessary or appropriate, may retain a third party search firm to assist in identifying such candidates. Though the Company historically has not received any stockholder-recommended nominees, if any such nominees were presented, the Committee would evaluate such candidates in the same manner it evaluates candidates identified or submitted by other sources.

Audit Committee

The Audit Committee is responsible for assisting the Board of Directors in oversight of (i) the integrity of the Company’s financial statements, (ii) the independent auditor’s qualifications and independence, (iii) the performance of the Company’s internal audit function and independent auditors and (iv) the Company’s compliance with legal and regulatory requirements. The Audit Committee has the sole authority and responsibility to appoint the independent auditor and pre-approve all auditing and permitted non-audit services pursuant to a written policy available on the Corporate Governance pages of the Investors area of our website at www.cskauto.com and attached to this Proxy Statement as APPENDIX B. Since the effective date of the SEC rules that generally require (subject to limited exceptions) audit committee approval of all services and fees of the company’s external auditor, each new engagement of PricewaterhouseCoopers LLP has been approved in advance by the Audit Committee and none of those engagements was pursuant to the “de minimis” exception to pre-approval contained in the SEC rules.

In addition, the Audit Committee interacts with management, our internal audit personnel and our independent auditor to consider the adequacy of our internal controls and our financial reporting in light of the audit results. The Audit Committee also serves as the Company’s Qualified Legal Compliance Committee, which was established by our Board of Directors in June 2003 pursuant to an SEC rule codified at 17 CFR Part 205, which implements Section 307 of the Sarbanes-Oxley Act of 2002.

The current members of our Audit Committee are Ms. Henderson, Mr. Godlas, and Mr. Philippin, Chairman. The Board of Directors has determined that all of the members of the Audit Committee are independent as that term is defined in the applicable NYSE listing standards and in SEC Rule 10A-3. The Board of Directors has also determined that the Chair of the Audit Committee, Mr. Philippin, is an “audit committee financial expert” as that term is defined in Item 401(h) of Regulation S-K and that all members of the Audit Committee are financially literate under the SEC’s rules. The Audit Committee held nine meetings and acted by unanimous written consent two times during fiscal 2006 and held fourteen meetings and acted by unanimous written consent one time during fiscal 2005.

Compensation Committee

The Compensation Committee administers the Company’s executive compensation programs. The current members of our Compensation Committee are Ms. Henderson, Messrs. Godlas and Philippin, and Mr. Marquis, Chairman. The Board of Directors has determined that all of the members of the Compensation Committee are independent as that term is defined under the applicable NYSE Listing Standards.

The Compensation Committee operates under a written Charter that was first adopted by the Board of Directors in December 2003 and has since periodically been updated and amended. The Compensation Committee reviews and reassesses the adequacy of the Charter from time to time and recommends any proposed changes to the Board of Directors for approval. The Charter is available on the Corporate Governance pages of the Investors area of our website at www.cskauto.com and printed copies are available to any stockholder upon request.

The primary duties and responsibilities of the Compensation Committee are as follows:

•	annually review and approve corporate goals and objectives relevant to the compensation of the Chief Executive Officer; evaluate the Chief Executive Officer’s performance in light of these goals and objectives; and either as a committee or together with the other independent directors (as directed by the Board of Directors), determine and approve the Chief Executive Officer’s compensation level based on this evaluation;

•	oversee the annual evaluation of the executive management of the Company and approve the executive officers’ annual base salary and incentive, equity-based and other compensation;

•	review and make recommendations to the Board of Directors at least annually with respect to non-CEO compensation and incentive and equity-based compensation plans;

•	adopt, administer, approve and ratify awards under incentive compensation and equity-based plans, and review and monitor awards under such plans as may be required to comply with applicable tax laws and SEC rules; and

•	annually review the form and amount of director compensation and make recommendations to the Board of Directors, as appropriate, in accordance with the Company’s Corporate Governance Guidelines.

The Compensation Committee meets either in person or telephonically or acts via unanimous written consent in lieu of a meeting as often as it deems necessary or appropriate to perform its duties and responsibilities. When the Compensation Committee meets in person or telephonically, it most often meets in executive session outside the presence of management, although the Compensation Committee also often seeks input from the Chief Executive Officer and the General Counsel in connection with fulfilling its duties and responsibilities. The Compensation Committee held one meeting and acted by unanimous written consent five times during fiscal 2006 and held three meetings and acted by unanimous written consent eight times during fiscal 2005.

The Compensation Committee has the sole authority under its Charter to retain any compensation consultant to assist in the evaluation of director, CEO or senior executive compensation, including the sole authority to approve the firm’s fees and other retention terms. The Compensation Committee retained KPMG as a compensation consultant in 2004 to assist it in analyzing the Company’s long-term incentive program as more fully described in our Compensation Discussion and Analysis below (under the heading “Long-Term Equity-Based Incentive Awards”) and Hay Group in 2006 to assist with a compensation assessment for headquarters and field general and administrative personnel at the level of Vice President and below.

Communications with the Board of Directors

Any stockholder or other interested party who desires to communicate with the Board of Directors or any particular director(s) (including the presiding director (our Chairman of the Board) or the non-management directors as a group) may do so electronically by sending an e-mail to boardofdirectors@cskauto.com. Alternatively, a stockholder can contact the Board of Directors or any particular director(s) by writing to: CSK Auto, Inc., c/o Legal Department, Randi V. Morrison Attention: Board of Directors at 645 East Missouri Avenue, Suite 400, Phoenix, AZ 85012. The Corporate Secretary will forward, to an independent director designee approved by the majority of the independent directors or to the individual director or directors to whom the communication is directed, all communications that are not threatening, illegal, or similarly inappropriate. Additional information concerning stockholder communications with our Board is available on the Corporate Governance pages of the Investors area of our website at www.cskauto.com.

Report of the Audit Committee

In accordance with its Charter, available on the Corporate Governance pages of the “Investors” area of our website at www.cskauto.com, the Audit Committee assists the Board of Directors in oversight of the Company’s financial reporting, internal control and audit functions. Management has the primary responsibility for the financial statements and the reporting process. PricewaterhouseCoopers LLP, the Company’s independent auditor, is responsible for performing an independent audit and expressing an opinion on the conformity of our audited financial statements to generally accepted accounting principles.

In this context, the Audit Committee (1) reviewed and discussed with management and the independent auditor the audited financial statements; (2) reviewed and discussed with management and the independent auditor management’s assessment of the effectiveness of the Company’s internal control over financial reporting and the independent auditor’s evaluation of the Company’s internal control over financial reporting; (3) discussed with the independent auditor the matters required by Statement on Auditing Standards No. 61, “Communication with Audit Committees,” as may be modified or supplemented, and (4) received from and discussed with the independent auditor the written disclosures and letter required by Independence Standards Board No. 1 (Independence Discussions with Audit Committees), as may be modified or supplemented, and discussed with the independent auditor its compliance with the independence standards.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors and the Board of Directors approved that the audited financial statements for fiscal 2005 and 2006 be included in the Company’s Annual Reports on Form 10-K for fiscal 2005 and 2006, respectively, for filing with the SEC. The Committee also reappointed the firm of PricewaterhouseCoopers LLP as the Company’s independent auditor, and determined to seek stockholder ratification of this decision.

Respectfully Submitted,

Audit Committee

Charles J. Philippin, Chairman
Morton Godlas
Terilyn A. Henderson

Fees Incurred for Services Rendered by Independent Auditor

The Company incurred the following fees for services performed by PricewaterhouseCoopers LLP during fiscal 2006 and fiscal 2005:

	2006	2005

Audit Fees(1)	$2,630,233	$6,115,135
Audit-Related Fees(2)	14,057	134,513
Tax Fees(3)	776,821	328,059
All Other Fees(4)	—	—

	$3,421,111	$6,577,707

(1)	The audit fees for fiscal 2006 and 2005, respectively, were for professional services rendered for the fiscal 2006 integrated audit (including services pertaining to SOX 404) and fiscal 2005 audit (including services pertaining to SOX 404) of the consolidated financial statements of the Company, the issuance of consents and comfort letters in connection with Company financings, the review of additional documents filed with the SEC and consultations with respect to the application and adoption of new accounting pronouncements. The audit fees for fiscal 2006 were substantially lower than fiscal 2005 due to the complexity of the matters addressed in the restatement of our previously reported consolidated financial statements and the length of time it took to complete the Audit Committee-led investigation, restatement and evaluation of the Company’s internal control over financial reporting. The audit fees for fiscal 2005 include all amounts billed related to the restatement and completion of our 2005 10-K, which was filed on May 1, 2007. The audit fees for fiscal 2006 include amounts billed through September 21, 2007 and include $458,489 relating to our Forms 10-Q for each of the first three quarters of fiscal 2006 filed August 15, 2007.

(2)	The audit-related fees for fiscal 2006 were primarily for professional services rendered relating to a review of a response to a SEC staff comment letter. The audit-related fees for fiscal 2005 were for professional services rendered relative to the Company’s acquisition of Murray’s Inc. and for audit services relative to certain of the Company’s employee benefit plans.

(3)	Tax fees for fiscal 2006 and 2005, respectively, were for services related to tax compliance (including reviewing tax returns) and tax advice. For fiscal 2006, fees for tax compliance totaled $175,744 and fees for tax advice totaled $601,077. For fiscal 2005, fees for tax compliance totaled $88,800 and fees for tax advice totaled $239,259.

(4)	There were no fees billed to the Company during fiscal 2006 or 2005 for services other than those described above.

The Audit Committee has considered whether the provision by PricewaterhouseCoopers LLP of non-audit services is compatible with the firm’s maintaining its independence in connection with its audit of the Company’s financial statements, and has determined that the permissible non-audit services conducted by PricewaterhouseCoopers LLP do not impair or impede the firm’s independence.

INFORMATION ABOUT OUR EXECUTIVE OFFICERS

The following table sets forth the name, age and position of each of our executive officers as of September 26, 2007. Below the table appears a brief account of each executive officer’s business experience, other than Mr. Mondry, whose background is described above under the caption “Election of Directors.” Our executive officers also have the same titles at our subsidiary, CSK Auto, Inc.

Certain executive officers who were employed by the Company during fiscal 2006 are no longer employed by the Company. In March 2006, Louis Mancini, former CEO of Murray’s and the Company’s former Executive Vice President — Midwest Operations since our acquisition of Murray’s in December 2005, resigned from the Company. The Company’s former President and Chief Operating Officer’s (Martin Fraser) and former Chief Administrative Officer’s (Don Watson) employment with the Company terminated in September 2006. James B. Riley, the Company’s former Chief Financial Officer, resigned from the Company effective at the end of June 2007. Steven L. Korby, who has worked for the Company as a consultant since July 2006, was appointed as the Company’s interim Chief Financial Officer on June 15, 2007 pending identification of a permanent replacement for Mr. Riley. The Company’s former Chairman and Chief Executive Officer, Maynard Jenkins, retired from the Company on August 15, 2007. Upon Mr. Jenkins’ retirement, Mr. Lawrence Mondry was appointed as the Company’s President and Chief Executive Officer.

Name	Age	Position

Lawrence N. Mondry	47	President, Chief Executive Officer and Director
Dale Ward	57	Executive Vice President
Brian Woods	37	Executive Vice President — Merchandising
Larry Buresh	63	Senior Vice President and Chief Information Officer
Larry Ellis	52	Senior Vice President — Logistics
Steven L. Korby	61	Interim Chief Financial Officer
Randi V. Morrison	43	Senior Vice President, General Counsel and Secretary
John Saar	56	Senior Vice President of Commercial Sales

Dale Ward became our Executive Vice President, with oversight responsibility for Store Operations, Commercial Sales, Human Resources and Merchandising & Marketing in October 2006. Prior to this appointment, Mr. Ward served the Company in numerous roles, including Senior Vice President — Merchandising & Marketing since May 2005, Executive Vice President — Commercial Operations from October 2001 to May 2005 and Senior Vice President — Store Operations from March 1997 to October 2001. Prior to that, Mr. Ward served as Executive Vice President and Chief Operating Officer of Orchard Supply Hardware since April 1996. Mr. Ward served as President and Chief Executive Officer of F&M Super Drug Stores, Inc., a drugstore chain, from 1994 to 1995. He also served as President and Chief Executive Officer of Ben Franklin Stores, Inc., a variety and craft store chain, from 1988 to 1993 and as Chairman of Ben Franklin Crafts Inc., a craft store chain, from 1991 to 1993.

Brian Woods became our Executive Vice President — Merchandising in August 2007. Before joining CSK Auto, Mr. Woods was employed by CompUSA, a retailer and reseller of personal computers and related products and services, for fifteen years and served in a variety of executive and management positions. From October 2003 to February 2007, he served as Executive Vice President and General Merchandising Manager. Prior to that, from March 2000 to October 2003, he held the position of Vice President of Technology Services.

Larry Buresh became our Senior Vice President and Chief Information Officer in November 1998. Prior to that, Mr. Buresh was Vice President and Chief Information Officer of Chief Auto Parts, Inc. from 1995 to November 1998. From 1994 to 1995, Mr. Buresh was Senior Director of Central Information Services for Sears, Roebuck & Co. From 1986 to 1994, Mr. Buresh was Vice President and Chief Information Officer of Frank’s Nursery & Crafts, Inc. Prior to that, Mr. Buresh was Vice President of Management Information Services for Ben Franklin Stores Company. Mr. Buresh is also a director of Mobile Productivity Incorporated and Association for Retail Technology Standards.

Larry Ellis became our Senior Vice President — Logistics in April 2002. Prior to that, Mr. Ellis served as Vice President — Distribution, Transportation, Priority Parts and Replenishment. Mr. Ellis’ career in logistics began over thirty years ago with Fleenor’s, Inc., which, through a series of transactions, was subsequently acquired by Northern Automotive Corporation (a predecessor to CSK Auto, Inc.) in 1988. During his career, Mr. Ellis has served in several middle and senior management positions.

Steven L. Korby became our Interim Chief Financial Officer in June 2007. Mr. Korby has been a partner with Tatum, LLC, an executive services and consulting firm specializing in financial and information technology leadership since August 2004. During his tenure with Tatum, prior to his service with CSK, he served as a senior consultant providing assistance in the financial statement process and Sarbanes-Oxley implementation at two publicly held international manufacturers. From June 2000 through June 2003, Mr. Korby served as Executive Vice President and Chief Financial Officer of JNet Enterprises, Inc., a publicly held company that invested in technology businesses. Mr. Korby has over 35 years of relevant finance and accounting experience, having served as Chief Financial Officer for public companies including Greyhound Lines, Inc., The Cerplex Group, Inc. and Neodata Corporation, and as an audit partner with Coopers & Lybrand.

Randi V. Morrison became our Senior Vice President, General Counsel & Secretary in October 2006. Ms. Morrison was formerly Vice President, General Counsel & Secretary since August 2005. Prior to that, Ms. Morrison was Vice President, Assistant General Counsel & Secretary from February 2004 to August 2005, Assistant General Counsel & Assistant Secretary from April 2001 to February 2004 and Senior Counsel from March 2000 to April 2001. Ms. Morrison joined CSK Auto as Legal Counsel in March 1997.

John Saar became our Senior Vice President — Commercial Sales in October 2006. Prior to that, Mr. Saar served as a Divisional Vice President since 2001. Mr. Saar has more than 33 years of tenure with the Company and has served in various management and senior management roles with responsibility for real estate, human resources, store operations and other functions.

The term of office of each officer is until election and qualification of a successor or otherwise at the pleasure of the Board of Directors. There is no arrangement or understanding between any of the above-listed officers and any other person pursuant to which any such officer was elected as an officer. None of the above-listed officers has any family relationship with any director or other executive officer.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Compensation Discussion and Analysis

Our Compensation Discussion and Analysis addresses the following topics:

•	an overview and design of the Company’s executive compensation policies, programs and practices;

•	the elements of our executive compensation program;

•	the Company’s stock ownership guidelines; and

•	the impact of regulatory requirements on executive compensation.

Overview and Design of our Compensation Program

The Compensation Committee (for purposes of this Compensation Discussion and Analysis, the “Committee”) administers the Company’s executive compensation program relative to the Chief Executive Officer and certain other executive officers, including each of the executive officers named in the Summary Compensation Table below (the “Named Executive Officers” or “NEOs”). The Committee’s primary objective is to establish an executive compensation program that links the interests of management and stockholders and attracts, motivates and retains executive officers of high caliber and ability. The Committee’s overall long-term objective is to design and maintain an executive compensation program that includes as integral components performance metrics and targets that reward a desired level of Company and individual performance. The Committee believes that compensation paid to executive officers should be designed to encourage decisions and actions that have a positive long-term impact on overall Company performance.

Historically, the CEO has recommended to the Committee base salary adjustments and bonuses for the executive officers. As discussed further below, annual equity awards for executive officers (and other eligible employees) are approved by the Committee generally in accordance with the guidelines set forth in the Company’s Committee-approved equity grant policy; however, occasionally management may suggest to the Committee variations from the policy based on individual performance considerations. The Committee has final authority over compensation decisions in respect to the Company’s executive officers.

The Committee seeks to encourage management to acquire and retain Company stock to align their interests with those of our stockholders. The adoption of the 2004 Stock and Incentive Plan (the “2004 Stock Plan”) in June 2004 supported this objective, providing for the grant to management (and other eligible employees) of equity-based long-term incentive awards on an approximately annual basis, as described in more detail below. Also, in fiscal 2005, the Company adopted stock ownership guidelines, which require members of the Board of Directors and management to hold CSK Auto Corporation common stock. For a more detailed discussion of these guidelines, see the “Stock Ownership Guidelines” section of this Compensation Discussion and Analysis below.

Elements of the Executive Compensation Program

The Company’s executive compensation program includes the following short and long-term compensation elements:

•	base salary;

•	annual incentive awards payable in cash;

•	long-term equity incentive awards in the form of stock options and restricted stock granted under the 2004 Stock Plan; and

•	long-term incentive bonuses payable in cash and awarded under a Long Term Incentive Plan (“LTIP”) established pursuant to the 2004 Stock Plan.

In addition to these elements, the Company provides retirement, health and welfare benefits, certain perquisites and personal benefits and severance and retention arrangements to members of senior management, including each of the Named Executive Officers. Typically, the Committee’s decisions relative to these elements are influenced by the executive officer’s level of responsibility and function within the Company and the overall performance of the Company.

Base Salary

The Committee annually reviews and approves all base salaries for the Company’s Named Executive Officers. The Committee also reviews and approves adjustments to base salaries in connection with an executive officer’s promotion or other change in responsibilities. Adjustments to base salary are typically based upon duties performed, business growth and the general financial condition of the Company. In determining adjustments to base salary and salary ranges for a particular year, the Committee has typically considered information included in its primary competitors’ proxy statements regarding salaries and other compensation elements for the competitors’ named executive officers. In making salary adjustments, the Committee also makes subjective determinations regarding the overall performance of individual officers.

Annual Cash Incentive Compensation

Each year, the Committee adopts an incentive compensation plan that provides for an annual cash incentive award opportunity for the Company’s executive officers. The Committee believes that annual incentive award opportunities assist the Company in attracting, retaining and motivating key personnel and reward eligible employees for assisting the Company in achieving its operational and strategic goals. Typically, bonuses for the Company’s executive officers under these plans are calculated using a predetermined percentage of an executive’s annual base salary relative to specified target levels for (1) the executive’s level of individual performance and (2) the Company’s performance based on achievement of pre-established Company and individual performance goals. Historically, the Committee has established the threshold, target and maximum levels for each of the objective financial performance measures in the bonus plan based on the approved budget for the fiscal year and for individual performance based on performance relative to previously established individual goals or other individual achievements during the course of the fiscal year. Typically, if the threshold for a particular component is not attained, no payment will be made relative to that component. The Committee also has the discretion to award bonuses to executive officers in recognition of individual and/or Company performance outside of the context of the annual incentive bonus plan, as well as to reduce or increase the size of the annual cash incentive award.

Historically, the Committee has approved pre-established Company financial performance measures in the annual incentive plans, such as in fiscal 2004 when the annual incentive compensation plans were based on the Company’s performance of goals related to earnings per share (EPS), cash flow, and earnings before interest, taxes, depreciation and amortization (EBITDA), in addition to the achievement of individual performance goals. However, in view of the Audit Committee-led investigation and restatement process described in our 2005 10-K, the compensation program for fiscal 2005 and 2006 represented a departure from the norm as the Committee did not want to rely on previously established financial targets or develop new objective financial targets for annual incentive compensation in the absence at that time of current annual audited financial statements. As such, the Committee ultimately approved discretionary bonuses for the executive officers for each of these fiscal years in acknowledgement of non-financial performance achievements during these periods and its desire to retain the Company’s management, notwithstanding the challenges being faced by the Company.

In November 2006, following the substantial conclusion of the Audit Committee-led investigation, the Committee adopted the 2006 General and Administrative Staff Incentive Plan (the “2006 Bonus Plan”). The 2006 Bonus Plan provided that bonuses were payable to the Named Executive Officers (as well as other eligible employees) based on (i) determination by management of the level of achievement of pre-established individual performance goals, which differ by individual, and (ii) assessment by the Committee of the Company’s overall performance and achievement of operational and strategic initiatives, during the 2006 fiscal year. Maximum bonus amounts for the Company’s Named Executive Officers under the 2006 Bonus Plan were established at 50% of each such officer’s annual base salary in effect as of the end of fiscal 2006. The target bonus award under the 2006 Bonus Plan for the Company’s Named Executive Officers was 30% of each such officer’s fiscal year-end base salary, as adjusted based on changes in position during the fiscal year and other factors provided for in the 2006 Bonus Plan. The target level under the 2006 Bonus Plan equated to 50% of the Company’s historical target bonus. In the case of the Named Executive Officers, other than our Chief Executive Officer, bonuses were awarded at the target level, equal to 30% of their year-end base salaries. The Committee took this approach in view of the continued unavailability of financial statements for fiscal 2006 and earlier periods as well as the Board of Directors’ desire to keep intact the Company’s management and administrative personnel notwithstanding the difficulties being faced by the Company, including the absence of financial statements, the recently concluded Audit Committee-led accounting investigation and results thereof and changes in senior management. Our former Chief Executive Officer, Mr. Jenkins, whose bonus arrangements were separate from the 2006 Bonus Plan, was not awarded a bonus for the 2006 fiscal year. However, as announced by the Company in October 2006 and described below, the Committee determined that Mr. Jenkins would be entitled to receive a $900,000 bonus if he remained in place until his successor commenced employment with the Company and the Company entered into an agreement with him in

April 2007 that provided for, among other things, payment of such bonus (see “Employment and post-employment arrangements” discussion below). Following the appointment of Mr. Mondry to the position of President and Chief Executive Officer on August 15, 2007, Mr. Jenkins retired from the Company.

Long-Term Equity-Based Incentive Awards

In fiscal 2004, the Committee engaged a compensation consultant to assist it in developing a long-term incentive program designed to intensify focus on the Company’s long-term performance and to retain executive talent. The Committee adopted an equity grant policy and awarded equity to the executive officers and other eligible employees in October 2004 following stockholder approval of the 2004 Stock Plan. In view of the fact that the last grant had been made in April 2002 and the Committee’s objective to award equity approximately annually, the policy proposed that the next annual grant would be made in June 2005 and the one following would be made in March/April 2006. The 2005 grant was made in June as previously contemplated; however, the 2006 grant was deferred pending completion and public disclosure relative to the results of the above-discussed Audit Committee-led investigation. In accordance with the equity grant policy, annual grants since 2004 have consisted of a mix of stock options and restricted stock to the executive officers other than Mr. Jenkins, who was awarded only stock options to ensure maximum deductibility in the context of Section 162(m) of the Internal Revenue Code (“IRC”).

The grants are made pursuant to our 2004 Stock Plan, which provides for the award of equity based compensation (incentive stock options, non-qualified stock options, stock appreciation rights, restricted stock, stock units, incentive bonuses and other stock unit awards), and our equity grant policy, as such has been modified by the Committee from time to time. The 2004 Stock Plan is flexible and allows the Committee to design the Company’s compensation programs using a mixture of different elements. Plan participation is limited to employees of the Company, any subsidiary or parent of the Company and to directors of the Company.

Our equity grant policy provides for the grant of stock options and restricted stock to executive officers based on a 70%/30% mix of options and restricted stock, respectively. In addition, the Committee first establishes a total dollar value for equity awards (expressed as a percentage of base salary) and then determines the number of shares to be issued (in the form of options and restricted stock based on the 70/30 mix) by reference to the grant date fair market value of the equity awards, which, for options, is based on the Black-Scholes option pricing model, which the Company uses for financial reporting purposes. In accordance with this policy, in fiscal 2006, the Committee approved the award of stock options and restricted stock for the Company’s executive officers. Each Named Executive Officer received an equity grant that was valued based on his salary on the date of grant. As illustrated by example below, the Company’s Executive Vice President, Mr. Ward, received equity compensation with a grant date value equal to 100% of his base salary, and its Senior Vice Presidents, including Messrs. Buresh, Ellis and Riley, each received equity compensation with a grant date value equal to 85% of their base salary.

					Grant		Grant
					Date		Date
		Equity			Black-		Fair
		Grant	Total	Percentage	Scholes	Percentage	Market
		as a	2006	of Equity	Value of	of Equity	Value of
		Percentage	Equity	Value	Executive’s	Value	Executive’s
	Executive	of Executive	Value at	Granted in	Stock	Granted in	Restricted
	Officer’s	Officer’s	Date of	Stock	Option	Restricted	Stock
	Salary	Salary	Grant	Options	Award	Stock	Award
Executive Officer’s Title	($)	(%)	($)	(%)	($)	(%)	($)

Executive Vice President	100,000	100%	100,000	70%	70,000	30%	30,000
Senior Vice President	100,000	85%	85,000	70%	59,500	30%	25,500

Equity awards under the 2004 Stock Plan are subject to certain time-based vesting conditions (described below) and may also be subject to other vesting conditions, including the attainment of performance goals. In some circumstances (including retirement if certain criteria are met), however, the vesting of equity awards under the 2004 Stock Plan may accelerate. The 2004 Stock Plan prohibits the repricing of options without approval of stockholders.

Stock Option Grants

As stated above and described in the Grants of Plan Based Awards table below, the size of stock option grants to the Named Executive Officers is determined using a Black Scholes option pricing model. The per share exercise price of options cannot be less than the market value of our common stock on the date of grant. Market value is defined under the 2004 Stock Plan as the mean of the highest and lowest reported sale prices for our common stock on the NYSE on the date of grant. In general, stock options vest in increments of one-third annually on the anniversary of the grant and become fully vested in three years. Once vested, these stock options generally expire at the end of seven years from the date of grant; one year after eligible retirement, death, disability or involuntary termination by the Company (or any purchaser, successor or assign) in connection with a change-in-control (each defined in the 2004 Stock Plan); three months after employment is terminated for any other reason; or immediately upon an employee’s receipt of the notice of termination if the associate is terminated for Cause (as defined in the 2004 Stock Plan). However, pursuant to the provisions of the 2004 Stock Plan, in no event will any option be exercisable more than ten years after the date the option is granted.

Restricted Stock Grants

Commencing fiscal 2004, the Committee has awarded grants of restricted stock to the Named Executive Officers (except for Mr. Jenkins). Like stock option grants, under the 2004 Stock Plan, restricted stock grants vest in increments of one-third annually on the anniversary of the grant and become fully vested in three years. Restricted stock may vest prior to three years in the event of an eligible retirement, death, disability or involuntary termination by the Company (or any purchaser, successor or assign) in connection with a change-in-control (each defined in the 2004 Stock Plan). If a holder of restricted stock ceases to be employed for any reason other than as described in the preceding sentence, all shares held by such stockholder that are still subject to the restrictions shall be forfeited.

Long-term Incentive Bonuses

In June 2005, to motivate and ultimately reward senior management for the development and execution of incremental and alternative growth strategies that would be intended to materially and positively impact stockholder value, the Company granted to all of our then senior executive officers, including the Named Executive Officers, awards of cash-based incentive bonus units under the LTIP. These at-risk incentive bonus units vest and become payable (subject to continued employment with the Company and the achievement of certain performance vesting criteria established by the Committee relating to the per share value of the Company’s common stock) in equal installments over 4 years; provided that vesting and payment will accelerate upon a termination of employment within 12 months following a change in control of the Company, by the Company without cause, by the executive for good reason or by reason of the executive’s death, disability or retirement. Each vested incentive bonus unit entitles the holder thereof to a cash payment equal to the excess of the average closing price of the Company’s common stock during a specified period of time (or, in the case of a change in control, the transaction value per share) over $20 per share. The Committee believes that tying this at-risk bonus to the Company’s stock price will further align the interests of management with the interests of our stockholders.

Mr. Jenkins was granted a total of 1,000,000 incentive bonus units pursuant to the Long-Term Incentive Plan and other executive officers, including our Named Executive Officers, were each granted between 250,000 or 500,000 incentive bonus units. In the aggregate, 2,500,000 incentive bonus units were granted in June 2005 to the then seven senior executive officers, including Mr. Jenkins. Subsequent to the initial grant in June 2005, other executive officers have been granted a total of 475,000 incentive bonus units, 125,000 of which were granted to Mr. Riley in October 2005 upon his employment with the Company as the Chief Financial Officer. At fiscal 2006 year end, the Company had granted a total of 2,975,000 incentive bonus units, of which 850,000 had been forfeited in connection with certain executive departures from the Company. In fiscal 2007, the Committee determined that the performance vesting criteria was not achieved; therefore, that portion of each LTIP participant’s bonus unit award that would have otherwise become payable on the applicable payment date (25%) was forfeited without consideration.

The LTIP provides that if the Company issues restated financial statements that reflect a material reduction in previously published sales or earnings and the restatement is attributable, in whole or in material part, directly or indirectly, to the malfeasance or gross negligence of an LTIP participant, the LTIP participant will be required to repay any payments received within the 24-month period ending on the date the restatement is issued and will forfeit the right to receive any future payments under the LTIP. Upon termination of employment for any reason other than death, disability, or a termination by the Company without cause, the LTIP participant is required to repay any payments received within the 24-month period ending on the termination date and any payments received after the termination date, and will forfeit the right to receive future payments under the LTIP, if the participant engages in any competitive activity (as defined in the LTIP).

Other benefits

401(k) Plan

The Company sponsors a 401(k) plan that is available to all our executive officers and other employees upon their hire date. The Company matches from 40% to 60% of employee contributions in 10% increments, based on years of service, up to 4% of the participant’s base salary. Participant contributions are subject to certain restrictions as set forth in the IRC.

Deferred Compensation Plan

We also sponsor the CSK Auto, Inc. Deferred Compensation Plan. This Plan is maintained primarily to provide deferred compensation benefits for a select group of “management or highly compensated employees” as defined by the Employee Retirement Income Security Act of 1974, as amended (“ERISA”). For IRC and ERISA purposes, this plan is deemed to be “unfunded.” The Deferred Compensation Plan permits participants voluntarily to defer up to 50% of their salary and 100% of their annual bonus without regard to the limitations under the IRC applicable to the Company’s tax-qualified plans. In addition, any refunds resulting from non-discrimination testing of the Company’s 401(k) Plan will be automatically transferred from the participant’s 401(k) account to the Deferred Compensation Plan. Although the Company may also make matching contributions to a participant’s account under this Plan (except for automatic transfers of excess Company matching contributions from a participant’s 401(k) plan account), the Company has not elected to do so. Deferred amounts and any matching contributions under the Deferred Compensation Plan are 100% vested at all times, and are invested on behalf of the participant in investment vehicles selected from time to time by the administrators of the Plan. Benefits are payable at retirement in either a lump sum or installments for up to 12 years. Benefits upon a termination of employment prior to retirement are payable only in a lump sum. See the “Non-Qualified Deferred Compensation” table below.

Perks and other personal benefits

The Company provides certain perquisites and personal benefits to its executive officers that are not generally available to other employees. The Committee believes that the perquisites and personal benefits that are provided to the Company’s executive officers are generally comparable to those provided by companies that compete in the marketplace for the services of our executive officers. Historically, management has provided certain senior executives with the use of a Company vehicle for personal use, as well as a car allowance in the nature of the Company payment’s or reimbursement of expenses for gasoline, repair and maintenance, registration, insurance and other costs and expenses and a tax gross-up, as noted in the footnotes corresponding to the “All Other Compensation” column of the “Summary Compensation Table” below, which set forth the Company’s costs for the perquisites and personal benefits provided to our Named Executive Officers in fiscal 2006.

Employment and post-employment arrangements

Employment Agreement

During fiscal 2006, the Company had an employment agreement with Mr. Jenkins. Under the agreement, Mr. Jenkins’ annual bonus was to be awarded based upon goals for financial performance and operating results of the Company as established by the Compensation Committee of the Board of Directors during the first part of the fiscal year. The Compensation Committee had broad discretion in determining the measures upon which Mr. Jenkins’ bonus was to be based, but in the past has used criteria such as EBITDA, EPS, and cash flow.

For information on Mr. Jenkins’ post-employment arrangements, see the “Potential Payments Upon Termination or Change-in-Control” table below.

Mr. Jenkins’ employment agreement was amended on April 16, 2007 to reflect the terms and conditions of Mr. Jenkins’ retirement from the Company and to ensure a smooth and efficient transition of the CEO role. The amendment provided that Mr. Jenkins would be employed on an at will basis until the later of (i) the date he attains age 65 or (ii) the earlier of (x) the date on which a new CEO commences employment with the Company and (y) September 30, 2007 (the later of (i) and (ii) being the “Retirement Date”). After Mr. Jenkins retired from the Company on August 15, 2007, he received a lump-sum bonus payment of $900,000.

The employment agreement provided that at the time of the termination of Mr. Jenkins’ employment, Mr. Jenkins and the Company would execute a mutual release of all claims, as further set forth in the agreement. Mr. Jenkins’ agreement also contained certain confidentiality provisions. Other than Mr. Mondry, our current President and Chief Executive Officer, and our interim Chief Financial Officer, Mr. Korby, no current executive officer has an employment agreement with the Company.

Supplemental Retirement Compensation

To retain and motivate Mr. Jenkins, in August 2000, the Company entered into a supplemental executive retirement plan (SERP) agreement with Mr. Jenkins that provides supplemental retirement benefits for a period of ten years beginning thirty days after the effective date of termination of his employment. The benefit amount payable to Mr. Jenkins under this agreement is $600,000 per annum. Pursuant to the agreement, the Company also provides to Mr. Jenkins and his spouse substantially comparable medical benefits (utilizing, as applicable, such other medical benefit policies/programs as may then be available, such as COBRA benefits, supplemental policies to any applicable Medicare policy and/or reimbursement of out-of-pocket co-insurance and deductible payments) as are made available by the Company to its executive officers for a period of ten years commencing upon the termination of his employment for any reason other than for Cause (as defined in the SERP agreement). For further information on Mr. Jenkins’ SERP arrangements, see the “Potential Payments Upon Termination or Change-in-Control” table below. Other than Mr. Jenkins, no executive officer has a SERP agreement with the Company.

Severance and Retention Agreements

The Company has entered into severance and retention agreements with each of the members of our senior management team, including the Named Executive Officers (except for Mr. Jenkins who had an employment agreement with the Company). All of such agreements entitle these executives to receive certain severance benefits if the Company terminates the executive’s employment without Cause (as defined in such agreement) or if the executive terminates his employment for Good Reason (as defined). During fiscal 2006, the severance benefits consisted of the continued payment of a certain percentage (between 50% — 100% for these executives) of salary, benefits and incentive compensation for a certain period (six to twelve months for these executives), the amount of then accrued and unused vacation and outplacement services (the value of such services not to exceed 15% of current salary). Any benefits arising under the severance and retention agreements are conditioned on the executive’s execution of a general release of claims and agreement to abide by specific non-compete, non-solicit, confidentiality and other obligations set forth in the agreements.

These agreements also contain change of control provisions that provide these executives with supplemental retention and severance benefits in the event of a Change of Control (as defined) of the Company. Generally, these benefits consist of a lump sum retention bonus payment equal to three months of the executive officer’s then-current salary if the executive remains employed with the Company or surviving corporation for a period of time after a Change of Control or the Company terminates his employment without Cause or the executive terminates his employment for Good Reason within such period of time after the Change of Control. The agreements also provide these executives with severance benefits, consisting generally of continued salary, benefits and incentive compensation, accrued and unused vacation, and outplacement services, if, within twelve months following a Change of Control of the Company, the executive terminates his employment for Good Reason or the Company terminates such executive’s employment without Cause. The Committee believes that the protections provided to certain executive officers by the severance and retention agreements will reinforce and encourage the management team’s continued attention and dedication to the Company during times of uncertainty.

In furtherance of this objective, in February 2007, the Committee reviewed and approved modifications to the form of severance and retention agreement applicable to each of the Company’s executive and senior vice presidents (including the Named Executive Officers), consisting principally of an increase in standard severance benefits (payable in the event of a termination of employment by the Company without Cause or by the executive for Good Reason) from 50% of salary plus target bonus (as was formerly the arrangement for all but one of the senior officers) to 100% of salary plus target bonus.

Stock Ownership Guidelines

In 2005, the Company adopted stock ownership guidelines applicable to all members of the Board of Directors and senior executive officers of the Company to more closely align the interests of the directors and officers with those of our stockholders. Ownership requirements are expressed as a minimum number of shares (1,000) for members of the Board of Directors and as a minimum percentage of then current base salary (50%) for senior officers. Ownership of the required shares includes stock owned directly by the officer or director, shares held in a trust whereby the officer or director has power over disposition of the shares in the trust and any shares held in a 401(k) Plan or similar arrangement. Restricted (unvested) shares and unexercised stock options are not counted in calculating ownership for purposes of these guidelines.

The senior officer guidelines are subject to a phase-in component. Until such time that an officer is in compliance with these guidelines, he or she is prohibited from selling any shares of Company stock (except for shares acquired upon the exercise of options) and must retain all restricted shares (less shares sold for taxes required to be withheld or paid) awarded by the Committee. All of our directors and some of our executive officers have already attained or exceeded these ownership levels.

Impact of Regulatory Requirements on Compensation

The Committee is mindful of the potential impact upon the Company of Section 162(m) of the IRC, which prohibits public companies from deducting certain executive remuneration in excess of $1,000,000. While reserving the right of the Company to offer such compensation arrangements as may be necessary to attract and retain executive officers of high caliber and ability, the Committee intends generally to structure such arrangements, where feasible, so as to minimize or eliminate the impact of the limitations of Section 162(m) of the IRC.

Beginning on January 29, 2006, the Company began accounting for stock-based payments in accordance with the requirements of Statement of Financial Accounting Standard No. 123(R).

Compensation Committee Report

The Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

Respectfully Submitted,

Compensation Committee

Charles K. Marquis, Chairman
Morton Godlas
Terilyn A. Henderson
Charles J. Philippin

Executive Compensation Tables

CSK Auto Corporation is a holding company with no business operations of its own; all of its business is conducted through its wholly-owned subsidiary, CSK Auto, Inc. The officers of the Company receive their compensation from CSK Auto, Inc. and receive no additional compensation in their capacities as officers of the Company.

Summary Compensation Table

The following table sets forth information concerning the total compensation earned in fiscal 2006 by our former Chief Executive Officer and our former Chief Financial Officer, our three highest paid executive officers during fiscal year 2006 other than our CEO and CFO and two other individuals who would have been among the three most highly compensated executive officers other than our CEO and CFO had either of them served as an executive officer at the end of fiscal year 2006 (collectively, our fiscal 2006 “Named Executive Officers” or “NEOs”):

						Change in
						Pension
						Value and
						Nonqualified
						Deferred
				Stock	Option	Compensation	All Other
		Salary	Bonus	Awards	Awards	Earnings	Compensation	Total
Name and Principal Position	Year	($)	($)(1)	($)(2)	($)(3)	($)(4)	($)(5)	($)

Maynard Jenkins —	2006	900,000	—	—	447,454	317,420	43,536	1,708,410
Former Chairman and Chief Executive Officer
James Riley —	2006	319,612	90,840	25,430	82,852	—	60,005	578,739
Former Senior Vice President and Chief Financial Officer
Dale Ward —	2006	337,365	105,000	51,530	89,991	—	21,960	605,846
Executive Vice President
Larry Buresh —	2006	321,916	99,000	48,779	81,969	—	8,764	560,428
Senior Vice President and Chief Information Officer
Larry Ellis —	2006	243,305	75,000	36,454	61,244	—	7,329	423,332
Senior Vice President — Logistics
Martin Fraser —	2006	396,346	—	9,305	(43,482)	—	814,028	1,176,197
Former President and Chief Operating Officer(6)
Don Watson —	2006	264,321	—	3,727	(19,900)	—	498,289	746,437
Former Senior Vice President and Chief Administrative Officer(7)

(1)	Fiscal 2006 amounts represent discretionary bonuses paid in fiscal 2007. Bonuses for eligible associates under the 2006 General and Administrative Staff Incentive Plan (the “2006 G&A Plan”) were calculated using a predetermined percentage of a participant’s annual base salary relative to specified target levels for the eligible associate’s level of individual performance and the Company’s performance. In the case of the NEOs, other than our former Chief Executive Officer, bonuses were awarded at the target level, equal to 30% of an officer’s year-end base salary (Mr. Riley’s bonus was prorated due to an approved medical leave of absence during a portion of fiscal 2006). The Committee took this approach in view of the continued unavailability of financial statements for 2006 and earlier periods as well as the Board of Directors’ desire to keep intact the Company’s management and administrative personnel notwithstanding the difficulties being faced by the Company.

(2)	The amounts included in the “Stock Awards” column represent the compensation cost recognized by the Company in fiscal 2006 related to non-option stock awards granted in 2004, 2005 and 2006, in accordance with FAS 123(R). Messrs. Fraser and Watson forfeited 14,899 and 6,695 restricted shares, respectively, upon their departures from the Company in September 2006. Compensation cost in fiscal 2006 for Messrs. Fraser and Watson was impacted by these forfeitures.

All stock awards shown are based on the average of the high and low prices of the Company’s common stock on the date of grant. For a discussion of valuation assumptions, see Note 2 to the Company’s Consolidated Financial Statements included in the 2006 10-K. Please also see the “Grants of Plan Based Awards Table” below for more information regarding the option awards the Company granted during fiscal year 2006.

(3)	The amounts included in the “Option Awards” column are the amounts of compensation cost recognized by the Company in fiscal 2006 related to stock option awards in 2004, 2005 and 2006, in accordance with FAS 123(R). Mr. Fraser and Mr. Watson forfeited 56,566 and 25,890 stock options respectively upon their departures from the Company in September 2006. Compensation cost in fiscal 2006 for Messrs. Fraser and Watson was impacted by these forfeitures.

For a discussion of valuation assumptions, see Note 2 to the Company’s Consolidated Financial Statements included in the 2006 10-K. Please also see the “Grants of Plan Based Awards Table” below for more information regarding the option awards the Company granted during fiscal year 2006.

(4)	The amounts included in the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column are the changes in values of Mr. Jenkins’ Supplemental Executive Retirement Plan (“SERP”) during fiscal 2006. For additional information on the valuation assumptions used to calculate the pension value, refer to the “Pension Benefits” table below.

(5)	The amounts shown in the “All Other Compensation” column are attributable to the following:

•	Mr. Jenkins: Matching contributions to Mr. Jenkins’ 401(k) Plan; life insurance premiums; actual incremental cost attributed to the personal use of a Company-provided vehicle; taxable cost of group-term life insurance; and $14,121 tax gross up in relation to personal use of Company-provided vehicle.

•	Mr. Riley: Life insurance premiums; actual incremental cost attributed to the personal use of a Company-provided vehicle; taxable cost of group-term life insurance; relocation and living expenses paid by the Company; cost paid by the Company for a chartered flight relative to Mr. Riley’s medical leave of absence; $273 tax gross up in relation to Mr. Riley’s personal use of Company-provided vehicle; and $11,710 tax gross up in relation to Mr. Riley’s commuting and interim living expenses.

•	Mr. Ward: Matching contributions to Mr. Ward’s 401(k) Plan; life insurance premiums; actual incremental cost attributed to the personal use of a Company-provided vehicle; taxable cost of group-term life insurance; and $5,267 tax gross up in relation to Mr. Ward’s personal use of Company-provided vehicle.

•	Mr. Buresh: Matching contributions to Mr. Buresh’s 401(k) Plan, $1,992 of which was later transferred to Mr. Buresh’s Deferred Compensation Plan (see “Non-Qualified Deferred Compensation” below); life insurance premiums; and taxable cost of group-term life insurance.

•	Mr. Ellis: Matching contributions to Mr. Ellis’ 401(k) Plan; life insurance premiums; and taxable cost of group-term life insurance.

•	Mr. Fraser: Matching contributions to Mr. Fraser’s 401(k) Plan; life insurance premiums; actual incremental cost attributed to the personal use of a Company-provided vehicle; taxable cost of group-term life insurance; and severance and related post-employment payments described below in footnote 6.

•	Mr. Watson: Matching contributions to Mr. Watson’s 401(k) Plan; life insurance premiums; actual incremental cost attributed to the personal use of a Company-provided vehicle; taxable cost of group-term life insurance; and severance and related post-employment payments described below in footnote 7.

(6)	Mr. Fraser was an officer of the Company until his departure in September 2006. In addition to the amounts described in footnote (5) above, the amounts included in the “All Other Compensation” column for Mr. Fraser include cash severance payments in the amount of $688,107, the cost to the Company for nine months of post-separation benefits (consisting of nine months of continued medical, vision and dental insurance and estimated executive health/medical expense reimbursements) in the amount of $18,993 and outplacement services not to exceed $135,000 ($90,000 of which have been incurred to date).

(7)	Mr. Watson was an officer of the Company until his departure in September 2006. In addition to the amounts described in footnote (5) above, the amounts included in the “All Other Compensation” column for Mr. Watson include cash severance in the amount of $376,991, the cost to the Company for nine months of post-separation benefits (consisting of nine months of continued medical, vision and dental insurance and estimated executive health/medical expense reimbursements) in the amount of $12,528 and outplacement services in the amount of $90,000.

Grants of Plan-Based Awards in 2006

The following table shows all Grants of Plan-Based Awards in 2006 to each of the NEOs:

		All Other	All Other
		Stock	Option			Grant
		Awards:	Awards:	Exercise	Closing	Date
		Number of	Number of	or Base	Price of	Fair Value
		Shares of	Securities	Price of	Stock on	of Stock and
		Stock or	Underlying	Option	Grant	Option
	Grant	Units	Options	Awards	Date	Awards
Name	Date	(#)(1)	(#)	($/Sh)(2)	($/Sh)	($)(3)

Maynard Jenkins	—	—	—	—	—	—
James Riley	11/30/06	—	30,247	16.62	16.65	192,135
	11/30/06	5,065	—	—	16.65	84,155
Dale Ward	11/30/06		37,741	16.62	16.65	239,738
	11/30/06	6,320	—	—	16.65	105,007
Larry Buresh	11/30/06	—	30,247	16.62	16.65	192,135
	11/30/06	5,065	—	—	16.65	84,155
Larry Ellis	11/30/06	—	22,914	16.62	16.65	145,554
	11/30/06	3,837	—	—	16.65	63,752
Martin Fraser	—	—	—	—	—	—
Don Watson	—	—	—	—	—	—

(1)	Represents time vested restricted stock awards. The terms of the restricted stock awards provide for three equal annual vestings commencing one year from the award date.

(2)	On November 30, 2006, the Compensation Committee granted stock options and awarded restricted stock to certain Company employees, including the NEOs. The exercise price of the stock options was $16.615 per share, the high-low average of our common stock as reported on the NYSE. We use the average of the high and low prices of the Company’s common stock on the date of the grant in accordance with the terms of our 2004 Stock Plan, described in more detail in the Compensation Discussion and Analysis above. The terms of the options provide for vesting in three equal annual installments commencing one year from the grant date. The options have a term of seven years and will expire on November 30, 2013.

(3)	The deemed grant date present values for the stock option grants are based on the Black-Scholes option pricing model. Based on assumed (i) risk free interest rate of 4.45%, (ii) expected stock price volatility of 38.08%, (iii) no dividend yield and (iv) option exercises occurring after six years, the model produces a per option share value of $6.35.

Outstanding Equity Awards at Fiscal 2006 Year-End

The following table includes certain information concerning unexercised stock options, stock options that have not vested, LTIP awards and stock awards that have not vested for each of the NEOs as of February 4, 2007:

							Stock Awards
	Option Awards							Market
	Number of	Number of					Number of	Value of
	Securities	Securities					Shares or	Shares or
	Underlying	Underlying					Units of	Units of
	Unexercised	Unexercised		Option			Stock that	Stock that
	Options	Options		Exercise		Option	have not	have not
	Exercisable	Unexercisable		Price		Expiration	Vested	Vested
Name	(#)	(#)		($)		Date	(#)	($)(1)

Maynard Jenkins	36,000	—		14.00		12/31/2007	—	—
	72,000	—		11.00		02/09/2009	—	—
	216,365	—		11.00		02/09/2009	—	—
	50,000	—		9.87		04/05/2009	—	—
	242,424	80,808		13.32		10/18/2011	—	—
	183,673			16.35		06/28/2012	—	—
	—	1,000,000	(2)	N/A	(3)	5/15/2010 (2)
James Riley	13,333	26,667		15.03		10/24/2012	3,334	54,878
	—	30,247		16.62		11/30/2013	5,065	83,370
		125,000	(2)	N/A	(3)	5/15/2010 (2)
Dale Ward	9,150	—		14.00		12/31/2007	—	—
	4,125	—		9.87		04/05/2009	—	—
	27,289	13,645		13.32		10/18/2011	1,884	31,011
	28,676	—		16.35		06/28/2012	3,164	52,079
	—	37,741		16.62		11/30/2013	6,320	104,027
		250,000	(2)	N/A	(3)	5/15/2010 (2)
Larry Buresh	9,150	—		14.00		12/31/2007	—	—
	25,000	—		11.00		02/09/2009	—	—
	17,000	—		11.00		02/09/2009	—	—
	1,250	—		11.00		02/09/2009	—	—
	12,500	—		9.87		04/05/2009	—	—
	25,427	12,714		13.32		10/18/2011	1,755	28,887
	27,555	—		16.35		06/28/2012	3,040	50,038
	—	30,247		16.62		11/30/2013	5,065	83,370
		250,000	(2)	N/A	(3)	5/15/2010 (3)
Larry Ellis	2,800	—		11.00		02/09/2009	—	—
	5,000	—		9.87		04/05/2009	—	—
	18,954	9,478		13.32		10/18/2011	1,309	21,546
	20,643	—		16.35		06/28/2012	2,277	37,479
	—	22,914		16.62		11/30/2013	3,837	63,157
		250,000	(2)	N/A	(3)	5/15/2010 (2)
Martin Fraser	12,200	—		11.00		(4)	—	—
	25,000	—		9.87		(4)	—	—
	64,286	—		16.35		(5)	—	—
Don Watson	12,200	—		11.00		(4)	—	—
	17,500	—		9.87		(4)	—	—
	23,022	—		16.35		(5)	—	—

(1)	Based on the closing price of our common stock as of February 2, 2007 ($16.46 per share), as reported on the NYSE.

(2)	Represents number of incentive units granted under the LTIP unvested at fiscal 2006 year-end. Subject to specific exceptions (e.g., retirement) as set forth in the LTIP, each LTIP participant will be entitled to receive a distribution of cash on May 15 of each of the calendar years 2007, 2008, 2009 and 2010 (each date being a “Payment Date”) equal in value to the amount by which the average of the per share closing prices of the Company’s common stock over a specified period of time (after release of the fiscal year earnings for the immediately preceding fiscal year) exceeds the base value of $20.00 (which is subject to adjustment in the event of a change in the Company’s capitalization) multiplied by 25% of the LTIP participant’s aggregate number of incentive bonus units, so long as LTIP participant remains continuously employed by the Company through the applicable Payment Date. In the event the formula described above results in no payment to the LTIP participant on a Payment Date, then the incentive bonus units vesting on such date will be forfeited without consideration. On May 15, 2007, the formula described above resulted in no payment to the LTIP participants. Accordingly, on May 15, 2007, Messrs. Jenkins, Riley, Ward, Buresh and Ellis each forfeited 25% of their total incentive bonus units.

(3)	There is no exercise price for LTIP incentive units.

(4)	These stock option grants would have been exercisable for a thirty-day period commencing six months after the date of termination of Mr. Fraser and Mr. Watson’s employment with the Company. However, due to the a “blackout” imposed by the Company in light of the delay in filing its periodic reports with the SEC, grantees under the Company’s stock option plans were prohibited from exercising outstanding options until the Company is current in its financial reporting obligations. Option awards under these grants would have expired during the blackout period. In fiscal 2007, Mr. Fraser and Mr. Watson each were provided the opportunity to elect to either exercise their amended options during a thirty-day window period after the expiration of the blackout period (and subject to other applicable trading restrictions) or to have their options expire unexercised either following the expiration of the window period or on December 31, 2007 (whichever is earlier).

(5)	These stock option grants would have been exercisable for three months after the date of termination of Mr. Fraser and Mr. Watson’s employment with the Company. However, due to the “blackout” imposed by the Company in light of the delay in filing its periodic reports with the SEC, grantees under the Company’s stock option plans were prohibited from exercising outstanding options until the Company is current in its financial reporting obligations. Option awards under these grants would have expired during the blackout period. During fiscal 2006, Mr. Fraser and Mr. Watson each were provided the opportunity to elect to either exercise their amended stock options during a thirty-day window period after the expiration of the blackout period (and subject to other applicable trading restrictions) or to have their options expire unexercised either following the expiration of the window period or on December 31, 2007 (whichever is earlier).

Vesting Schedule of all Outstanding Stock Option and Restricted Stock Grants at Fiscal 2006 Year-End

The following table includes vesting information on each of the outstanding stock option and restricted stock grants represented in the Outstanding Equity Awards at Fiscal 2006 Year-End Table:

	Vesting Date -	Vesting Date -	Vesting Date -
	First 1/3 of	Second 1/3 of	Final 1/3 of
	Option/Stock	Option/Stock	Option/Stock
Option/Stock Award Expiration Date	Award	Award	Award

12/31/2007(1)	12/21/2000	12/21/2001	12/21/2002
02/09/2009(2)	—	—	—
04/05/2009	04/05/2003	04/05/2004	04/05/2005
10/18/2011	10/18/2005	10/18/2006	10/18/2007
06/28/2012(3)	01/29/2006	01/29/2006	01/29/2006
10/24/2012	10/24/2006	10/24/2007	10/24/2008
11/30/2013	11/30/2007	11/30/2008	11/30/2009

(1)	In December 2006, due to a “blackout” imposed by the Company in light of the delay in filing its periodic reports with the SEC, grantees under the Company’s stock option plans were unable to exercise outstanding options until the Company became current with its financial reporting obligations. Option awards under this grant would have expired during the blackout period. On December 15, 2006, all associates with outstanding stock options under this grant were provided the opportunity to elect to either exercise their amended options during the calendar year 2007 after the expiration of the blackout period (and subject to other applicable trading restrictions) or have their options expire unexercised on December 31, 2007. Certain of the NEOs had outstanding stock options under this grant and elected to exercise options during calendar year 2007 as outlined above.

(2)	In 2001, the Compensation Committee authorized the re-price and re-grant of all stock option awards outstanding with an exercise price greater than $14.00 for certain members of senior management, including the then NEOs. Such options were to be re-granted with an exercise price the higher of 1) the fair market value of the Company’s common stock on the re-grant date, or 2) a value between $10.00 and $11.00. Each of the stock option grants would continue to vest (if not already fully vested) based on its original vesting schedule.

(3)	On January 29, 2006, the last day of fiscal 2005, the Compensation Committee authorized the acceleration of all stock options previously granted to employees and executive officers with an exercise price greater than $15.90 (the market price of the Company’s stock on January 27, 2006). Vesting of option awards granted subsequent to this action (as well as those with exercise prices below $15.90) was not accelerated and such awards will vest equally over the service period established in the award, typically three years. The primary purpose of the accelerated vesting was to enable the Company to avoid recognizing future compensation expense associated with these options upon the planned adoption of SFAS No. 123R, Share-Based Payment, in fiscal 2006. This included the stock option grant set to expire on June 28, 2012. The restricted stock granted June 28, 2005 shall continue to vest in three installments each on the first, second and third anniversaries of the grant date.

Option Exercises and Stock Vested in 2006

The following table includes certain information with respect to the options exercised and restricted stock vested by each of the NEOs as of February 4, 2007:

	Option Awards		Stock Awards
	Number of		Number of
	Shares	Value	Shares	Value
	Acquired on	Realized on	Acquired on	Realized on
	Exercise	Exercise	Vesting	Vesting
Name	(#)	($)(1)	(#)	($)(2)

Maynard Jenkins	—	—	—	—
James Riley	—	—	1,666	25,823
Dale Ward	—	—	1,581	19,130
	—	—	1,883	29,243
Larry Buresh	—	—	1,519	18,380
	—	—	1,755	27,255
Larry Ellis(3)	1,400	3,647	1,138	13,770
	—	—	1,308	20,313
Martin Fraser	28,282	83,856	3,545	42,895
Don Watson	17,945	38,462	1,545	18,695

(1)	Represents the difference between the exercise price of the option and the market price at the time of exercise.

(2)	Represents the market value of the shares of Restricted Stock on the day the stock vested. These shares represent restricted stock granted in 2004 and 2005.

(3)	Mr. Ellis exercised these options in November 2006 and did not sell the shares acquired upon the exercise. These options were set to expire in December 2006.

Pension Benefits in 2006

The following table includes certain information with respect to any plans that provide for payments to our NEOs at, or following, retirement from the Company as of February 4, 2007:

		Number of	Present	Payments
		Years	Value of	During
		Credited	Accumulated	Last Fiscal
		Service	Benefit	Year
Name	Plan Name	(#)	($)(1)	($)

Maynard Jenkins	SERP(2)	N/A	4,062,075	0
James Riley	—	—	—	—
Dale Ward	—	—	—	—
Larry Buresh	—	—	—	—
Larry Ellis	—	—	—	—
Martin Fraser	—	—	—	—
Don Watson	—	—	—	—

(1)	The estimated present value of the accumulated benefit is based on the following assumptions: (1) retirement date of June 30, 2007 and (2) an applicable discount rate of 8.5%.

(2)	The Company entered into this SERP with Mr. Jenkins in August 2000. He was vested as to 33 1/3% of the maximum SERP benefit on February 1, 2002 and an additional 16 2/3% of the maximum SERP benefit on February 1 of each of the next four years. Mr. Jenkins thus became fully vested in the maximum SERP benefit on February 1, 2006 after five years of credited service.

Additional information regarding the SERP can be found above under the heading “Compensation Discussion and Analysis.”

Non-qualified Deferred Compensation in 2006

The Company sponsors the CSK Auto, Inc. Deferred Compensation Plan, an unfunded deferred compensation plan maintained primarily to provide deferred compensation benefits for a select group of “management or highly compensated employees” as defined by the Employee Retirement Income Security Act of 1974, as amended. The deferred compensation plan permits participants voluntarily to defer up to 50% of their salary and 100% of their annual bonus without regard to the limitations under the Internal Revenue Code of 1986, as amended, applicable to the Company’s tax-qualified plans. In addition, any refunds made to a participant from the Company’s 401(k) plan will be automatically transferred to the Deferred Compensation Plan. The Company may also make matching contributions to a participant’s account under this plan. Deferred amounts and any matching contributions under the deferred compensation plan are 100% vested at all times, and are invested on behalf of the participant in investment vehicles selected from time to time by the administrators of the plan. Benefits are payable at retirement in either a lump sum or installments for up to 12 years. Benefits upon a termination of employment prior to retirement are payable only in a lump sum. As reflected in the following table, only one of the Named Executive Officers receives any nonqualified deferred compensation:

Aggregate
	Executive	Registrant		Aggregate	Aggregate	Balance at
	Contributions in	Contributions in		Earnings in	Withdrawals/	Fiscal 2006
	Fiscal 2006	Fiscal 2006		Fiscal 2006	Distributions	Year-End
Name	($)(1)	($)		($)	($)	($)

Maynard Jenkins	—	—		—	—	—
James Riley	—	—		—	—	—
Martin Fraser	—	—		—	—	—
Dale Ward	—	—		—	—	—
Larry Buresh	48,287	0	(2)	4,337	0	52,624
Don Watson	—	—		—	—	—
Larry Ellis	—	—		—	—	—

(1)	To the extent required to be reported, all cash awards were reported as compensation to the NEO in the Summary Compensation Table.

(2)	Although no dollars were contributed by the Company into Mr. Buresh’s Deferred Compensation account in fiscal 2006, $3,077 was transferred from Mr. Buresh’s 401(k) account (of which $1,992 represented Company contribution) in March 2007 as a result of the Company’s 401(k) non-discrimination testing.

Potential Payments Upon Termination or Change-in-Control

The following tables illustrate estimated amounts of compensation payable to our Named Executive Officers in the event of termination of such executive’s employment based on existing severance and retention arrangements, equity plans, and in the case of Mr. Jenkins, his SERP and employment agreements. See “— Compensation Discussion and Analysis — Employment and post-employment arrangements” for a detailed description of these arrangements. These tables assume a February 2, 2007 termination date, and, where applicable, the closing price of our common stock was $16.46 (as reported on the NYSE on February 2, 2007). Actual compensation paid can only be determined at the time of the executive officer’s departure from the Company.

	Maynard Jenkins(1)
									Involuntary
									not for
									Cause (by				Involuntary
									Company)		Involuntary		Termination
									or for Good		Termination		(by Executive)
								Involuntary	Reason (by		Following a		Following a
	Voluntary							for Cause	Executive)		Change in		Change in
	Termination	Retirement		Death		Disability		Termination	Termination		Control		Control
Executive Payments Upon Termination	($)	($)		($)		($)		($)	($)		($)		($)

Cash Severance	—	900,000	(1)	1,800,000		1,800,000		—	1,800,000		1,800,000		1,800,000
Acceleration of Unvested Equity Awards Stock Options	—	253,737		253,737		253,737		—	—		253,737		—
Restricted Stock	—	—		—		—		—	—		—		—
Retirement Benefits SERP	6,000,000	6,000,000		6,000,000		6,000,000		6,000,000	6,000,000		6,000,000		6,000,000
Health and Welfare coverage(2)	121,806	121,806		121,806		121,806		—	121,806		121,806		121,806
LTIP Units(3)	—	0	(4)	0	(5)	0	(5)	—	0	(6)	0	(7)	0	(7)
Tax Gross Up	—	—		—		—		—	—		0		0
Earned Vacation	153,312	153,312		153,312		153,312		156,740	156,740		156,740		156,740
Outplacement Services	—	—		—		—		—	—		—		—

(1)	As previously announced in a Current Report on Form 8-K filed April 18, 2007, the Compensation Committee of the Board approved amendments to Mr. Jenkins’ Employment Agreement to memorialize a $900,000 bonus opportunity available to Mr. Jenkins, subject to his continued service with the Company until the new Chief Executive Officer was hired. As previously discussed, on June 8, 2007, the Company announced that Lawrence N. Mondry would succeed Mr. Jenkins as the Company’s Chief Executive Officer. Mr. Jenkins retired from the Company on August 15, 2007.

(2)	This figure represents the estimated cost of the continued medical benefits for 10 years under Mr. Jenkins’ SERP agreement based on a projected increase of premium costs at 8% per annum as well as an average annual reimbursement of $4,000 per year of out-of-pocket Exec-U-Care expenses (amounts not to be grossed up for taxes).

(3)	For each incentive bonus unit vested, the LTIP participant shall be entitled to receive a cash payment from the Company equal to the per share excess amount, if any, by which the average of the per share closing prices of the Company’s common stock on the NYSE over a specified period of time (after release by the Company of its fiscal year earnings) (the “measuring period”) exceeds $20 per share (which figure is subject to certain adjustments in the event of a change in the Company’s capitalization) (the “LTIP Payment”).

(4)	If Mr. Jenkins’ employment were terminated by reason of his retirement (as defined in the LTIP), Mr. Jenkins would have been entitled to an LTIP Payment of 100% of the amount, if any, that would have otherwise been payable to him pursuant to the LTIP, with such amount determined and paid as if he had not retired but had remained employed by the Company through each of the then remaining payment dates. The amount of cash, if any, that will ultimately be received by Mr. Jenkins is not known until the end of the measuring period (which, barring a change in control would be April 30 of 2007, 2008, 2009 and 2010). Assuming the stock price remains the same as the price on February 2, 2007, the total amount payable to Mr. Jenkins would be $0.

(5)	If Mr. Jenkins’ employment were terminated due to death or following a disability, Mr. Jenkins or his estate would have been entitled to an LTIP Payment of (1) 100% of the amount, if any, that would have otherwise been payable to him with respect to the Plan Year (as defined in the LTIP) in which the termination date occurs and (2) 50% of the amount, if any, that would have otherwise been payable to him with respect to the Plan Year immediately following the Plan Year in which the termination date occurs, in each case with such amounts determined and paid as if he had not died or become disabled but had remained employed by the Company through each of the then remaining payment dates. The amount of cash, if any, that ultimately would have been received by Mr. Jenkins would not have been known until the end of the measuring period (which, barring a change in control would be April 30 of 2007, 2008, 2009 and 2010). Assuming the stock price remains the same as the price on February 2, 2007, the total amount payable to Mr. Jenkins would be $0.

(6)	If Mr. Jenkins’ employment were terminated by the Company without Cause (as defined in the LTIP) after October 31, 2006, Mr. Jenkins would have been entitled to an LTIP Payment of 100% of the amount, if any, that would have otherwise been payable to him with respect to the Plan Year (as defined in the LTIP) in which the termination date occurs, with such amounts determined and paid as if he had remained employed by the Company through the applicable remaining payment date. The amount of cash, if any, that ultimately would have been received by Mr. Jenkins would not have been known until the end of the measuring period (which, barring a change in control would be April 30 of 2007, 2008, 2009 and 2010). Assuming the stock price remains the same as the price on February 2, 2007, the total amount payable to Mr. Jenkins would be $0.

(7)	If Mr. Jenkins’ employment were terminated following a change in control of the Company (1) by reason of his death, disability or retirement or (2) by reason of a termination of employment by the Company without Cause or by Mr. Jenkins with Good Reason (Cause and Good Reason being defined in the LTIP), Mr. Jenkins would have been entitled to an immediate cash payment equal to the per share excess, if any, of the per share value of the consideration received by the Company’s common stockholders in a change in control transaction as determined by the Committee in good faith and $20, multiplied by 100% of the aggregate number of incentive bonus units awarded to Mr. Jenkins and in respect of which Mr. Jenkins has not yet received payment. Assuming the per share transaction value of the consideration received by the Company’s common stockholders following a change in control of the Company is the same as the stock price on February 2, 2007, the total amount payable to Mr. Jenkins would be $0.

	James B. Riley(1)
									Involuntary
									not for
									Cause (by				Involuntary
									Company)		Involuntary		Termination
									or for		Termination		(by Executive)
								Involuntary	Good Reason		Following a		Following a
	Voluntary							for Cause	(by Executive)		Change in		Change in
	Termination	Retirement		Death		Disability		Termination	Termination		Control		Control
Executive Payments Upon Termination	($)	($)		($)		($)		($)	($)		($)		($)

Cash Severance	—	—		—		—		—	429,000		429,000		429,000
Acceleration of Unvested Equity Awards
Stock Options	—			38,267		38,267		—	—		38,267		—
Restricted Stock	—	—		138,248		138,248		—	—		138,248		—
Retirement Benefits SERP	—	—		—		—		—	—		—		—
Health and Welfare coverage(2)	—	—		—		—		—	14,000		14,000		14,000
LTIP Units(3)	—	0	(4)	0	(5)	0	(5)	—	0	(6)	0	(7)	0	(7)
Tax Gross Up	—	—		—		—		—	—		—		—
Earned Vacation	47,008	47,008		47,008		47,008		55,797	55,797		55,797		55,797
Outplacement benefits	—	—		—		—		—	49,500		49,500		49,500

(1)	In a Current Report on Form 8-K filed June 8, 2007, the Company announced that Mr. Riley resigned to accept a position as CFO with Ormet, an aluminum production company in his home state of Ohio. His resignation was effective at the end of June 2007. Upon his resignation, Mr. Riley forfeited all unvested stock options and restricted stock awards.

(2)	This figure represents the estimated cost of the continued medical benefits for one year under Mr. Riley’s severance and retention agreement based on the current premium costs as well as an estimated reimbursement of $7,500 per year of out-of-pocket Exec-U-Care expenses (amounts not to be grossed up for taxes).

(3)	For each incentive bonus unit vested, the LTIP participant shall be entitled to receive the LTIP Payment (as defined above).

(4)	If Mr. Riley’s employment were terminated by reason of his retirement (as defined in the LTIP) on February 2, 2007, Mr. Riley would have been entitled to an LTIP Payment of 100% of the amount, if any, that would have otherwise been payable to him pursuant to the LTIP, with such amount determined and paid as if he had not retired but had remained employed by the Company through each of the then remaining payment dates. The amount of cash, if any, that ultimately would have been received by Mr. Riley would not be known until the end of the measuring period (which, barring a change in control would be April 30 of 2007, 2008, 2009 and 2010). Assuming the stock price remained the same as the price on February 2, 2007, the total amount payable to Mr. Riley would have been $0.

(5)	If Mr. Riley’s employment were terminated due to death or following a disability on February 2, 2007, Mr. Riley or his estate would have been entitled to an LTIP Payment of (1) 100% of the amount, if any, that would have otherwise been payable to him with respect to the Plan Year (as defined in the LTIP) in which the termination date occurred and (2) 50% of the amount, if any, that would have otherwise been payable to him with respect to the Plan Year immediately following the Plan Year in which the termination date occurred, in each case with such amounts determined and paid as if he had not died or become disabled but had remained employed by the Company through each of the then remaining payment dates. The amount of cash, if any, that ultimately would have been received by Mr. Riley would not be known until the end of the measuring period (which, barring a change in control would be April 30 of 2007, 2008, 2009 and 2010). Assuming the stock price remained the same as the price on February 2, 2007, the total amount payable to Mr. Riley would have been $0.

(6)	If Mr. Riley’s employment were terminated by the Company without Cause (as defined in the LTIP) on February 2, 2007, Mr. Riley would have been entitled to an LTIP Payment of 100% of the amount, if any, that would have otherwise been payable to him with respect to the Plan Year (as defined in the LTIP) in which the termination date occurred, with such amounts determined and paid as if he had remained employed by the Company through the applicable remaining payment date. The amount of cash, if any, that ultimately would have been received by Mr. Riley would not be known until the end of the measuring period (which, barring a change in control would be April 30 of 2007, 2008, 2009 and 2010). Assuming the stock price remained the same as the price on February 2, 2007, the total amount payable to Mr. Riley would have been $0.

(7)	If Mr. Riley’s employment were terminated following a change in control of the Company (1) by reason of his death, disability or retirement or (2) by reason of a termination of employment by the Company without Cause or by Mr. Riley with Good Reason (Cause and Good Reason being defined in the LTIP), Mr. Riley would have been entitled to an immediate cash payment equal to the per share excess, if any, of the per share value of the consideration received by the Company’s common stockholders in a change in control transaction as determined by the Committee in good faith and $20, multiplied by 100% of the aggregate number of incentive bonus units awarded to Mr. Riley and in respect of which Mr. Riley had not yet received payment. Assuming the per share transaction value of the consideration received by the Company’s common stockholders following a change in control of the Company is the same as the stock price on February 2, 2007, the total amount payable to Mr. Riley would have been $0.

	Dale Ward
									Involuntary
									Not for
									Cause (by				Involuntary
									Company)		Involuntary		Termination
									or for		Termination		(by Executive)
								Involuntary	Good Reason		Following a		Following a
	Voluntary							for Cause	(by Executive)		Change in		Change in
	Termination	Retirement		Death		Disability		Termination	Termination		Control		Control
Executive Payments Upon Termination	($)	($)		($)		($)		($)	($)		($)		($)

Cash Severance	—	—		—		—		—	455,000		455,000		455,000
Acceleration of Unvested Equity Awards
Stock Options	—			42,844		42,844		—	—		42,844		—
Restricted Stock	—	—		187,117		187,117		—	—		187,117		—
Retirement Benefits SERP	—	—		—		—		—	—		—		—
Health and Welfare coverage(1)	—	—		—		—		—	20,000		20,000		20,000
LTIP Units(2)	—	0	(3)	0	(4)	0	(4)	—	0	(5)	0	(5)	0	(6)
Tax Gross Up	—	—		—		—		—	—		—		—
Earned Vacation	26,344	26,344		26,344		26,344		58,341	58,341		58,341		58,341
Outplacement benefits	—	—		—		—		—	52,500		52,500		52,500

(1)	This figure represents the estimated cost of the continued medical benefits for one year under Mr. Ward’s severance and retention agreement based on the current premium costs as well as an estimated reimbursement of $7,500 per year of out-of-pocket Exec-U-Care expenses (amounts not to be grossed up for taxes).

(2)	For each incentive bonus unit vested, the LTIP participant shall be entitled to receive the LTIP Payment (as defined above).

(3)	If Mr. Ward’s employment is terminated by reason of his retirement (as defined in the LTIP) and the termination date occurs prior to the occurrence of a change in control of the Company, Mr. Ward will be entitled to an LTIP Payment of 100% of the amount, if any, that would have otherwise been payable to him pursuant to the LTIP, with such amount determined and paid as if he had not retired but had remained employed by the Company through each of the then remaining payment dates. The amount of cash, if any, that will ultimately be received by Mr. Ward is not known until the end of the measuring period (which, barring a change in control would be April 30 of 2007, 2008, 2009 and 2010). Assuming the stock price remains the same as the price on February 2, 2007, the total amount payable to Mr. Ward would be $0.

(4)	If Mr. Ward’s employment is terminated due to death or following a disability and the termination date occurs prior to the occurrence of a change in control of the Company, Mr. Ward or his estate will be entitled to an LTIP

Payment of (1) 100% of the amount, if any, that would have otherwise been payable to him with respect to the Plan Year (as defined in the LTIP) in which the termination date occurs and (2) 50% of the amount, if any, that would have otherwise been payable to him with respect to the Plan Year immediately following the Plan Year in which the termination date occurs, in each case with such amounts determined and paid as if he had not died or become disabled but had remained employed by the Company through each of the then remaining payment dates. The amount of cash, if any, that will ultimately be received by Mr. Ward is not known until the end of the measuring period (which, barring a change in control would be April 30 of 2007, 2008, 2009 and 2010). Assuming the stock price remains the same as the price on February 2, 2007, the total amount payable to Mr. Ward would be $0.

(5)	If Mr. Ward’s employment is terminated by the Company without Cause (as defined in the LTIP) after October 31, 2006 and the termination date occurs prior to the occurrence of a change in control of the Company, Mr. Ward will be entitled to an LTIP Payment of 100% of the amount, if any, that would have otherwise been payable to him with respect to the Plan Year (as defined in the LTIP) in which the termination date occurs, with such amounts determined and paid as if he had remained employed by the Company through the applicable remaining payment date. The amount of cash, if any, that will ultimately be received by Mr. Ward is not known until the end of the measuring period (which, barring a change in control would be April 30 of 2007, 2008, 2009 and 2010). Assuming the stock price remains the same as the price on February 2, 2007, the total amount payable to Mr. Ward would be $0.

(6)	If Mr. Ward’s employment is terminated following a change in control of the Company (1) by reason of his death, disability or retirement or (2) by reason of a termination of employment by the Company without Cause or by Mr. Ward with Good Reason (Cause and Good Reason being defined in the LTIP), Mr. Ward will be entitled to an immediate cash payment equal to the per share excess, if any, of the per share value of the consideration received by the Company’s common stockholders in a change in control transaction as determined by the Committee in good faith and $20, multiplied by 100% of the aggregate number of incentive bonus units awarded to Mr. Ward and in respect of which Mr. Ward has not yet received payment. Assuming the per share transaction value of the consideration received by the Company’s common stockholders following a change in control of the Company is the same as the stock price on February 2, 2007, the total amount payable to Mr. Ward would be $0.

	Larry Buresh
									Involuntary
									Not for
									Cause (by				Involuntary
									Company)		Involuntary		Termination
									or for		Termination		(by Executive)
								Involuntary	Good Reason		Following a		Following a
	Voluntary							for Cause	(by Executive)		Change in		Change in
	Termination	Retirement		Death		Disability		Termination	Termination		Control		Control
Executive Payments Upon Termination	($)	($)		($)		($)		($)	($)		($)		($)

Cash Severance	—	—		—		—		—	429,000		429,000		429,000
Acceleration of Unvested Equity Awards
Stock Options	—			39,921		39,921		—	—		39,921		—
Restricted Stock	—	—		162,296		162,296		—	—		162,296		—
Retirement Benefits SERP	—	—		—		—		—	—		—		—
Health and Welfare coverage(1)	—	—		—		—		—	20,000		20,000		20,000
LTIP Units(2)	—	0	(3)	0	(4)	0	(4)	—	0	(5)	0	(5)	0	(6)
Tax Gross Up	—	—		—		—		—	—		—		—
Earned Vacation	40,479	40,479		40,479		40,479		48,640	48,640		48,640		48,640
Outplacement benefits	—	—		—		—		—	49,500		49,500		49,500

(1)	This figure represents the estimated cost of the continued medical benefits for one year under Mr. Buresh’s severance and retention agreement based on the current premium costs as well as an estimated reimbursement of $7,500 per year of out-of-pocket Exec-U-Care expenses (amounts not to be grossed up for taxes).

(2)	For each incentive bonus unit vested, the LTIP participant shall be entitled to receive the LTIP Payment (as defined above).

(3)	If Mr. Buresh’s employment is terminated by reason of his retirement (as defined in the LTIP) and the termination date occurs prior to the occurrence of a change in control of the Company, Mr. Buresh will be entitled to an LTIP Payment of 100% of the amount, if any, that would have otherwise been payable to him pursuant to the LTIP, with such amount determined and paid as if he had not retired but had remained employed by the Company through each of the then remaining payment dates. The amount of cash, if any, that will ultimately be received by Mr. Buresh is not known until the end of the measuring period (which, barring a change in control would be April 30 of 2007, 2008, 2009 and 2010). Assuming the stock price remains the same as the price on February 2, 2007, the total amount payable to Mr. Buresh would be $0.

(4)	If Mr. Buresh’s employment is terminated due to death or following a disability and the termination date occurs prior to the occurrence of a change in control of the Company, Mr. Buresh or his estate will be entitled to an LTIP Payment of (1) 100% of the amount, if any, that would have otherwise been payable to him with respect to the Plan Year (as defined in the LTIP) in which the termination date occurs and (2) 50% of the amount, if any, that would have otherwise been payable to him with respect to the Plan Year immediately following the Plan Year in which the termination date occurs, in each case with such amounts determined and paid as if he had not died or become disabled but had remained employed by the Company through each of the then remaining payment dates. The amount of cash, if any, that will ultimately be received by Mr. Buresh is not known until the end of the measuring period (which, barring a change in control would be April 30 of 2007, 2008, 2009 and 2010). Assuming the stock price remains the same as the price on February 2, 2007, the total amount payable to Mr. Buresh would be $0.

(5)	If Mr. Buresh’s employment is terminated by the Company without Cause (as defined in the LTIP) after October 31, 2006 and the termination date occurs prior to the occurrence of a change in control of the Company, Mr. Buresh will be entitled to an LTIP Payment of 100% of the amount, if any, that would have otherwise been payable to him with respect to the Plan Year (as defined in the LTIP) in which the termination date occurs, with such amounts determined and paid as if he had remained employed by the Company through the applicable remaining payment date. The amount of cash, if any, that will ultimately be received by Mr. Buresh is not known until the end of the measuring period (which, barring a change in control would be April 30 of 2007, 2008, 2009 and 2010). Assuming the stock price remains the same as the price on February 2, 2007, the total amount payable to Mr. Buresh would be $0.

(6)	If Mr. Buresh’s employment is terminated following a change in control of the Company (1) by reason of his death, disability or retirement or (2) by reason of a termination of employment by the Company without Cause or by Mr. Buresh with Good Reason (Cause and Good Reason being defined in the LTIP), Mr. Buresh will be entitled to an immediate cash payment equal to the per share excess, if any, of the per share value of the consideration received by the Company’s common stockholders in a change in control transaction as determined by the Committee in good faith and $20, multiplied by 100% of the aggregate number of incentive bonus units awarded to Mr. Buresh and in respect of which Mr. Buresh has not yet received payment. Assuming the per share transaction value of the consideration received by the Company’s common stockholders following a change in control of the Company is the same as the stock price on February 2, 2007, the total amount payable to Mr. Buresh would be $0.

	Larry Ellis
									Involuntary
									Not for
									Cause (by				Involuntary
									Company)		Involuntary		Termination
									or for		Termination		(by Executive)
								Involuntary	Good Reason		Following a		Following a
	Voluntary							for Cause	(by Executive)		Change in		Change in
	Termination	Retirement		Death		Disability		Termination	Termination		Control		Control
Executive Payments Upon Termination	($)	($)		($)		($)		($)	($)		($)		($)

Cash Severance	—	—		—		—		—	325,000		325,000		325,000
Acceleration of Unvested Equity Awards
Stock Options	—			29,761		29,761		—	—		29,761		—
Restricted Stock	—	—		122,183		122,183		—	—		122,183		—
Retirement Benefits SERP	—	—		—		—		—	—		—		—
Health and Welfare coverage(1)	—	—		—		—		—	14,000		14,000		14,000
LTIP Units(2)	—	0	(3)	0	(4)	0	(4)	—	0	(5)	0	(5)	0	(6)
Tax Gross Up	—	—		—		—		—	—		—		—
Earned Vacation	29,712	29,712		29,712		29,712		42,567	42,567		42,567		42,567
Outplacement benefits	—	—		—		—		—	37,500		37,500		37,500

(1)	This figure represents the estimated cost of the continued medical benefits for one year under Mr. Ellis’ severance and retention agreement based on the current premium costs as well as an estimated reimbursement of $7,500 per year of out-of-pocket Exec-U-Care expenses (amounts not to be grossed up for taxes).

(2)	For each incentive bonus unit vested, the LTIP participant shall be entitled to receive the LTIP Payment (as defined above).

(3)	If Mr. Ellis’ employment is terminated by reason of his retirement (as defined in the LTIP) and the termination date occurs prior to the occurrence of a change in control of the Company, Mr. Ellis will be entitled to an LTIP Payment of 100% of the amount, if any, that would have otherwise been payable to him pursuant to the LTIP, with such amount determined and paid as if he had not retired but had remained employed by the Company through each of the then remaining payment dates. The amount of cash, if any, that will ultimately be received by Mr. Ellis is not known until the end of the measuring period (which, barring a change in control would be April 30 of 2007, 2008, 2009 and 2010). Assuming the stock price remains the same as the price on February 2, 2007, the total amount payable to Mr. Ellis would be $0.

(4)	If Mr. Ellis’ employment is terminated due to death or following a disability and the termination date occurs prior to the occurrence of a change in control of the Company, Mr. Ellis or his estate will be entitled to an LTIP Payment of (1) 100% of the amount, if any, that would have otherwise been payable to him with respect to the Plan Year (as defined in the LTIP) in which the termination date occurs and (2) 50% of the amount, if any, that would have otherwise been payable to him with respect to the Plan Year immediately following the Plan Year in which the termination date occurs, in each case with such amounts determined and paid as if he had not died or become disabled but had remained employed by the Company through each of the then remaining payment dates. The amount of cash, if any, that will ultimately be received by Mr. Ellis is not known until the end of the measuring period (which, barring a change in control would be April 30 of 2007, 2008, 2009 and 2010). Assuming the stock price remains the same as the price on February 2, 2007, the total amount payable to Mr. Ellis would be $0.

(5)	If Mr. Ellis’ employment is terminated by the Company without Cause (as defined in the LTIP) after October 31, 2006 and the termination date occurs prior to the occurrence of a change in control of the Company, Mr. Ellis will be entitled to an LTIP Payment of 100% of the amount, if any, that would have otherwise been payable to him with respect to the Plan Year (as defined in the LTIP) in which the termination date occurs, with such amounts determined and paid as if he had remained employed by the Company through the applicable remaining payment date. The amount of cash, if any, that will ultimately be received by Mr. Ellis is not known until the end of the measuring period (which, barring a change in control would be April 30 of 2007, 2008, 2009 and 2010). Assuming the stock price remains the same as the price on February 2, 2007, the total amount payable to Mr. Ellis would be $0.

(6)	If Mr. Ellis’ employment is terminated following a change in control of the Company (1) by reason of his death, disability or retirement or (2) by reason of a termination of employment by the Company without Cause or by Mr. Ellis with Good Reason (Cause and Good Reason being defined in the LTIP), Mr. Ellis will be entitled to an immediate cash payment equal to the per share excess, if any, of the per share value of the consideration received by the Company’s common stockholders in a change in control transaction as determined by the Committee in good faith and $20, multiplied by 100% of the aggregate number of incentive bonus units awarded to Mr. Ellis and in respect of which Mr. Ellis has not yet received payment. Assuming the per share transaction value of the consideration received by the Company’s common stockholders following a change in control of the Company is the same as the stock price on February 2, 2007, the total amount payable to Mr. Ellis would be $0.

On September 27, 2006, Don Watson, former Senior Vice President and Chief Administrative Officer, departed from the Company. In connection with his departure and pursuant to the terms of his Severance and Retention Agreement with the Company dated February 14, 2002 (as amended), Mr. Watson was eligible to receive an amount in cash equal to 75% of his then base salary, benefits and target bonus. On March 30, 2007, Mr. Watson was paid a lump sum severance payment of $251,327, representing the equivalent of six months’ base salary, target bonus and car allowance. Thereafter, Mr. Watson was to be paid the remainder of his severance in three additional equal monthly installment payments, each in the amount of approximately $41,888. From and after the date of termination of employment, Mr. Watson also continued to receive executive health/medical benefits for nine months (at an approximate valuation of $12,528). Pursuant to his Agreement, he also received outplacement services in the amount of $90,000. In connection with his departure, Mr. Watson forfeited 25,890 unvested stock options, 6,665 shares of restricted stock and all 250,000 incentive bonus units granted to him under the LTIP.

On September 27, 2006, Martin Fraser, former President and Chief Operating Officer, departed from the Company. In connection with his departure and pursuant to the terms of his Severance and Retention Agreement with the Company dated February 14, 2002 (as amended), Mr. Fraser was eligible to receive an amount in cash equal to 75% of his then base salary, benefits and target bonus. On March 30, 2007, Mr. Fraser was paid a lump sum severance payment of $458,738, representing the equivalent of six months’ base salary, target bonus and car allowance. Thereafter, Mr. Fraser was to be paid the remainder of his severance in three additional equal monthly installment payments, each in the amount of approximately $76,457. From and after the date of termination of employment, Mr. Fraser also continued to receive executive health/medical benefits for nine months (at an approximate value of $18,993). Pursuant to his Agreement, he also received outplacement services in the amount of $90,000, with eligibility for additional such services not to exceed a total of $135,000. In connection with his departure, Mr. Fraser forfeited 56,566 unvested stock options, 14,899 shares of restricted stock and all 500,000 incentive bonus units granted to him under the 2005 LTIP Plan.

Compensation of Directors

Outside Director Compensation Policy

Pursuant to our Outside Director Compensation Policy, as amended, our outside directors are paid an annual cash stipend of $50,000 (“Annual Stipend”). This Policy also provides for (i) an annual award of options to purchase 10,000 shares of our common stock at the close of business on the date of each annual meeting of stockholders, with an exercise price equal to the fair market value at the close of trading on the grant date (such options being granted pursuant to the 2004 Stock Plan adopted by our stockholders in June 2004); (ii) payment of fees of $1,500 plus reimbursement of reasonable expenses for each regular Board of Directors meeting attended in person or telephonically, $1,500 plus reimbursement of reasonable expenses for attendance in person at any committee meeting or special Board meeting that is not held in conjunction with a regular Board meeting, and $500 for each committee meeting or special Board meeting attended telephonically; and (iii) payment of annual fees of $15,000, $7,500 and $7,500 to the chairpersons of the Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee, respectively.

2006 Non-Employee Director Compensation Table

The following table summarizes the compensation provided by the Company to the Non-Employee Directors for fiscal year ended February 4, 2007:

					Change in
					Pension
					Value and
	Fees				Nonqualified
	Earned or			Non-Equity	Deferred
	Paid in	Stock	Option	Incentive Plan	Compensation	All Other
	Cash	Awards	Awards	Compensation	Earnings	Compensation	Total
Name	($)(1)	($)	($)(2)	($)	($)	($)	($)

James G. Bazlen(3)	14,000	—	57,200	—	—	51,200	122,400
Morton Godlas	76,000	—	57,200	—	—	—	133,200
Terilyn A. Henderson	78,000	—	57,200	—	—	—	135,200
Charles K. Marquis(4)(5)	196,500	—	57,200	—	—	—	253,700
Charles J. Philippin(5)(6)	195,000	—	57,200	—	—	—	252,200
William A. Shutzer(7)	74,000	—	57,200	—	—	—	131,200

(1)	Pursuant to our Outside Director Compensation Policy outlined above, Non-Employee Directors are also eligible for reimbursement of reasonable expenses (e.g., travel expenses) incurred in connection with attendance at Board and/or Committee meetings. Expense amounts reimbursed are not included in the table above.

(2)	The amounts included in the “Option Awards” column are the amounts of compensation cost recognized by the Company in fiscal 2006 related to stock option awards that have not yet vested, in accordance with FAS 123(R). Non-management director stock option grants become fully vested on the first anniversary of the grant date and expire seven years from the grant date.

All option awards shown are based on the average of the high and low prices of the Company’s common stock on the date of grant. For a discussion of valuation assumptions, see Note 2 to the Company’s Consolidated Financial Statements included in the 2006 10-K. The grant date fair value of the stock options underlying the expense shown in this column is as follows (for each director): (1) $50,455 for the 10,000 options granted October 18, 2005 and (2) $63,522 for the 10,000 options granted November 30, 2006.

(3)	As discussed below under the caption “Certain Relationships and Related Transactions,” Mr. Bazlen, formerly our President and Chief Operating Officer and currently a member of our Board of Directors, has an employment agreement with the Company that provides for payment of all compensation and reimbursement of expenses provided to outside directors under the Outside Director Compensation Policy except for the Annual Stipend, as well as payment of an annual base salary (equal to the Annual Stipend) and certain benefits. Amounts included in the “All Other Compensation” column for Mr. Bazlen include his annual base salary as well as Company matching contributions to his 401(k) Plan.

(4)	Mr. Marquis was Chair for both the Compensation Committee and the Nominating and Corporate Governance Committee during fiscal 2006. On September 10, 2007, Terilyn Henderson was designated Chair of the Nominating and Corporate Governance Committee.

(5)	In addition to the standard director fees payable under our Outside Director Compensation Policy, in July 2006, in connection with the Audit Committee-led accounting investigation discussed above, the three disinterested members of the Board of Directors (as respects such investigation and excluding Messrs. Philippin and Marquis) authorized the payment to each of Messrs. Philippin and Marquis (comprising the Special Investigation Committee of the Audit Committee of the Board of Directors) for their services during fiscal 2006 of an additional stipend of $50,000, plus $50,000 in meeting fees, based on the approximate number of telephonic and in-person meetings in which they participated and our standard director meeting fees of $1,500 and $500 for in-person and telephonic meetings, respectively.

(6)	Mr. Philippin is the Chair for the Audit Committee.

(7)	The Company entered into an agreement in June 2006 with Evercore Financial Advisors L.L.C. (“Evercore”) for certain financial advisory services in connection with our financial restructuring in fiscal year 2006 described in our 2006 10-K. Pursuant to the agreement, the Company paid approximately $0.6 million to Evercore during fiscal 2006. Mr. Shutzer, a member of our Board of Directors, is a Senior Managing Director of Evercore.

Directors’ Outstanding Equity Awards at 2006 Fiscal-Year End

The following table includes certain information concerning non-management directors’ outstanding equity awards as of February 4, 2007:

Outstanding
Stock
Options
Name	(#)(1)

James Bazlen(2)	106,500
Morton Godlas	30,000
Terilyn Henderson	30,000
Charles Marquis	30,000
Charles Philippin	30,000
William Shutzer	30,000

(1)	For each director, all options are fully vested and exercisable with the exception of 10,000 options awarded to each director during fiscal 2006. Those options will become fully vested and exercisable on November 30, 2007.

(2)	Outstanding stock options for Mr. Bazlen comprise 76,500 options awarded to him while he was the President and Chief Operating Officer of the Company and 30,000 options awarded to him since 2004 as a member of our Board of Directors, after his retirement as President and COO.

Compensation Committee Interlocks and Insider Participation

No current member of our Compensation Committee was, during fiscal 2006, one of our executive officers or employees or was formerly one of our officers. None of our executive officers serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our Board of Directors.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Company has a written policy and has established procedures regarding approval of transactions between the Company and any employee, officer, director and certain immediate family members and other related persons including those required to be reported under Item 404(a) of Regulation S-K. Under this policy, the Nominating and Corporate Governance Committee or the Committee’s authorized delegate (which, for purposes of this policy, is the Chairman of the Committee) must approve any transaction between the Company and any related party. In determining whether to approve a related party transaction, the Committee considers all relevant factors, including but not limited to the benefits to the Company, the impact on a director’s independence, the availability of comparable products or services, the terms of the transaction, the terms available to unrelated third parties or to employees generally, and whether the transaction is, overall, inconsistent with the best interests of the Company. If a member of the Committee, or any of his or her immediate family members, is a party to any proposed transaction, the Committee member shall not participate in any review, consideration or approval of the related party transaction.

Upon his retirement as President and Chief Operating Officer of the Company in April 2000, the Company entered into an employment agreement with Mr. Bazlen, a member of our Board of Directors, for the performance of specific projects for the Company, as designated by the Chief Executive Officer or President, for an annual base salary ($50,000 since April 2005) and continued payment of certain medical, dental, insurance, 401(k) and other benefits. This agreement is terminable by either party upon written notice. In connection with his membership on our Board of Directors, Mr. Bazlen receives all compensation (including annual grants of stock options, but excluding the Annual Stipend), that is provided to our outside directors under the Outside Director Compensation Policy described above under the caption “Outside Director Compensation Policy.

The Board of Directors has determined not to characterize Mr. Shutzer as “independent” pursuant to the NYSE Listing Standards because they determined that Mr. Shutzer, or a company by which he is employed, may provide investment banking or other financial advisory services to the Company in the future. Since joining Evercore Partners (together with its affiliates and/or subsidiaries, “Evercore”) as a Senior Managing Partner in April 2004, the Company has entered into two agreements with Evercore for financial advisory services. In November 2005, we entered into an agreement with Evercore for certain financial advisory services in connection with our acquisition of Murray’s. Under the agreement, we agreed to pay, and the Board of Directors approved the payment of, approximately $1.4 million to Evercore upon the successful closing of the transaction. In May 2006, the Board of Directors approved our entry into an agreement with Evercore for financial advisory services in connection with our refinancing in fiscal 2006, resulting in payments to Evercore in fiscal 2006 of approximately $610,000.

During 2005, Maynard Jenkins, Chairman of the Board of Directors and Chief Executive Officer of the Company, performed consulting services for an unaffiliated entity relating to a proposed acquisition for which he was paid a fee of $250,000. When he accepted the consulting engagement, Mr. Jenkins did not recall that his employment agreement with the Company (which initially was executed in 1998) requires prior approval by the Board of any outside work for compensation. In early 2006, this matter was raised by Mr. Jenkins with the Board and the Board requested, and Mr. Jenkins agreed, that he remit the after-tax proceeds of the consulting fee to the Company. As a result, in March 2006, Mr. Jenkins paid to the Company the amount of $147,060.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information concerning beneficial ownership of our common stock as of September 26, 2007 (the “Ownership Date”) (except as indicated below), by (1) each person we know to be a beneficial owner of more than 5% of our outstanding common stock, (2) each director of the Company who could be deemed to be the beneficial owner of shares of our common stock, (3) our Chief Executive Officer and our Named Executive Officers who could be deemed to be the beneficial owner of shares of our common stock, and (4) all directors and executive officers of the Company as a group. The number of shares and total voting power shown include shares that these persons had a right to acquire within 60 days after the Ownership Date through the exercise of stock options and vested shares they hold in the Company’s 401(k) Plan.

	Number of	Total Voting
Name	Shares	Power (%)*

OppenheimerFunds, Inc.(1)	5,596,820	12.61
Karsch Capital Management LP(2)	4,096,830	9.32
GLG Partners LP(3)	3,891,447	8.88
Blue Harbour Group(4)	3,350,300	7.65
Viking Global Performance LLC(5)	2,219,700	5.10
Robert S. Pitts, Jr.(6)	2,200,000	5.01
James Bazlen(7)(8)	358,357	**
Morton Godlas(8)(9)	28,521	**
Terilyn A. Henderson(8)	21,012	**
Charles K. Marquis(8)	70,000	**
Charles J. Philippin(8)	35,601	**
William A. Shutzer(8)(10)	33,671	**
Lawrence Mondry(8)(11)	75,000	**
Larry Buresh(8)(11)	167,659	**
Larry Ellis(8)(11)(12)	68,922	**
Dale Ward(8)(11)	98,867	**
Maynard Jenkins(8)(13)(14)	824,332	1.88
James B. Riley(8)(11)(15)	24,775	**
Martin Fraser(8)(16)	164,249	**
Don Watson(8)(17)	110,353	**
All directors and executive officers as a group (14 persons)(7)-(12)	1,036,972	2.36

 * As of the Ownership Date, 43,959,709 shares of common stock were issued and outstanding.

** Less than 1%.

(1)	OppenheimerFunds, Inc. (“OFI”) is an investment adviser and manager of Oppenheimer Capital Income Fund (“OCIF”), a registered investment company. OFI has beneficial ownership of 5,596,820 shares and OCIF has beneficial ownership of 5,417,320 shares. OFI has shared voting and dispositive power with respect to 5,596,820 shares and OCIF has shared voting and dispositive power with respect to 5,417,320 shares. The address for OFI is Two World Financial Center, 225 Liberty Street, 11th Floor, New York, New York 10281-1008. The address for OCIF is 6803 S. Tucson Way, Centennial, Colorado 80112. The information with respect to OFI and OCIF is as of December 29, 2006, and was obtained from the Schedule 13G/A filed with the SEC on their behalf on February 6, 2007.

(2)	Karsch Management GP, LLC (“Karsch GP”) is the general partner of Karsch Capital Management, LP, an investment adviser. (“Karsch Management”) Michael A. Karsch is the managing member of Karsch GP. Each of Karsch GP, Karsch Management and Michael A. Karsch has shared voting power and shared dispositive power with respect to all 4,082,730 of such shares. The business address of each of the reporting entities is

110 East 59th Street, 22nd Floor, New York, NY 10022. The information with respect to Karsch GP, Karsch Management and Michael A. Karsch is as of September 14, 2007 and was obtained from the Schedule 13D/A filed with the SEC on their behalf on September 17, 2007.

(3)	GLG Partners Limited (the “General Partner”) is the general partner of GLG Partners LP. Each of Noam Gottesman, Pierre Lagrange, and Emmanuel Roman is a managing director of the General Partner (the “Managing Directors”). Each of GLG Partners LP, the General Partner, and the Managing Directors has shared voting and dispositive power with respect to all 3,891,447 of such shares. The business address of each of the reporting entities is c/o GLG Partners LP, 1 Curzon Street, London W1J BHB, United Kingdom. The information with respect to the General Partner, GLG Partners LP and the Managing Directors is as of December 31, 2006 and was obtained from the Schedule 13G/A filed with the SEC on their behalf on February 14, 2007.

(4)	Blue Harbour Group, LP (“Blue Harbor”) provides investment advisory and investment management services to Blue Harbour Strategic Value Partners Master Fund, LP, which beneficially owns and has shared voting and dispositive power with respect to 2,788,150 shares, and Blue Harbor Institutional Partners Master Fund, L.P., which beneficially owns and has shared voting and dispositive power with respect to 562,150 shares (collectively, the “Funds”), and, among other things, exercises all voting and other powers and privileges attributable to any securities held for the Funds’ account. Blue Harbour GP, LLC is a general partner of the Funds. Blue Harbour Holdings, LLC is a general partner of Blue Harbour (each of Blue Harbor GP, LLC, Blue Harbor Holdings, LLC and Blue Harbor are collectively referred to as the “Blue Harbor Entities”). Clifton S. Robbins is Chief Executive Officer of Blue Harbour. All of the securities held by the Funds are deemed beneficially owned by the Blue Harbor Entities and Mr. Robbins and each of the Blue Harbour Entities and Mr. Robbins has shared voting and dispositive power with respect to all 3,350,300 of such shares. The address of each of the Funds, the Blue Harbour Entities and Mr. Robbins is 240 Greenwich Avenue, Third Floor, Greenwich, Connecticut, 06830. The foregoing information is as of July 13, 2006 and was obtained from the Schedule 13D filed with the SEC on behalf of the Blue Harbor Entities on July 17, 2006.

(5)	Viking Global Performance LLC (“VGP”) is the general partner of Viking Global Equities LP (“VGE”). Viking Global Investors LP (“VGI”) is an affiliate of VGP that provides managerial services to VGE. VGE beneficially owns and has shared voting and dispositive power with respect to 917,600 shares. VGP and VGI may be deemed to beneficially own all shares owned by VGE. O. Andreas Halvorsen and David C. Ott are Managing Directors of VGI and Members of VGP (the “Managing Directors”). Each of VGP, CGI and the Managing Directors has shared voting and dispositive power with respect to all 2,219,700 shares. The business address for each of the reporting entities is 55 Railroad Avenue, Greenwich, CT 06830. The foregoing information is as of December 31, 2006 and was obtained from the Schedule 13G/A filed with the SEC on their behalf on February 14, 2007.

(6)	Mr. Pitts is the managing partner of Steadfast Capital Management LLC (“Management”) and Steadfast Advisors LLC (“Advisors”). Advisors has the power to vote and dispose of the 354,929 shares held by Steadfast Capital, L.P. Management has the power to vote and dispose of the 728,214 shares held by American Steadfast, L.P. and the 1,116,857 shares held by Steadfast International Ltd. (“International”). Collectively, the reporting entities own 2,200,000 shares of our common stock. The business address for each of each reporting entity, except International, is 767 Fifth Avenue, 6th Floor, New York, New York 10153. The business address for International is c/o Appleby Corporate Services (Cayman) Limited, P.O. Box 1350 GT, George Town, Grand Cayman, Cayman Islands. The foregoing information is as of August 7, 2007 and was obtained from the Schedule 13G filed with the SEC on their behalf on August 9, 2007.

(7)	Includes 259,857 shares of common stock held by a revocable family trust and 2,000 shares of common stock owned by Mr. Bazlen’s children.

(8)	Includes the following shares of our common stock that the following individuals have the right to acquire within 60 days after September 26, 2007, through the exercise of options: James Bazlen (96,500); Morton Godlas (20,000); Terilyn A. Henderson (20,000); Charles K. Marquis (20,000); Charles J. Philippin (20,000); William A. Shutzer (20,000); Lawrence Mondry (0); Larry Buresh (130,596); Larry Ellis (56,875); Dale Ward (82,885); Martin Fraser (131,198); Don Watson (90,629); Maynard Jenkins (800,732); James B. Riley

(13,333); (and all current directors and executive officers as a group (528,889). Upon departure from the Company, all unvested stock options are forfeited.

(9)	Consists of 8,521 shares of common stock held in a revocable family trust.

(10)	Includes 2,000 shares of common stock held by a Defined Benefit Plan.

(11)	Includes shares of restricted stock awarded to our executive officers, net of a portion of the restricted stock that has already vested as well as shares that were surrendered back to the Company to satisfy tax obligations arising from these vestings (total net shares as of September 26, 2007 are shown in parentheses after each named individual): Lawrence Mondry (75,000); Larry Buresh (8,340); and Larry Ellis (7,067); Dale Ward (9,786) and all executive officers as a group (110,400). Such shares vest as to 33 1/3% on each of the first, second and third year anniversaries of the grant date and confer the holders with the entire beneficial ownership interest in, and all rights and privileges of a stockholder as to, such restricted shares, including voting rights. Upon departure from the Company, all unvested shares of restricted stock are forfeited.

(12)	Consists of 4,980 shares of common stock held in a revocable family trust.

(13)	Includes 23,600 shares of common stock held in revocable family trusts.

(14)	As discussed above under the caption “Information About Our Executive Officers” in August 2007, Mr. Jenkins retired from the Company. The number of shares owned by Mr. Jenkins is as of August 15, 2007.

(15)	As discussed above under the caption “Information About Our Executive Officers” in June 2007, Mr. Riley resigned from the Company. The number of shares owned by Mr. Riley is as of June 30, 2007.

(16)	As discussed above under the caption “Information About Our Executive Officers” as of September 2006, Mr. Fraser was no longer employed by the Company. The number of shares owned by Mr. Fraser is as of September 27, 2006.

(17)	As discussed above under the caption “Information About Our Executive Officers” as of September 2006, Mr. Watson was no longer employed by the Company. The number of shares owned by Mr. Watson is as of September 27, 2006.

OTHER MATTERS

Stockholder Proposals

Stockholders of record may introduce certain types of proposals that they believe should be voted upon at the 2008 Annual Meeting of Stockholders or nominate persons for election to the Board of Directors. For proposals to be considered for inclusion in our proxy statement for the 2008 Annual Meeting, the Company must receive the stockholder’s written proposals no later than May 31, 2008. If we change the date of our 2008 Annual Meeting by more than 30 days from the date of this year’s meeting, the deadline is a reasonable time before the Company begins to print and send its proxy materials. All such proposals must also comply with Securities and Exchange Commission regulations regarding inclusion of stockholder proposals in the Company’s proxy materials.

For stockholder proposals to be raised at the floor during the 2008 Annual Meeting pursuant to the Company’s bylaws, including director nominations, the Company must receive a written notice of the proposal at its principal executive office no later than May 31, 2008. If the date of the 2008 Annual Meeting is changed by more than 30 days from the date of this year’s meeting, notice of the proposal or nomination must be received no later than the close of business on the 120th day prior to the 2008 Annual Meeting. Stockholders wishing to make such proposals or nominations must also satisfy the other requirements set forth in the Company’s bylaws. If a stockholder does not also comply with the requirements of Rule 14a-4 under the Securities Exchange Act of 1934, the Company may exercise discretionary voting authority under proxies it solicits to vote in accordance with its best judgment on any such proposal submitted by a stockholder.

If there is a change in the deadlines set forth above for stockholder proposals and director nominations with respect to the 2008 Annual Meeting, the Company will disclose the new deadlines in a Quarterly Report on Form 10-Q, a Current Report on Form 8-K, or by other permitted means.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s executive officers and directors, and persons who own more than 10% of the Company’s common stock (herein collectively, our “Section 16 insiders”) to file certain forms reporting their ownership and changes in ownership of our stock with the SEC and the NYSE, and to furnish the Company with copies of these filings.

Based solely on our review of the copies of such forms that we received and written representations from our Section 16 insiders, we believe that all of our Section 16 insiders complied with these reporting obligations for fiscal 2006.

Please promptly complete, date, sign and mail the accompanying proxy card in the postage-paid envelope enclosed for your convenience or vote by telephone or via the Internet as indicated on the enclosed proxy materials. Giving us your proxy by any of these methods will not prevent you from attending the Annual Meeting and voting in person.

Phoenix, Arizona

September 28, 2007

APPENDIX A

CSK AUTO CORPORATION

2004 STOCK AND INCENTIVE PLAN
(as amended and restated effective as of November 8, 2007)

ARTICLE I

PURPOSE

Section 1.1  Purpose.  The purpose of the CSK Auto Corporation 2004 Stock and Incentive Plan is to promote and closely align the interests of Employees and Directors of the Company, its Subsidiaries or Parent companies, and their respective stockholders, by providing stock-based compensation and other performance-based compensation. The Plan is intended to strengthen the Company’s ability to reward performance that enhances long-term stockholder value; to increase employee stock ownership through performance-based compensation plans; and to strengthen the Company’s ability to attract and retain an outstanding employee and executive team.

ARTICLE II

DEFINITIONS

For purposes of the Plan, the following terms shall have the following meanings, unless another definition is clearly indicated by particular usage or context:

“Act” means the Securities Exchange Act of 1934, as amended.

“Affiliate” shall have the meaning set forth in Rule 12b-2 under Section 12 of the Act.

“Approved Leave of Absence” means a leave of absence of definite length approved by the Chief Executive Officer or Chief Operating Officer of the Company, or by any other officer of the Company to whom the Committee delegates such authority.

“Award” means an award of Options, Stock Appreciation Rights, Restricted Stock, Stock Units, Incentive Bonuses or Other Stock Unit Awards pursuant to the Plan.

“Beneficial Owner” shall have the meaning set forth in Rule 13d-3 under the Act.

“Beneficiary” means any person or persons designated in writing by a Participant to the Committee in a form prescribed by it for that purpose, which designation shall be revocable at any time by the Participant prior to his or her death; provided that, in the absence of such a designation or the failure of the person or persons so designated to survive the Participant, “Beneficiary” shall mean such Participant’s estate; and further provided that no designation of Beneficiary shall be effective unless it is received by the Company before the Participant’s death.

“Board” means the Board of Directors of the Company.

“Cause” means, with respect to any Participant, (a) any definition of “for cause” or similar concept contained in any employment agreement, personal services agreement, retention agreement or similar agreement applicable to such Participant, or, in the absence of any such definition or any such agreement, (b) fraud or embezzlement, gross negligence in the performance or nonperformance of duties for the Company or any Subsidiary or Parent of the Company, or material failure or refusal to perform duties at any time as an Employee or Director of the Company or any Subsidiary or Parent of the Company.

“Change in Control” means the occurrence of any one of the following:

(a) any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the Company’s then outstanding securities, excluding any Person who becomes such a Beneficial Owner in connection with a Qualifying Business Combination described in paragraph (c) below or who becomes such a Beneficial Owner as a result of a change in ownership percentage resulting solely from an acquisition of securities by the Company; or

(b) the following individuals cease for any reason to constitute a majority of the number of directors then serving on the Board: individuals who, on the Effective Date, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including, but not limited to, a consent solicitation relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company’s stockholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on the Effective Date or whose appointment, election or nomination for election was previously so approved or recommended; or

(c) there is consummated a reorganization, merger or consolidation of the Company with, or sale or other disposition of all or substantially all of the assets of the Company in one or a series of related transactions to, any other Person (a “Business Combination”), other than a Business Combination that would result in the voting securities of the Company outstanding immediately prior to such Business Combination continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) more than 50% of the combined voting power of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such Business Combination (a “Qualifying Business Combination”); or

(d) the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets, other than a sale or disposition by the Company of all or substantially all of the Company’s assets to any other Person more than 50% of the combined voting power of the outstanding securities of which is owned by stockholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale.

“Code” means the Internal Revenue Code of 1986, as amended, or the corresponding provisions of any successor statute.

“Committee” means the committee of the Board designated by the Board to administer the Plan pursuant to Section 3.1 hereof.

“Common Stock” means the Common Stock, par value $0.01 per share, of the Company.

“Company” means CSK Auto Corporation, a Delaware corporation, and except as utilized in the definition of Change in Control, any successor corporation.

“Director” means a member of the Board who is a “non-employee director” within the meaning of Rule 16(b)-3 promulgated under the Act, as such may be amended from time to time.

“Effective Date” means the date on which approval of the Plan by the stockholders of the Company is obtained.

“Employee” means any person, including officers and directors, employed by the Company or any Subsidiary or Parent of the Company.

“Immediate Family” means any child, stepchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law, including adoptive relationships, any person sharing the Participant’s household (other than a tenant or employee), a trust in which these persons (or the Participant) have more than 50% of the beneficial interest, a foundation in which these persons (or the Participant) control the management of assets, and any other entity in which these persons (or the Participant) own more than 50% of the voting interests.

“Incentive Bonus” means a bonus opportunity awarded under Section 10.1 hereof pursuant to which a Participant may become entitled to receive an amount, payable in cash or Shares, based on satisfaction of such performance criteria as are specified in the Incentive Bonus Document.

“Incentive Bonus Document” means the agreement or other document evidencing the Award of an Incentive Bonus.

“Incentive Stock Option” means an Option granted under Section 6.1 hereof that is designated as an Incentive Stock Option and is intended to meet the requirements of Section 422 of the Code and any related regulations.

“Market Value” means (a) the mean of the highest and lowest reported sale prices for the Shares on the New York Stock Exchange on the date on which the determination of Market Value is being made or, if no sale is reported for such day, on the next preceding day on which a sale of Shares was reported, all as reported by such source as the Committee may select or (b) if the Shares are no longer listed on the New York Stock Exchange, such market value of the Shares or other securities to be determined in accordance with the procedures to be established by the Committee from time to time.

“Nonqualified Stock Option” means any Option granted under Section 6.1 hereof that is not an Incentive Stock Option.

“Option” means a right granted under Section 6.1 hereof to purchase a stated number of Shares at a specified price. Options awarded under the Plan may be in the form of Incentive Stock Options or Nonqualified Stock Options.

“Option Document” means the agreement or other document evidencing the Award of an Option.

“Other Stock Unit Award” means an Award granted pursuant to Section 11.1 hereof, of Shares or other securities that are valued in whole or in part by reference to, or are otherwise based on, Shares or other securities of the Company.

“Other Stock Unit Award Rules” means the terms and conditions of Other Stock Unit Awards as established by the Committee pursuant to Sections 11.1 and 11.2 hereof.

“Parent” shall have the same definition as a “parent corporation” in Section 424 of the Code.

“Participant” means any Employee or Director who is granted an Award under the Plan.

“Person” shall have the meaning given in Section 3(a)(9) of the Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (a) the Company or any of its Affiliates, (b) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Subsidiaries, (c) an underwriter temporarily holding securities pursuant to an offering of such securities or (d) a corporation or other entity owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.

“Plan” means this CSK Auto Corporation 2004 Stock and Incentive Plan, as amended from time to time.

“Prior Plans” means the CSK Auto Corporation 1996 Associate Stock Option Plan, the CSK Auto Corporation 1996 Executive Stock Option Plan, the CSK Auto Corporation 1999 Employee Stock Option Plan and the CSK Auto Corporation Directors Stock Plan.

“Qualifying Performance Criteria” means the criteria set forth in Section 15.1 hereof.

“Restricted Stock” means Shares issued pursuant to an Award granted under Section 8.1 hereof that are subject to any restrictions on the grant, issuance, retention, vesting, and/or transferability (including continued employment, passage of time and/or performance conditions) that the Committee, in its discretion, may impose.

“Restriction Period” means the period defined in Section 8.2 hereof.

“Shares” mean shares of the Company’s Common Stock.

“Stock Administrator” means the Company’s third party stock administrator or any other person or entity designated by the Committee to assist in the administration of the Plan.

“Stock Appreciation Right” means a right that entitles the Participant to receive, in cash or Shares (as determined by the Committee), value equal to or otherwise based on the excess of (a) the Market Value of a specified number of Shares at the time of exercise over (b) the exercise price of the Stock Appreciation Right, as established by the Committee on the date of grant.

“Stock Unit” means a right to receive in the future a Share of Common Stock or, at the discretion of the Committee, the value of such Common Stock in cash pursuant to an Award granted under Section 9.1 hereof.

“Subcommittee” means one or more separate committees appointed by the Committee pursuant to Section 3.4 hereof.

“Subsidiary” shall have the same definition as a “subsidiary corporation” in Section 424 of the Code.

“Vesting Condition” means any condition to the vesting of Restricted Stock established by the Committee pursuant to Section 8.2 hereof.

ARTICLE III

ADMINISTRATION

Section 3.1  Composition of Committee.  This Plan shall be administered by the Compensation Committee of the Board (the “Committee”), as appointed from time to time by the Board. The Board, in its sole discretion, may exercise any authority of the Committee under this Plan in lieu of the Committee’s exercise thereof, and in such instances, references herein to the Committee shall refer to the Board. The Committee shall be governed, and shall have such composition as called for, by the Compensation Committee Charter as such may be amended from time to time. The Committee may designate the Chief Executive Officer or Chief Operating Officer of the Company or other Employees to assist the Committee in the administration of the Plan, and the Committee may grant authority to such persons to execute agreements or other documents evidencing Awards made under this Plan or other documents entered into under this Plan on behalf of the Committee or the Company.

The foregoing notwithstanding, the Board may expressly delegate to a special subcommittee (the “Subcommittee”), consisting of one or more directors who are also officers of the Company, the authority, subject to specific guidelines/limitations established by the Board, to (a) designate officers and employees of the Company and/or its subsidiaries to be recipients of Options and/or Restricted Stock under the Plan, and (b) to determine the number of such Awards of Options and/or Restricted Stock to be received by any such recipients; provided, however, that in order to ensure the availability of protections and exemptions afforded by Section 16 of the Securities Exchange Act of 1934 (the “Act”) and Section 162 (m) of the Internal Revenue Code, the Subcommittee shall make no awards of Options and/or Restricted Stock pursuant to this delegation of authority to any member of the Board, senior executive officers of the Company or other persons designated by the Company as “statutory insiders” under Section 16 of the Act (including, but not necessarily limited to, the Company’s General Counsel and Controller).

Acts of the Subcommittee pursuant to the foregoing delegation of authority shall be treated as acts of the Board. The Subcommittee shall report regularly to the Board regarding any awards of Options and/or Restricted Stock granted pursuant to this delegation of authority.

Section 3.2  Powers of the Committee.  Subject to the express provisions and limitations set forth in this Plan, the Committee shall be authorized and empowered to do all things necessary or desirable, in its sole discretion, in connection with the administration of this Plan, including, without limitation, the following:

(a) to prescribe, amend and rescind rules and regulations relating to this Plan and to define terms not otherwise defined herein;

(b) to determine which individuals are eligible to be Participants under Section 4.1 hereof, to which of such Participants, if any, Awards shall be granted hereunder and the timing of any such Awards;

(c) to grant Awards to Participants and determine the terms and conditions thereof, including, but not limited to, the number of Shares subject to Awards, the designation of Options as Incentive Stock Options or Nonqualified Stock Options, the exercise or purchase price of Shares subject to Awards, the circumstances under which Awards become exercisable or vested or are forfeited or expire, the circumstances under which Awards may be settled in cash or Shares, which terms may, but need not be, conditioned upon the passage of time, continued employment, the satisfaction of performance criteria, the occurrence of certain events (including events that the Board or the Committee determine constitute a Change in Control), or other factors;

(d) to establish and verify the extent of satisfaction of any performance goals or other conditions applicable to the grant, issuance, exercisability, vesting and/or ability to retain any Award;

(e) to prescribe and amend the terms of the agreements or other documents evidencing Awards made under this Plan (which need not be identical) and the terms of or form of any document or notice required to be delivered to the Company by Participants under this Plan;

(f) to determine whether, and the extent to which, adjustments are required pursuant to Section 14.2 hereof;

(g) to interpret and construe this Plan, any rules and regulations under this Plan and the terms and conditions of any Award granted hereunder, and to waive, amend or make exceptions to any such provisions in good faith and for the benefit of the Company; and

(h) to make all other determinations deemed necessary or advisable for the proper operation or administration of this Plan.

Section 3.3  Determinations of the Committee.  All decisions, determinations and interpretations by the Committee regarding this Plan shall be final and binding on all Participants and Beneficiaries. The Committee shall consider such factors as it deems relevant to making such decisions, determinations and interpretations, including, without limitation, the recommendations or advice of any director, officer or employee of the Company and such attorneys, consultants and accountants as the Committee may select.

Section 3.4  Delegations to Subcommittees.  The Committee may delegate to one or more separate committees (any such committee a “Subcommittee”) composed of one or more directors of the Company (who may, but need not be, members of the Committee) the ability to grant Awards and take the other actions described in Section 3.2 hereof with respect to non-executive employees, and such actions shall be treated for purposes of Section 3.3 hereof as if taken by the Committee.

ARTICLE IV

ELIGIBILITY

Section 4.1  Eligibility.  To be eligible for selection by the Committee to participate in the Plan as a Participant, an individual must be an Employee or Director of the Company or any Subsidiary or Parent of the Company. The Committee may grant Awards of Options, Stock Appreciation Rights, Restricted Stock, Stock Units, Incentive Bonuses or Other Stock Unit Awards to eligible Employees or Directors.

ARTICLE V

STOCK SUBJECT TO THIS PLAN

Section 5.1  Aggregate Limits.  The aggregate number of Shares that shall be available for grant under this Plan shall be 6,000,000 Shares, plus any Shares subject to awards made under Prior Plans that are outstanding on the Effective Date and become available pursuant to Section 5.3 hereof; provided, however, that no more than 1,000,000 Shares of the total Shares issuable under the Plan may be available for grant in the form of Incentive Stock Options. Any Shares granted as Options or Stock Appreciation Rights shall be counted against this limit as one (1) Share for every one (1) Share granted. Any Shares granted as Awards other than Options or Stock Appreciation Rights shall be counted against this limit as 2.25 Shares for every one (1) Share granted. The aggregate number of Shares available for grant under this Plan and the number of Shares subject to outstanding Awards shall be subject to adjustment as provided in Section 14.2 hereof. In addition, the aggregate number of Shares available for grant under this Plan shall not be reduced by Shares subject to Awards granted upon the assumption of, or in substitution for, awards granted by a business or entity that is acquired by, or whose assets are acquired by, the Company. The Shares issued pursuant to Awards granted under this Plan may be Shares that either were reacquired by the Company, including Shares purchased in the open market, or authorized but unissued Shares.

Section 5.2  Individual Limits.  The aggregate number of Shares that may be granted as Options or Stock Appreciation Rights under this Plan during any calendar year to any one Participant shall not exceed 500,000 Shares. The aggregate number of Shares that may be granted as Restricted Stock, Stock Units or Other Stock Unit Awards under this Plan during any calendar year to any one Participant shall not exceed 250,000 Shares. Notwithstanding anything to the contrary in this Plan, the foregoing limitations shall be subject to adjustment under Section 14.2 hereof, but only to the extent that such adjustment will not affect the status of any Award intended to qualify as “performance-based compensation” under Section 162(m) of the Code. The foregoing limitations shall not apply to the extent that (a) compensation in connection with specific Awards made under the Plan is not intended to be treated as “performance-based compensation” under Section 162(m) of the Code or (b) such limitations are no longer required in order for compensation in connection with Awards under this Plan to be treated as “performance-based compensation” under Section 162(m) of the Code.

Section 5.3  Share Add-Backs.  For purposes of Section 5.1 hereof, the aggregate number of Shares available for Awards under this Plan at any time shall not be reduced by (a) Shares subject to Awards that have been canceled, expired, forfeited or settled in cash, (b) Shares subject to Awards that have been retained by the Company in payment or satisfaction of the purchase price or tax withholding obligation of an Award, or (c) Shares subject to Awards that otherwise do not result in the issuance of Shares in connection with payment or settlement of an Award. Any Shares that again become available for grant pursuant to clauses (a) through (c) of this Section 5.3 shall be added back as one (1) Share if such Shares were subject to Options or Stock Appreciation Rights and as 2.25 Shares if such Shares were subject to Awards other than Options and Stock Appreciation Rights. In addition, Shares that have been delivered (either actually or constructively by attestation) to the Company in payment or satisfaction of the purchase price or tax withholding obligation of an Award or an award under any of the Prior Plans shall be available for Awards under this Plan. Shares subject to awards made under Prior Plans that do not result in the issuance of Shares for the reasons listed in clauses (a) through (c) of this Section 5.3 shall be available for grant under this Plan. Each Share that again becomes available for grant in connection with awards under Prior Plans shall be added back as one (1) Share.

ARTICLE VI

TERMS AND CONDITIONS OF OPTIONS

Section 6.1  Option Grants.  The Committee may grant an Option or provide for the grant of an Option, either from time to time in the discretion of the Committee or automatically upon the occurrence of specified events, including, without limitation, the achievement of performance goals, the satisfaction of an event or condition within the control of the recipient of the Award or within the control of others. All Options under the Plan shall be granted subject to the terms and conditions set forth in this Article VI.

Section 6.2  Option Price.  The option price per share with respect to each Option shall be determined by the Committee but shall not be less than 100% of the Market Value of the Common Stock on the date the Option is granted; provided, however, that the option price per share of any Incentive Stock Option will be equal to or greater than 110% of the Market Value of a Share as of the date of grant if the Participant receiving the Incentive Stock Option owns, immediately before the Incentive Stock Option is granted, stock representing more than 10% of the total combined voting power of all classes of stock of the Company or any Subsidiary or Parent of the Company; provided further, that the option price per share with respect to an Option that is granted in connection with a merger, stock exchange, or other acquisition as a substitute or replacement award for options held by optionees of the acquired entity may be less than 100% of Market Value on the date the Option is granted.

Section 6.3  Duration.  The Committee shall establish the term of an Option, provided that in no event shall any Option be exercisable subsequent to the tenth anniversary of the date on which it is granted; provided, however, that in the case of an Incentive Stock Option granted to a Participant who owns stock as of the date of the grant representing more than 10% of the total combined voting power of all classes of stock of the Company or any Subsidiary or Parent of the Company, the term of the Incentive Stock Option shall be five (5) years from the date on which it is granted or such shorter term as the Committee may determine.

Section 6.4  Exercise.  Except as provided in Section 6.9 hereof or as otherwise provided by the Committee, the Shares covered by an Option may not be purchased prior to the first anniversary of the date on which the Option is awarded, or such longer period or periods, and subject to such conditions, as the Committee may determine, but thereafter may be purchased upon such terms and at such times as the Committee may determine as shall be provided in the Option Document. To the extent that the right to purchase Shares has accrued thereunder, Options may be exercised from time to time by notice to the Company stating the number of Shares with respect to which the Option is being exercised.

Section 6.5  Payment.  Except as set forth herein, Shares purchased under Options shall, at the time of purchase, be paid for in full in cash. All, or any portion, of the option price may, at the discretion of the Committee, be paid (i) under an arrangement with the Stock Administrator where payment is made pursuant to an irrevocable direction to the Stock Administrator to deliver all or part of the proceeds from the sale of Shares issuable under the Option to the Company or (ii) by the surrender (either actually or constructively by attestation) to the Company, at the time of exercise, of Shares of previously acquired Common Stock owned by the Participant, to the extent that such payment does not require the surrender of a fractional share of such previously acquired Common Stock or (iii) by authorizing the Company to withhold Common Stock otherwise issuable on exercise of the Option. Such Shares previously acquired and used to pay the option price shall be valued at Market Value on the date the Option is exercised or as otherwise determined in accordance with the procedures to be established by the Committee. A Participant shall have none of the rights of a stockholder until the Shares are issued to him or her.

Section 6.6  Restrictions.  The Committee shall determine, with respect to each Option, the nature and extent of the restrictions, if any, to be imposed on the Shares that may be purchased thereunder. Without limiting the generality of the foregoing, the Committee may impose conditions restricting absolutely or conditionally the transferability of Shares acquired through the exercise of Options for such periods, and subject to such conditions, including continued employment of the Participant by the Company or any Subsidiary or Parent of the Company, as the Committee may determine.

Section 6.7  Incentive Stock Options.  Incentive Stock Options granted under this Plan will be subject to the following additional conditions, limitations and restrictions:

(a) Eligibility.  Incentive Stock Options may be granted only to Employees of the Company or a Subsidiary or Parent of the Company.

(b) Timing of Grant.  No Incentive Stock Option will be granted under this Plan after the tenth anniversary of the date on which the Plan is adopted by the Board or, if earlier, the date on which the Plan is approved by the Company’s stockholders.

(c) Amount of Award.  The aggregate Market Value (as of the date of grant) of the Shares with respect to which the Incentive Stock Options awarded to any Participant first become exercisable during any calendar year may not exceed $100,000. For purposes of this $100,000 limit, the Participant’s Incentive Stock Options under this Plan and all other plans maintained by the Company and its Subsidiaries will be aggregated. To the extent any Incentive Stock Option would exceed the $100,000 limit, the Incentive Stock Option will afterwards be treated as a Nonqualified Stock Option for all purposes.

Section 6.8  Transferability of Options.  In no event will the Committee permit an Incentive Stock Option to be transferred by a Participant other than by will or the laws of descent and distribution, and any Incentive Stock Option awarded under this Plan will be exercisable only by the Participant during the Participant’s lifetime. During a Participant’s lifetime, Nonqualified Stock Options shall be transferable during the lifetime of the Participant by gift or pursuant to a domestic relations order to members of the Participant’s Immediate Family to the extent and in the manner determined by the Committee and subject to the prior written consent of the Committee.

Section 6.9  Termination of Relationship.  Unless the Committee shall determine otherwise, at such time as a Participant ceases to be an Employee or Director of the Company or any Subsidiary or Parent of the Company for any reason and except as provided in subsections (a), (b) or (d) below, Options shall expire immediately as to those Shares for which they were not then exercisable, and as to the remaining Shares for which the Options were exercisable at the time of such termination, such Options shall expire on the earlier of the expiration of the term of the Options or according to the following schedule:

(a) Retirement.  If (i) a Participant ceases to be an Employee or Director of the Company or any Subsidiary or Parent of the Company by reason of retirement provided that the Participant has attained age 65 and the sum of the Participant’s age and years of service with the Company is 75 or higher, and (ii) upon such termination all conditions to exercisability of the Options required pursuant to Section 6.4 hereof other than such holding period have been satisfied, the holding period required pursuant to Section 6.4 hereof shall automatically be deemed to have been satisfied, and the Options shall expire, unless exercised, one (1) year after such termination.

(b) Death or Disability.  If (i) a Participant ceases to be an Employee or Director of the Company or any Subsidiary or Parent of the Company prior to the end of the holding period required by Section 6.4 hereof by reason of death or disability under the provisions of an applicable long-term disability plan, and (ii) upon such termination all conditions to exercisability of the Options required pursuant to Section 6.4 hereof other than such holding period have been satisfied, the holding period required pursuant to Section 6.4 hereof shall automatically be deemed to have been satisfied, and the Options shall expire, unless exercised by the Participant, or if such termination was as a result of Participant’s death, by Participant’s legal representatives or heirs, one (1) year after such termination.

(c) Cause.  Options shall expire upon receipt by the Participant of the notice of termination if he or she is terminated for Cause.

(d) Change in Control.  Notwithstanding anything to the contrary in this subsection (d), unless the Committee shall expressly provide otherwise in the Option Document at the time of grant, in the event a Participant ceases to be an Employee or Director of the Company or any Subsidiary or Parent of the Company because such Participant’s relationship is involuntarily terminated by the Company or any of its Subsidiaries (other than termination as a result of death or disability or for Cause as described in subsections (b) and (c) above) within one (1) year following a Change in Control, any holding period or other condition required pursuant to Section 6.4 hereof shall automatically be deemed to have been satisfied, the Options shall become fully vested and exercisable, and the Options shall remain exercisable for a period of one (1) year following such termination.

(e) All Other Terminations.  Options shall expire, unless exercised, three (3) months after the date of such termination; provided, however, if an Incentive Stock Option is exercised by an Employee more than three (3) months after the termination of such Employee’s employment for any reason (or more than twelve (12) months following such Employee’s death or if such Employee is permanently and totally disabled, within the meaning of Section 22(e) of the Code), the Incentive Stock Option will afterwards be treated as a Nonqualified Stock Option for all purposes. For purposes of this Section 6.9, unless the Committee determines otherwise in its discretion, a Participant’s relationship as an Employee or Director of the Company or any Subsidiary or Parent of the Company will be treated as continuing intact while the Participant is on military leave, sick leave or another Approved Leave of Absence if the period of leave does not exceed ninety (90) days, or a longer period to the extent that such Participant’s right to reemployment with the Company or a Subsidiary or Parent of the Company is guaranteed by statute or by contract. If the period of leave exceeds ninety (90) days and the Participant’s right to continue as an Employee or Director is not guaranteed by statute or contract, the relationship will be deemed to have ceased on the 91st day of such leave.

Section 6.10  Deferral.  The Committee may permit a Participant to elect to defer receipt of all or part of the Shares issuable upon the exercise of Options that were both outstanding and vested as of December 31, 2004, pursuant to rules and regulations adopted by the Committee.

Section 6.11  Option Document.  Each Option Document shall contain provisions regarding (a) the number of Shares that may be issued upon exercise of the Option, (b) the purchase price of the Shares and the means of payment for the Shares, (c) the term of the Option, (d) terms and conditions on the vesting and/or exercisability of an Option, (e) restrictions on the transfer of the Option and forfeiture provisions and (f) such further terms and conditions, in each case not inconsistent with this Plan as may be determined from time to time by the Committee.

Section 6.12  No Option Repricing.  Without the approval of stockholders, the Company shall not reprice any Options, except for adjustments under Section 14.2 hereof as determined by the Committee. For purposes of this Plan, the terms “reprice” and “repricing” shall have the meanings given them under the relevant rules of the New York Stock Exchange.

ARTICLE VII

TERMS AND CONDITIONS OF STOCK APPRECIATION RIGHTS

Section 7.1  Stock Appreciation Rights.  Stock Appreciation Rights may be granted to any Employee or Director of the Company or any Subsidiary or Parent of the Company. Stock Appreciation Rights may be granted to Participants either alone (“freestanding”) or in addition to or in tandem with other Awards granted under the Plan and may, but need not, relate to a specific Option granted under Section 6.1 hereof. The provisions of Stock Appreciation Rights need not be the same with respect to each grant or each recipient. Any Stock Appreciation Right granted in tandem with an Option may be granted at the same time such Option is granted or at any time thereafter before exercise or expiration of such Option. All Stock Appreciation Rights under the Plan shall be granted subject to the same terms and conditions applicable to Options as set forth in Article VI hereof, including, without limitation, the terms and conditions set forth in Sections 6.2, 6.3 and 6.4 hereof relating to option price, duration and exercise conditions; provided, however, that Stock Appreciation Rights granted in tandem with a previously granted Option shall have the terms and conditions of such Option. Subject to the provisions of Article VI hereof, the Committee may impose such other conditions or restrictions on any Stock Appreciation Right as it shall deem appropriate. Stock Appreciation Rights may be settled in Shares or cash as determined by the Committee at the time the Award is granted, so long as any cash-settled Stock Appreciation Right (or portion thereof) that was both granted after October 3, 2004 and vests after December 31, 2004 complies with all of the applicable provisions of Section 409A of the Code and any regulations promulgated thereunder to avoid the imposition of the additional tax under Section 409A(a)(1)(B) of the Code.

ARTICLE VIII

TERMS AND CONDITIONS OF AWARDS OF RESTRICTED STOCK

Section 8.1  General.  Restricted Stock may be granted to any Employee or Director of the Company or any Subsidiary or Parent of the Company. The Committee may specify that the grant, vesting or retention of any or all Restricted Stock is intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code, provided that the performance criteria for the grant, vesting or retention of any such Restricted Stock shall be a measure based on one or more Qualifying Performance Criteria selected by the Committee and specified at the time the Restricted Stock is granted. The Committee shall certify the extent to which any Qualifying Performance Criteria has been satisfied, and the amount payable as a result thereof, prior to payment of any Restricted Stock that are intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code.

Section 8.2  Restrictions.

(a) Restriction Period and/or Vesting Conditions.  With respect to each grant of Restricted Stock under the Plan, the Committee shall determine:

(i) the time period or periods, if any, including any conditions for determining such period or periods, during which the restrictions on such Restricted Stock shall apply (the “Restriction Period”); provided that in no event, other than as provided in Section 8.3 hereof, shall such restrictions terminate prior to three (3) years after the date of grant if the vesting of the Restricted Stock is based solely on continuous employment or service as a Director or the passage of time; provided further, that the restrictions on such Restricted Stock may lapse in monthly pro rata installments (i.e., 1/36 per month for 3 years), and/or

(ii) other terms or conditions, if any, including the attainment of performance goals (including the attainment of Qualifying Performance Criteria), to the right of the Participant to receive such Restricted Stock (“Vesting Conditions”); provided, however, that in no event, other than as provided in Section 8.3 hereof, shall the restrictions on such Restricted Stock terminate prior to one (1) year after the date of grant if the vesting of such Restricted Stock is subject to the attainment of Qualifying Performance Criteria (such one (1) year period to be deemed a Restriction Period).

(b) Rights in Restricted Stock.  At the time of grant of Restricted Stock to a Participant, an electronic account representing the number of Shares granted shall be registered in the Participant’s name but shall be held by the Company for his or her account. The Participant shall have the entire beneficial ownership interest in, and all rights and privileges of a stockholder as to, such Restricted Stock, including the right to vote such Restricted Stock and, unless the Committee shall determine otherwise, the right to receive dividends thereon payable in shares of Restricted Stock subject to the same restrictions as the Restricted Stock with respect to which it is paid, subject to the following restrictions, except as provided by this Section 8.2 and Section 8.3 hereof: (i) the Participant shall not be entitled to delivery of the Shares until the expiration of the Restriction Period, if any, and/or the satisfaction of any Vesting Conditions; (ii) none of the Restricted Stock may be sold, transferred, assigned, pledged, or otherwise encumbered or disposed of during the Restriction Period, if any, and/or prior to the satisfaction of any Vesting Conditions; and (iii) all of the Restricted Stock shall be forfeited and all rights of the Participant to such Restricted Stock shall terminate without further obligation on the part of the Company unless the Participant continues to be an Employee or Director of the Company or any Subsidiary or Parent of the Company for the entire Restriction Period, if any, and any applicable Vesting Conditions have been satisfied. Any Shares or other securities or property received as a result of a transaction listed in Section 14.2 hereof shall be subject to the same restrictions as such Restricted Stock unless the Committee shall determine otherwise.

Section 8.3  Termination of Relationship.  Unless the Committee shall determine otherwise, at such time as a Participant ceases to be an Employee or Director of the Company or any Subsidiary or Parent of the Company, Restricted Stock held by such Participant shall be treated as provided below:

(a) Retirement.  If (i) a Participant ceases to be an Employee or Director of the Company or any Subsidiary or Parent of the Company prior to the end of any Restriction Period by reason of retirement provided that the Participant has attained age 65 and the sum of the Participant’s age and years of service with the Company is 75 or higher, and (ii) all Vesting Conditions, if any, have been satisfied, the remaining restrictions with respect to such Participant’s Restricted Stock, including with respect to any remaining Restriction Period, shall lapse. The Shares shall be delivered to the Participant in accordance with the provisions of Section 8.4 hereof.

(b) Death or Disability.  If (i) a Participant ceases to be an Employee or Director of the Company or any Subsidiary or Parent of the Company prior to the end of any Restriction Period by reason of death or disability under the provisions of an applicable long-term disability plan, and (ii) all Vesting Conditions, if any, have been satisfied, the remaining restrictions with respect to such Participant’s Restricted Stock, including with respect to any remaining Restriction Period, shall lapse. The Shares shall be delivered to the Participant’s Beneficiary in accordance with the provisions of Section 8.4 hereof.

(c) Change in Control.  Notwithstanding anything to the contrary in this Section 8.3, unless the Committee shall expressly provide otherwise in the document(s) evidencing Restricted Stock at the time of grant, in the event a Participant ceases to be an Employee or Director of the Company or any Subsidiary or Parent of the Company because such Participant’s relationship is involuntarily terminated by the Company or any Subsidiary or Parent of the Company or any purchaser, successor or assign (other than a termination as a result of death or disability or for Cause as described in subsections (a) and (b) above) within one (1) year following a Change in Control, the remaining restrictions with respect to Restricted Stock, including with respect to any remaining Restriction Period or Vesting Conditions, shall lapse, and the Committee may, in its sole discretion, elect to satisfy its obligations either in cash, in Shares, in shares of equity securities of the entity (or its parent) resulting from such Change in Control or in any combination of the foregoing.

(d) All Other Terminations.  If a Participant ceases to be an Employee or Director of the Company or any Subsidiary or Parent of the Company prior to the end of a Restriction Period for any reason other than death, disability, retirement or involuntary termination within one year after a Change in Control as provided in subsections (a), (b) or (c) above, the Participant shall immediately forfeit all Restricted Stock then subject to any restrictions, including with respect to any Restriction Period or Vesting Conditions, except that the Committee may, if it finds that the circumstances in the particular case so warrant, allow a Participant to retain any or all of the Restricted Stock then subject to the restrictions of Section 8.2 hereof and all restrictions applicable to such Restricted Stock shall lapse. The Shares shall be delivered to the Participant in accordance with the provisions of Section 8.4 hereof.

Section 8.4  Payment of Restricted Stock.  At the end of the Restriction Period, if any, and after all Vesting Conditions, if any, have been satisfied, or at such earlier time as provided for in Section 8.3 hereof, all restrictions applicable to the Restricted Stock shall lapse, and the Shares equal to the number of Restricted Stock, free of all restrictions, shall be delivered to the Participant or his or her Beneficiary, as the case may be.

ARTICLE IX

STOCK UNITS

Section 9.1  Stock Units.  The Committee may also grant Awards of Stock Units under the Plan to any Employee or Director of the Company or any Subsidiary or Parent of the Company. The Committee may specify that the grant, vesting or retention of any or all Stock Units is intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code, provided that the performance criteria for the grant, vesting or retention of any such Stock Units shall be a measure based on one or more Qualifying Performance Criteria selected by the Committee and specified at the time the Stock Units are granted. The Committee shall certify the extent to which any Qualifying Performance Criteria has been satisfied, and the amount payable as a result thereof, prior to payment of any Stock Units that are intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code. Awards of Stock Units shall be payable in Shares or cash as determined by the Committee. The Committee may permit a Participant to elect to defer receipt of payment of all or part of any Award of Stock Units pursuant to rules and regulations adopted by the Committee; provided, however, that no such deferral shall be allowed if the Committee determines, in its sole discretion, that the deferral would result in the imposition of the additional tax under Section 409A(a)(1)(B) of the Code. Unless the Committee provides otherwise at the time an Award of Stock Units to a Participant is made, all Stock Units granted under the Plan shall be subject to vesting periods and/or periods of restriction which are not less stringent than those specified in Section 8.2 hereof with respect to awards of Restricted Stock.

ARTICLE X

TERMS AND CONDITIONS OF INCENTIVE BONUSES

Section 10.1  Incentive Bonuses.  Each Incentive Bonus Award will confer upon the Participant the opportunity to earn a future payment tied to the level of achievement with respect to one or more performance criteria established for a performance period established by the Committee.

Section 10.2  Incentive Bonus Document.  Each Incentive Bonus Document shall contain provisions regarding (a) the target and maximum amount payable to the Participant as an Incentive Bonus, (b) the performance criteria and level of achievement versus these criteria that shall determine the amount of such payment, (c) the term of the performance period as to which performance shall be measured for determining the amount of any payment, (d) the timing of any payment earned by virtue of performance, (e) restrictions on the alienation or transfer of the Incentive Bonus prior to actual payment, (f) forfeiture provisions and (g) such further terms and conditions, in each case not inconsistent with this Plan, as may be determined from time to time by the Committee.

Section 10.3  Performance Criteria.  The Committee shall establish the performance criteria and level of achievement with respect to such criteria that shall determine the target and maximum amount payable under an Incentive Bonus Award, which criteria may be based on Company performance with respect to financial-related or other goals and/or personal achievement of individual performance goals. The maximum amount payable as an Incentive Bonus may be a multiple of the target amount payable. The maximum amount payable as an Incentive Bonus under this Plan during any calendar year to any one Participant shall not exceed $4,000,000 unless such Incentive Bonus is not intended to be treated as “performance-based compensation” under Section 162(m) of the Code or such limitation is no longer required under Section 162(m) of the Code. The Committee may specify the percentage of the target Incentive Bonus that is intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code, provided that the performance criteria for any portion of an Incentive Bonus that is intended by the Committee to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code shall be a measure based on one or more Qualifying Performance Criteria selected by the Committee and specified at the time the Incentive Bonus Award is granted. The Committee shall certify the extent to which any Qualifying Performance Criteria has been satisfied, and the amount payable as a result thereof, prior to payment of any Incentive Bonus that is intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code.

Section 10.4  Timing and Form of Payment.  The Committee shall determine the timing of payment of any Incentive Bonus. The Committee may provide for or, subject to such terms and conditions as the Committee may specify, may permit a Participant to elect for the payment of any Incentive Bonus to be deferred to a specified date or event; provided, however, that no such deferral shall be allowed if the Committee determines, in its sole discretion, that the deferral would result in the imposition of the additional tax under Section 409A(a)(1)(B) of the Code. An Incentive Bonus may be payable in Shares or in cash. Any Incentive Bonus that is paid in cash shall not affect the number of Shares otherwise available for issuance under this Plan.

Section 10.5  Discretionary Adjustments.  Notwithstanding satisfaction of any performance goals, the amount paid under an Incentive Bonus Award on account of either financial performance or personal performance evaluations may be reduced by the Committee on the basis of such further considerations as the Committee shall determine.

ARTICLE XI

OTHER STOCK UNIT AWARD

Section 11.1  Other Stock Unit Award.  Subject to the terms and provisions of this Plan and applicable law, the Committee, at any time and from time to time, may issue to Participants, either alone or in addition to other Awards made under this Plan, Other Stock Unit Awards that may be in the form of Shares or other securities. The value of each such Award shall be based, in whole or in part, on the value of the underlying Shares or other securities. The Committee, in its sole and complete discretion, may determine that an Award, either in the form of an Other Stock Unit Award under this Section 11.1 or as an Award otherwise granted pursuant to this Plan, may provide to the Participant (a) dividends or dividend equivalents (payable on a current or deferred basis) and (b) cash payments in lieu of or in addition to an Award. Subject to the provisions of this Plan, the Committee in its sole and complete discretion shall determine the terms, restrictions, conditions, vesting requirements, and payment rules (all of which are sometimes hereinafter collectively referred to as “Other Stock Unit Award Rules”) of the Award. The Award for any such Other Stock Unit Award shall specify the Other Stock Unit Award Rules of each Award as determined by the Committee. However, each Other Stock Unit Award need not be subject to identical Other Stock Unit Award Rules.

Section 11.2  Other Stock Unit Award Rules.  The Committee, in its sole and complete discretion, may grant an Other Stock Unit Award subject to the following Other Stock Unit Award Rules:

(a) All rights with respect to such Other Stock Unit Awards granted to a Participant shall be exercisable during his or her lifetime only by such Participant or his or her guardian or legal representative.

(b) Other Stock Unit Awards may require the payment of cash consideration by the Participant upon receipt of the Award or provide that the Award, and any Shares or other securities issued in conjunction with the Award, be delivered without the payment of cash consideration.

(c) The Committee, in its sole and complete discretion, may establish certain Qualifying Performance Criteria that may relate in whole or in part to receipt of the Other Stock Unit Awards.

(d) Other Stock Unit Awards may be subject to a deferred payment schedule; provided, however, that no such deferral shall be allowed if the Committee determines, in its sole discretion, that the deferral would result in the imposition of the additional tax under Section 409A(a)(1)(B) of the Code. Furthermore, all Other Stock Unit Awards granted under the Plan shall be subject to vesting periods and/or periods of restriction which are not less stringent than those specified in Section 8.2 hereof with respect to awards of Restricted Stock.

(e) The Committee, in its sole and complete discretion, as a result of certain circumstances, including, without limitation, the assumption of, or substitution of stock unit awards of a company with which the Company participates in an acquisition, separation, or similar corporate transaction, may waive or otherwise remove, in whole or in part, any restriction or condition imposed on an Other Stock Unit Award at the time of grant.

ARTICLE XII

DIVIDENDS AND DIVIDEND EQUIVALENTS

Section 12.1  Dividends and Dividend Equivalents.  Any Award may provide the Participant with the right to receive dividend payments or dividend equivalent payments on the Shares subject to the Award, whether or not such Award has been exercised or is vested. Such payments may be made in cash or may be credited as cash or Stock Units to a Participant’s account and later settled in cash or Shares or a combination thereof, as determined by the Committee. Such payments and credits may be subject to such conditions and contingencies as the Committee may establish.

ARTICLE XIII

REGULATORY APPROVALS AND LISTING

Section 13.1  Regulatory Approvals and Listing.  The Company shall not be required to issue to a Participant or a Beneficiary, as the case may be, any certificate for any Shares upon exercise of an Option or Stock Appreciation Right or for any Restricted Stock granted under this Plan or to make any payment with respect to any Incentive Bonus, Stock Unit or Other Stock Unit Award granted under this Plan prior to (a) the obtaining of any approval from any governmental agency which the Company, in its sole discretion, shall determine to be necessary or advisable, (b) the admission of such Shares to listing on any stock exchange on which the Common Stock may then be listed, and (c) the completion of any registration or other qualification of such Shares under any state or federal law or rulings or regulations of any governmental body which the Company, in its sole discretion, shall determine to be necessary or advisable.

ARTICLE XIV

CHANGES IN CAPITAL STRUCTURE

Section 14.1  Corporate Actions Unimpaired.  The existence of outstanding Awards (including any Options) shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations, exchanges, or other changes in the Company’s capital structure or its business, or any merger or consolidation of the Company, or any issuance of Shares or other securities or subscription rights thereto, or any issuance of bonds, debentures, preferred or prior preference stock ahead of or affecting the Shares or other securities of the Company or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise. Further, except as expressly provided herein or by the Committee, (a) the issuance by the Company of shares of stock or any class of securities convertible into shares of stock of any class, for cash, property, labor or services, upon direct sale, upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, (b) the payment of a dividend in property other than Shares, or (c) the occurrence of any similar transaction, and in any case whether or not for fair value, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of Shares subject to Options or other Awards theretofore granted or the purchase price per Share, unless the Committee shall determine, in its sole discretion, that an adjustment is necessary to provide equitable treatment to a Participant.

Section 14.2  Adjustments Upon Certain Events.  If the outstanding Shares or other securities of the Company, or both, for which the Award is then exercisable or as to which the Award is to be settled shall at any time be changed or exchanged by declaration of a stock dividend, stock split, combination of shares, extraordinary dividend of cash and/or assets, recapitalization, or reorganization, the Committee shall appropriately and equitably adjust the number and kind of Shares or other securities which are subject to this Plan or subject to any Awards theretofore granted, and the exercise or settlement prices of such Awards, so as to maintain the proportionate number of Shares or other securities without changing the aggregate exercise or settlement price.

ARTICLE XV

QUALIFYING PERFORMANCE CRITERIA

Section 15.1  Qualifying Performance Criteria.  For purposes of this Plan, the term “Qualifying Performance Criteria” shall mean any one or more of the following performance criteria, either individually, alternatively or in any combination, applied to either the Company as a whole or to a business unit or Subsidiary or Parent, either individually, alternatively or in any combination, and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years’ results or to a designated comparison group, in each case as specified by the Committee in the Award: (a) cash flow (before or after dividends), (b) earnings per share, (c) earnings calculated before interest, taxes, depreciation and amortization (including on a per share basis), (d) stock price, (e) return on equity, (f) total stockholder return, (g) return on capital (including return on total capital or return on invested capital), (h) return on assets or net assets, (i) market capitalization, (j) total enterprise value (market capitalization plus debt), (k) economic value added, (l) debt leverage (debt to capital), (m) revenue, (n) income or net income, (o) operating income, (p) operating profit or net operating profit, (q) operating margin or profit margin, (r) return on operating revenue, (s) cash from operations, (t) operating ratio, (u) operating revenue, (v) market share, (w) same or comparable store sales, (x) adjusted free cash flow, (y) inventory turnover, (z) achievement of reasonably specific transactional accomplishments (e.g., mergers, acquisitions, business combinations and the like), and (aa) achievement of individual performance goals that are based upon the Company’s achievement of (i) pre-established targets or (ii) a level of performance relative to one or more of the Company’s competitors, in each case with respect to one or more of the performance criteria set forth in (a) through (z) above. To the extent consistent with Section 162(m) of the Code, the Committee may appropriately adjust any evaluation of performance under a Qualifying Performance Criteria to exclude any of the following events that occurs during a performance period: (A) asset write-downs, (B) litigation, claims, judgments or settlements, (C) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results, (D) accruals for reorganization and restructuring programs, (E) vesting of retirement agreements or supplemental retirement agreements, (F) closed store charges, (G) financing costs and expenses related to corporate refinancings, and (H) any extraordinary, unusual, non-recurring or non-comparable items (1) as described in Accounting Principles Board Opinion No. 30, (2) as described in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s Annual Report to stockholders for the applicable year, or (3) publicly announced by the Company in a press release or conference call relating to the Company’s results of operations or financial condition for a completed quarterly or annual fiscal period.

ARTICLE XVI

TAXES

Section 16.1  Withholding Requirements.  The Committee may make such provisions or impose such conditions as it may deem appropriate for the withholding or payment by a Participant or Beneficiary of any taxes that the Committee determines are required in connection with the grant, vesting, exercise, payment or settlement of any Award under this Plan, and a Participant’s or Beneficiary’s rights in any Award and in any Shares or other benefits thereunder shall be subject to satisfaction of such conditions.

Section 16.2  Payment of Withholding Taxes.  Notwithstanding the terms of Section 16.1 hereof, the Committee may provide in the agreement or other document evidencing an Award or otherwise that all or any portion of the taxes required to be withheld or, if and to the extent permitted by the Committee, desired to be paid by the Participant, in connection with the exercise, vesting, settlement or transfer of any Award may be paid by withholding Shares otherwise issuable or subject to such Award, or by the Participant’s delivering previously acquired Shares (either actually or constructively by attestation), in each case having a Market Value equal to the amount required or elected to be withheld or paid, or by the Stock Administrator paying such amount pursuant to an irrevocable commitment by the Stock Administrator to deliver to the Company proceeds from the sale of the Shares issuable under the Award. Any such election is subject to such conditions or procedures as may be established by the Committee and may be subject to approval by the Committee.

ARTICLE XVII

TRANSFERABILITY

Section 17.1  Transferability.  Unless the agreement or other document evidencing an Award (or an amendment thereto authorized by the Committee) expressly states that the Award is transferable as provided hereunder, no Award granted under this Plan, nor any interest in such Award, may be sold, assigned, conveyed, gifted, pledged, hypothecated or otherwise transferred in any manner prior to the vesting or lapse of any and all restrictions applicable thereto, other than (a) by will or the laws of descent and distribution or (b) during the lifetime of the Participant, by gift or pursuant to a domestic relations order to members of the Participant’s Immediate Family to the extent and in the manner determined by the Committee and subject to the prior written consent of the Committee; provided, however, in no event may a Participant transfer an Incentive Stock Option other than by will or the laws of descent and distribution. Further, any Shares deferred under Section 6.10 hereof, Stock Units deferred under Section 9.1 hereof, or Incentive Bonuses deferred under Section 10.4 hereof shall not be sold, assigned, conveyed, gifted, pledged, hypothecated or otherwise transferred in any manner. Any Award transferred in accordance with this Plan, will be subject to all of the same terms and conditions as provided in the Plan or other document evidencing such Award. No transfer of any Award will be effective until the Committee consents to the transfer in writing.

ARTICLE XVIII

TERM OF THIS PLAN

Section 18.1  Term of This Plan.  No Awards shall be granted pursuant to the Plan after the tenth anniversary of the Effective Date, but any Award theretofore granted may extend beyond that date and the terms and conditions of this Plan shall continue to apply thereto.

ARTICLE XIX

TERMINATION OR AMENDMENT OF THIS PLAN

Section 19.1  Termination or Amendment.  The Board may amend, alter or discontinue the Plan and the Board or the Committee may to the extent permitted by the Plan amend any agreement or other document evidencing an Award made under this Plan but, except as provided pursuant to the anti-dilution adjustment provisions of Section 14.2 hereof, no such amendment shall, without the approval of the stockholders of the Company:

(a) increase the maximum number of Shares for which Awards may be granted under this Plan;

(b) reduce the price at which Options may be granted below the price provided for in Section 6.2 hereof;

(c) reduce the option price of outstanding Options;

(d) extend the term of this Plan;

(e) change the class of persons eligible to be Participants; or

(f) increase the individual maximum limits in Sections 5.2 and 10.3 hereof.

The Board may amend, alter or discontinue the Plan and the Board or the Committee may to the extent permitted by the Plan amend any agreement evidencing an Award made under this Plan, but no amendment or alteration shall be made which would impair the rights of any Participant, without such Participant’s consent, under any Award theretofore granted, provided that no such consent shall be required if the Committee determines in its sole discretion and prior to the date of any Change in Control that such amendment or alteration either (i) is required or advisable in order for the Company, the Plan or the Award to satisfy any law or regulation or to meet the requirements of any accounting standard, or (ii) is not reasonably likely to significantly diminish the benefits provided under such Award, or that any such diminishment has been adequately compensated.

ARTICLE XX

LEAVE OF ABSENCE

Section 20.1  Leave of Absence.  Unless the Committee shall determine otherwise, a leave of absence other than an Approved Leave of Absence shall be deemed a termination of employment for purposes of this Plan. An Approved Leave of Absence shall not be deemed a termination of employment for purposes of this Plan, but the period of such Approved Leave of Absence shall not be counted toward satisfaction of any Restriction Period or any holding period described in Section 6.4 hereof.

ARTICLE XXI

GENERAL PROVISIONS

Section 21.1  Employment At Will.  Neither the Plan nor the grant of any Award nor any action by the Company or any Subsidiary or Parent of the Company or the Committee shall be held or construed to confer upon any person any right to be continued in the employ of the Company or any Subsidiary or Parent of the Company. The Company and each Subsidiary and Parent expressly reserve the right to discharge, without liability but subject to his or her rights under this Plan, any Participant whenever in the sole discretion of the Company or any Subsidiary or Parent of the Company, as the case may be, its interest may so require.

Section 21.2  Governing Law.  This Plan and any agreements or other documents hereunder shall be interpreted and construed in accordance with the laws of the State of Delaware and applicable federal law. The Committee may provide that any dispute as to any Award shall be presented and determined in such forum as the Committee may specify, including through binding arbitration. Any reference in this Plan or in the agreement or other document evidencing any Award to a provision of law or to a rule or regulation shall be deemed to include any successor law, rule or regulation of similar effect or applicability.

Section 21.3  Resale or Transfer of Shares.  The Committee may impose such restrictions, conditions or limitations as it determines appropriate as to the timing and manner of any resales by the Participant or other subsequent transfers by the Participant of any Shares received in connection with an Award, including without limitation (a) restrictions under an insider trading policy, (b) restrictions designed to delay and/or coordinate the timing and manner of sales by the Participant and other participants and (c) restrictions as to the use of a specified brokerage firm for such resales or other transfers.

ARTICLE XXII

NON-EXCLUSIVITY OF PLAN

Section 22.1  Non-Exclusivity of Plan.  Neither the adoption of this Plan by the Board nor the submission of this Plan to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board or the Committee to adopt such other incentive arrangements as either may deem desirable, including without limitation, the granting of stock options, stock appreciation rights, restricted stock, stock units or incentive bonuses otherwise than under this Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

ARTICLE XXIII

COMPLIANCE WITH OTHER LAWS AND REGULATIONS

Section 23.1  Compliance with Other Laws and Regulations.  This Plan, the grant and exercise of Awards thereunder, and the obligation of the Company to sell, issue or deliver Shares under such Awards, shall be subject to all applicable federal, state and local laws, rules and regulations and to such approvals by any governmental or regulatory agency as may be required. The Company shall not be required to register in a Participant’s name or deliver any Shares prior to the completion of any registration or qualification of such Shares under any federal, state or local law or any ruling or regulation of any government body which the Committee shall determine to be necessary or advisable. This Plan is intended to constitute an unfunded arrangement for a select group of management and other key employees. No Option shall be exercisable unless a registration statement with respect to the Option is effective or the Company has determined that such registration is unnecessary. Unless the Awards and Shares covered by this Plan have been registered under the Securities Act of 1933, as amended, or the Company has determined that such registration is unnecessary, each person receiving an Award and/or Shares pursuant to any Award may be required by the Company to give a representation in writing that such person is acquiring such Shares for his or her own account for investment and not with a view to, or for sale in connection with, the distribution of any part thereof.

ARTICLE XXIV

LIABILITY OF THE COMPANY

Section 24.1  Liability of the Company.  The Company and any Affiliate which is in existence or hereafter comes into existence shall not be liable to a Participant or other persons as to: (a) the non-issuance or sale of Shares as to which the Company has been unable to obtain from any regulatory body having jurisdiction the authority deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder; and (b) any tax consequence expected, but not realized, by any Participant or other person due to the receipt, exercise or settlement of any Option or other Award granted hereunder.

ARTICLE XXV

EFFECTIVE DATE

Section 25.1  Effective Date.  The Plan shall become effective upon approval of the stockholders of the Company.

APPENDIX B
Adopted 3/18/03; Amended and Restated 12/8/06

CSK AUTO CORPORATION
AUDIT COMMITTEE
POLICY FOR PRE-APPROVAL OF AUDIT AND NON-AUDIT SERVICES

I. Overview.  Pursuant to Section III.A.1. of the CSK Auto Corporation (the “Company”) Audit Committee Charter (“Charter”) adopted by the Audit Committee (the “Committee”) on February 25, 2003, and proposed for approval by the Company’s Board of Directors April 15, 2003, and the rules implemented by the Securities and Exchange Commission pursuant to Section 202 of the Sarbanes-Oxley Act of 2002 (the “Act”), the Committee has established this Policy with respect to the pre-approval of audit services and any non-audit service not prohibited by applicable law or regulation (“permissible non-audit service”) rendered by the Company’s independent auditor.

II. Auditor Independence.  The Committee is responsible for assisting the Board of Directors in oversight of the independent auditor’s independence. As such, the Committee shall (i) consider whether the provision of permissible non-audit services is compatible with maintaining the auditor’s independence, (ii) ensure that the lead audit partner, concurring audit partner and other partners of the independent auditor’s engagement team (to the extent applicable) are rotated as required under the Act, and (iii) further consider, in order to assure continuing auditor independence, rotation of the independent auditing firm itself.

III. Audit Services.  The Committee has the sole authority to appoint the independent auditor of the Company. However, the Company shall continue its long-standing practice of recommending that the Board of Directors ask the Company’s stockholders, at their annual meeting, to ratify the Committee’s selection of the independent auditor. The Committee will approve the annual audit engagement terms and fees prior to the commencement of any audit work other than that necessary for the independent auditor to prepare the proposed audit approach, scope and fee estimate. The Committee’s approval of the annual audit engagement will be construed to approve broadly the provision of all audit, review and attest services (including the issuance of any comfort letters) during the course of such audit engagement.

IV. Permissible Non-Audit Services.

a. Routine Tax Compliance.  For each tax return prepared, reviewed, and/or signed by the Company’s auditor, an engagement letter confirming the scope and terms of the work to be performed shall be submitted to the Committee for pre-approval. In its discretion, the Committee may elect to engage the independent auditor for the provision of services relating to any and all tax returns to be filed on behalf of the Company in any fiscal year. In the event any material modification of an engagement letter is required, such modification must also be pre-approved.

b. Routine Tax Advice.

i. Prior to the end of each fiscal year, the Company’s Chief Financial Officer or Controller shall submit a request for pre-approval to the Committee for an amount of tax advising services to be performed by the Company’s auditor on an as-needed basis for the following fiscal year. Such request should be detailed as to the particular service anticipated, including estimated dollar amounts.

ii. At a subsequent meeting of the Committee, additional routine tax advising services may be submitted by the Chief Financial Officer or Controller for pre-approval by the Committee.

c. Non-routine tax-related Projects.

i. For any other “non-routine” tax-related project proposed to be performed by the Company’s auditor, an engagement letter confirming the scope and terms of the work to be performed shall be submitted by the Chief Financial Officer or Controller to the Committee for pre-approval. In the event any material modification of an engagement letter is required, such modification must also be pre-approved.

ii. A “non-routine” project is defined as any service not included in subsections IV.a. and IV.b. above.

d. Definition of Tax Services.  Tax services in general are defined as any service rendered by the Company’s independent auditor, including, but not limited to, the areas of income tax, sales and use tax, property tax, payroll

B-1

tax, tax ramifications relating to compensation and benefits, tax audit services, indirect tax, and economic consulting services (transfer pricing).

The Company’s independent auditor will not be permitted to perform services in connection with:

i. representing the Company before the tax court, district court, or federal court of claims, or

ii. consulting on a tax shelter transaction or other transaction that the auditor presents to the Company for which the sole business purpose may be tax avoidance and the tax treatment of which may not be supported in the Internal Revenue Code and related regulations.

e. Other Permissible Non-Audit Services.  For any other permissible non-audit service proposed to be performed by the Company’s independent auditor not specifically addressed above, an engagement letter confirming the scope and terms of the work to be performed shall be submitted to the Committee for pre-approval. In the event any modification of an engagement letter is required, such modification must also be pre-approved by the Committee.

V. Pre-Approval of Permissible Tax Services — Auditor Responsibilities.  In connection with seeking the Committee’s pre-approval of a permissible tax service, the Company’s independent auditor shall: 1) provide to the Committee (or the Committee’s authorized delegate) a description (i.e., nature, scope and fee structure) of the proposed tax services, in writing, 2) discuss with the Committee any potential effects of the performance of the services on the auditing firm’s independence, and 3) document the substance of the discussion with the Committee. Note that although the auditing firm should provide the authorized delegate (if and when the delegate is considering the services) with a description of the services (as set forth above), the auditing firm must also discuss the services with the Committee as a whole when the Committee is later updated as contemplated in VII below.

VI. De Minimis Exception.  Pursuant to the provisions of the Charter and the Securities and Exchange Commission rules, pre-approval for permissible non-audit services may be waived in certain circumstances provided that: (1) the aggregate amount of all such services provided constitutes no more than five percent (5%) of the total amount of revenues paid by the Company to the independent auditor in the fiscal year when services are provided; (2) such services were not recognized by the Company at the time of the engagement to be non-audit services; and (3) such services are promptly brought to the attention of the Committee and approved prior to completion of the audit either by the Committee or authorized delegate (discussed below).

VII. Authorized Delegate.  The Chairman of the Committee has delegated authority to grant pre-approvals required under this Policy for any individual service not exceeding estimated fees of $75,000. The decisions of the Chairman under this delegated authority shall be presented to the full Committee at its next scheduled meeting. The full Committee shall be required to pre-approve any proposed services wherein the estimated fees exceed $75,000.

VIII. Reporting.  On a quarterly basis, the Company’s Chief Financial Officer or the Controller shall report to the Committee all non-audit services performed during the previous quarter and all fees billed by the Company’s independent auditor for such non-audit services.

B-2

Please Mark Here for Address Change or Comments ☐
SEE REVERSE SIDE

1. Election of Directors — **FOR all** nominees listed below (except as marked to the contrary below) ☐ — **WITHHELD** FOR ALL ☐

01 Lawrence N. Mondry
02 James G. Bazlen
03 Morton Godlas
04 Terilyn A. Henderson
05 Charles K. Marquis
06 Charles J. Philippin
07 William A. Shutzer

Instructions: To withhold authority to vote for any individual nominee, print that nominee's name in the space provided below.

____

	FOR	AGAINST	ABSTAIN
2. Ratify appointment of independent auditor	☐	☐	☐
3. Approve amendment to 2004 Stock and Incentive Plan	☐	☐	☐

Even if you are planning to attend the Annual Meeting in person, you are urged to sign and mail this Proxy Card in the return envelope so that your stock may be represented at the meeting.

Signature ______________________ **Title(s)** ______________________ **Date** __________

Sign exactly as your name(s) appears on your stock certificates. If shares of stock stand on record in the names of two or more persons or in the name of husband and wife, whether as joint tenants or otherwise, both or all of such persons, as the case may be, should sign the above Proxy. If shares of stock are held of record by a corporation, the Proxy should be executed by an authorized officer. Executors or administrators or other fiduciaries who execute the above Proxy for a deceased stockholder should give their title. Please date the proxy card.

▲ FOLD AND DETACH HERE ▲

Internet and telephone voting are available through 11:59 PM Eastern Time the day prior to annual meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

INTERNET
http://www.proxyvoting.com/cao
Use the internet to vote your proxy. Have your proxy card in hand when you access the web site.

OR

Choose **MLink**℠ for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to **Investor ServiceDirect**® at www.melloninvestor.com/isd where step-by-step instructions will prompt you through enrollment.

You can view the Annual Report and Proxy Statement on the internet at www.cskauto.com

Ple ase Mark He re f o r Address Change or Comments SEE REVE RS E SIDE FO R all nominees lis ted WITHH ELD below e ( xcept as mark ed FOR ALL to t h e contrary below) FOR AGAIN ST ABSTA N I 1. Election of Directors 2. Ratify appointment of n i dependent auditor FOR AGAINST ABSTAIN 01Lawrence N. Mondry 05 Charles K. Marquis 3. Approve amendment o t 2004 Stock and I n centive 02 James G. Bazlen 06 Charles J. PhilippinPlan 03 Morton Godlas 07 William A. Shutzer04 Terilyn A. Henderson Even if you are planning o t attend h t e Annual Meeting n i person, you are urged Instructions: To withhold authority t o vote f o r any ndividual i nominee, o t sign and mail h t is Proxy Card n i the return envelope so h t at your stock may print h t at nominee’s name n i the space provided below. be e r presented at h t e meeting. Signature Titl e(s)DateSign exactly as your name(s) app ears on your stock certificates. If shares of stock stand on record in t h e names of w t o or more persons or in h t e name of husband and wife, whether as o j int e t nants or otherwise, both or al of such persons, as t h e case may be, should sig n the above Pr oxy. If shares of stock are held of record by a corporation, t h e Proxy should be execute d by an authorized of icer. Executors or administr ators or other fiducia ries who execute h t e above Proxy o f r a deceased stockholder should give t h eir t i tle. Please date t h e proxy card FOLD AND DETACH HERE WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING. BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK.Internet and tele phone voting are available t h rough 11:59 PM Eastern Time the day prior to annual meetin g day.Your In ternet or telephone vote auth orizes the named proxies to vote your shares in the same manner as if you marked, sig ned and returned your proxy card. N I TERNETTELEPHONE http://www.proxyvoting.com/cao 1-866-540-5760 Use t h e n i t e rnet t o vote your proxy. OR Use any touch-tone telephone to Have your proxy card in hand vote your proxy. Have your proxy when you access the web site . card n i hand when you call. f I you vote your proxy by Internet or by telephone, you do NOT need t o mail back your proxy card. To vote by mail , mark, sign and date your proxy card and return t i in h t e enclosed postage-paid envelope. Choose MLink SM for fast, easy and secure 24/7 onli ne access to your future proxy materi als , in vestment pla n state ments , a t x documents and more. Simply log on o t I n vestor ServiceDirect (R) at www.melloninvestor.com/isd where step-by-step instructions wi l prompt you t h rough enrollment. You can view the Annual Report and Proxy Statement on the in ternet at www.cskauto.com

PROXY CARD

The undersigned hereby appoints Randi V. Morrison and James R. Todd, and each of them, with full power of substitution to represent the undersigned and to vote all of the shares of stock in CSK Auto Corporation (the "Company") which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the Embassy Suites, Phoenix, Arizona on Thursday, November 8, 2007 at 9:00 a.m. Mountain Standard (Phoenix local) Time, and at any adjournment thereof (1) as hereinafter specified upon the proposals listed on the reverse side and as more particularly described in the Company's Proxy Statement, receipt of which is hereby acknowledged, and (2) in their discretion upon such other matters as may properly come before the meeting.

(Continued, and to be signed on the other side)

The shares represented hereby shall be voted as specified. If no specification is made, such shares shall be voted FOR proposals 1, 2 and 3.

Address Change/Comments (Mark the corresponding box on the reverse side)

▲ FOLD AND DETACH HERE ▲

YOUR VOTE IS IMPORTANT!

You can give your proxy in one of three ways:

OR

OR

3. **Vote your shares at www.proxyvoting.com/cao**

PROXY CARDPROXY SOLICITED BY THE BOARD OF DIRECTORS FORANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON THURSDAY, NOVEMBER 8, 2007 AT 9:00 A.M. MOUNTAIN STANDARD (PHOENIX LOCAL) TIMEEMBASSY SUITES 2630 E. CAMELBACK ROAD PHOENIX, ARIZONA 85016 The undersigned hereby appoints Randi V. Morrison and James R. Todd, and each of h t em, with u f ll power of substitu tio n o t represent t h e unders igned and t o vote all of the shares of stock n i CSK Auto Corporation (the “Company”) which the undersigned is entitled to vote at h t e Annual Meeting of Sto ckholders of t h e Company to be held at the Embassy Suit es, Phoenix, Arizona on Thursday, November 8, 2007 at 9:0 0 a.m . Mountain Standard (Phoenix local) Time, and at any adjo urnment h t ereof (1) as hereinafter specified upon h t e proposals li sted on h t e reverse side and as more particularly described n i the Company’s Proxy Sta tement, receipt of which s i hereby acknowledged, and (2) n i t h eir dis cretion upon such other matters as may properly come before h t e meeting. Continued, and to be signed on the other side) The shares represented hereby shal be voted as specified. f I no specif c i atio n is made, such shares shall be voted FOR proposals 1, 2 and 3. Address Change/Comments M ( ark the co r esponding box on the reve rse side) FOLD AND DETACH HEREYOUR VOTE IS IMPORTANT! You can giv e your proxy in one of three ways1. ark, sign and date your proxy card and return it promptly in the enclosed envelopeOR2. CALL TOLL FREE 1-866-540-5760 on a touch-tone telephone and fol ow the instructions. There is NO CHARGE to you for this call. OR3Vote your shares at www.proxyvotin g.com/cao If you plan to attend the Annual Meeting n i person, please remember to send your written request for an admission ticket to: CSK Auto Corporation645 East Missouri Avenue, Suite 400 Phoenix, AZ 85012 Attn: Randi V. Morrison, Secretary